    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 21, 1998

                                                  REGISTRATION NUMBER
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                         FIRST UNITED BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

             ARKANSAS                             6022                            71-0538646
   (State or other jurisdiction       (Primary Standard Industrial             (I.R.S. Employer
of incorporation or organization)         Classification Code)               Identification No.)

                          MAIN AND WASHINGTON STREETS
                           EL DORADO, ARKANSAS 71730
                                 (870) 863-3181

  (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                                 JOHN E. BURNS
                          MAIN AND WASHINGTON STREETS
                           EL DORADO, ARKANSAS 71730
                                 (870) 863-3181
 (Name, address, including ZIP Code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   Copies to:

             STAN D. SMITH                              AND                             LISA M. BUCHANAN
   MITCHELL, WILLIAMS, SELIG, GATES &                                         JONES, WALKER, WAECHTER, POITEVENT,
           WOODYARD, P.L.L.C.                                                      CARRERE & DENEGRE, L.L.P.
  320 WEST CAPITOL AVENUE, SUITE 1000                                          201 ST. CHARLES AVENUE, SUITE 5100
      LITTLE ROCK, ARKANSAS 72201                                              NEW ORLEANS, LOUISIANA 70170-5100

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At the Effective Time of the Merger, as defined in the Agreement and Plan of Reorganization dated December 9, 1997 by and between Registrant and First Republic Bancshares, Inc., attached as Annex I to the Joint Prospectus/Proxy Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
---------------------

     If this form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Acct registration number of the earlier effective registration statement for the same offering. [ ]
---------------------
                        CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                          PROPOSED               PROPOSED
      TITLE OF EACH CLASS OF            AMOUNT TO BE         MAXIMUM OFFERING      AGGREGATE OFFERING         AMOUNT OF
   SECURITIES TO BE REGISTERED           REGISTERED           PRICE PER UNIT             PRICE             REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
Common Stock......................       800,000(1)                N/A               $8,971,000(2)           $2,647.00(2)
==============================================================================================================================

(1) Represents the maximum number of shares of common stock, par value $1.00 per share, of First United Bancshares, Inc. ("First United"), expected to be issued in exchange for the shares of common stock, par value $10.00 per share, of First Republic Bancshares, Inc. ("Republic"), upon consummation of the merger of Republic with and into First United.

(2) Estimated solely for purposes of calculated the registration fee. The registration fee has been computed pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended, based on the book value ($8,971,000) of 38,536 shares of Republic common stock outstanding on December 31, 1997.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                         FIRST UNITED BANCSHARES, INC.

      CROSS REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS OF INFORMATION
                   REQUIRED BY ITEM 501(b) OF REGULATION S-K

                      A. INFORMATION ABOUT THE TRANSACTION

       REGISTRATION STATEMENT ITEM AND HEADING    LOCATION IN PROSPECTUS AND PROXY STATEMENT
     -------------------------------------------  -------------------------------------------
 1.  Forepart of Registration Statement and
       Outside Front Cover Page of Prospectus...  Facing Page of Registration Statement;
                                                  Cross Reference Sheet, Cover Page of Proxy
                                                    Statement
 2.  Inside Front and Outside Back Cover Pages
       of Prospectus............................  Available Information; Incorporation of
                                                  Certain Documents by Reference; Table of
                                                    Contents
 3.  Risk Factors, Ratio of Earnings to Fixed
       Charges and Other Information............  Summary; Financial Information
 4.  Terms of the Transaction...................  The Republic Merger
 5.  Pro Forma Financial Information............  Summary -- Selected Financial Data;
                                                  Financial Information
 6.  Material Contacts with the Company Being
       Acquired.................................  The Republic Merger -- Background of the
                                                    Republic Merger
 7.  Additional Information Required for
       Reoffering by Persons and Parties Deemed
       to be Underwriters.......................  Not Applicable
 8.  Interests of Named Experts and Counsel.....  Legal Matters and Experts
 9.  Disclosure of Commission Position on
       Indemnification for Securities Act
       Liabilities..............................  Not Applicable

                                                          B. INFORMATION ABOUT THE REGISTRANT
10.  Information with Respect to S-3
       Registrants..............................  First United Bancshares, Inc.
11.  Incorporation of Certain Information by
       Reference................................  Incorporation of Certain Documents by
                                                    Reference
12.  Information with Respect to S-2 or S-3
       Registrants..............................  Not Applicable
13.  Incorporation of Certain Information by
       Reference................................  Not Applicable
14.  Information with Respect to Registrants
       Other than S-3 or S-2 Registrants........  Not Applicable

                                              C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED
15.  Information with Respect to S-3
       Companies................................  Not Applicable
16.  Information with Respect to S-2 or S-3
       Companies................................  Not Applicable

       REGISTRATION STATEMENT ITEM AND HEADING    LOCATION IN PROSPECTUS AND PROXY STATEMENT
     -------------------------------------------  -------------------------------------------
17.  Information with Respect to Companies Other
       than S-3 or S-2 Companies
     (1) Description of Business................  First Republic Bancshares,
                                                  Inc. -- Description of Business
     (2) Market Price of and Dividends on the
          Registrant's Common Equity............  Summary -- Comparative Per Share Data;
                                                  First Republic Bancshares, Inc. -- Market
                                                    Prices and Dividends of Republic Stock
     (3) Selected Financial Data................  Summary -- Selected Financial Data
     (4) Supplementary Financial Information....  Not Applicable
     (5) Management's Discussion and Analysis of
          Financial Condition and Results of
          Operations............................  First Republic Bancshares,
                                                  Inc. -- Management Discussion and Analysis
     (6) Changes In and Disagreements with
          Accountants on Accounting and
          Financial Disclosure..................  Not Applicable
     (7) Financial Statements...................  Financial Information
     (8) Quarterly Financial Information........  Financial Information
     (9) Financial Statement Schedules..........  Not Applicable

                                                         D. VOTING AND MANAGEMENT INFORMATION
18.  Information if Proxies, Consents or
       Authorizations Are to be Solicited
     (1) Date, Time and Place of Information....  Cover Page of Proxy
     (2) Revocability of Proxy..................  The Republic Special Meeting -- Voting;
                                                    Solicitation of Proxies; The First United
                                                    Meeting -- Voting; Solicitation of
                                                    Proxies
     (3) Dissenters' Rights of Appraisal........  The Republic Merger -- Right of Dissent
                                                  under the LBCL; Right of Dissent under the
                                                    Arkansas Business Corporation Act of 1987
     (4) Persons Making the Solicitation........  The Republic Special Meeting -- Voting;
                                                    Solicitation of Proxies; The First United
                                                    Meeting -- Voting; Solicitation of
                                                    Proxies
     (5) Interest of Affiliates of the
          Registrant in the Proposed
          Transaction; Voting Securities and
          Principal Holders.....................  First Republic Bancshares, Inc. -- Security
                                                    Ownership Principal Stockholders of
                                                    Republic; The Republic
                                                    Merger -- Background of the Merger
     (6) Vote Required for Approval.............  The Republic Special Meeting -- Quorum Vote
                                                    Required; The First United Special
                                                    Meeting -- Vote Required

       REGISTRATION STATEMENT ITEM AND HEADING    LOCATION IN PROSPECTUS AND PROXY STATEMENT
     -------------------------------------------  -------------------------------------------
     (7) (i) Directors and Executive Officers...  Incorporation of Certain Documents by
                                                    Reference
          (ii) Executive Compensation...........  Incorporation of Certain Documents by
                                                    Reference
          (iii) Certain Relationships and
               Related Transactions.............  Incorporation of Certain Documents by
                                                    Reference
19.  Information if Proxies, Consents or
       Authorizations Are Not to be Solicited or
       in an Exchange Offer.....................  Not Applicable

                         FIRST UNITED BANCSHARES, INC.

To the Stockholders of
First United Bancshares, Inc.

     Enclosed is a Notice of Special Meeting of Stockholders of First United Bancshares, Inc. ("First United") which will be held at the main office of First National Bank of El Dorado at Main and Washington Streets, El Dorado, Arkansas
on             , 1998 at 2:00 P.M.

     At a Special Meeting, Stockholders of First United will consider and vote upon a proposal to approve an Agreement and Plan of Reorganization (the "Republic Agreement") dated as of December 9, 1997, pursuant to which First Republic Bancshares, Inc. ("Republic") will be merged ("Republic Merger") with and into First United. The Republic Agreement between First United and Republic provides that the stockholders of Republic common stock will receive total consideration consisting of eight hundred thousand (800,000) shares of fully paid and nonassessable shares of Common Stock, $1.00 par value of First United. Each issued and outstanding share of Republic common stock, other than shares of Republic common stock held by dissenting stockholders (including (i) 38,536 issued shares of Republic common stock currently outstanding, (ii) shares of Republic common stock issued to persons entitled to receive performance shares at the time of Closing (1,246 shares), and (iii) shares of Republic common stock issuable to holders of all outstanding subordinated debentures of Republic ("Republic Debentures") who are entitled to receive Republic common stock pursuant to conversion rights at the conversion ratio stated in the Republic Debentures (9,449.1165 shares)) will be converted into the right to receive
16.2499 shares of First United Common Stock. Fractional shares of First United Common Stock will not be issued. Any Republic stockholder entitled to receive a fractional share shall receive a cash payment in lieu thereof equal to the value of the fractional share based on the average sales price per share of First United Common Stock common stock for all trades occurring during the period of ten (10) trading days on which one or more trades actually takes place and which ends immediately prior to the second trading day preceding the closing date.

     Republic is a bank holding company which is primarily engaged in the business of banking through its wholly-owned bank subsidiaries, with bank offices in Richland, Ouachita and Lincoln Parishes, Louisiana, which provide a full range of banking services to its customers.

     The Board of Directors believes that the proposed merger upon the terms and conditions set forth in the accompanying Joint Proxy Statement is in the best interests of our stockholders and therefore recommends that you vote in favor of the merger. Additional information regarding the proposed merger, Republic and the rights of dissenting stockholders is set forth in the enclosed Joint Proxy Statement and I urge you to read this material carefully.

     You are cordially invited to attend the meeting in person. Whether or not you plan to attend the Special Meeting, please sign, date and return as soon as possible the enclosed proxy in the enclosed self-addressed and stamped envelope. If you attend the meeting, you may vote in person if you wish, even though you previously returned your proxy.

                                            Very truly yours,

                                            James V. Kelley
                                            Chairman of the Board

                         FIRST UNITED BANCSHARES, INC.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                            , 1998

     NOTICE is hereby given that a Special Meeting of Stockholders of First United Bancshares, Inc. ("First United") has been called by the Board of Directors and will be held at the main office of First National Bank of El
Dorado at Main and Washington Streets, El Dorado, Arkansas on             , 1998
at 2:00 p.m. for the following purposes:

          1. To consider and vote upon an Agreement and Plan of Reorganization dated as of December 9, 1997, and Plan of Merger, which provides (a) for the merger of First Republic Bancshares, Inc. ("Republic") with and into First United ("Republic Merger"), (b) that the separate existence of Republic will cease, and (c) that First Republic Bank, the wholly-owned subsidiary of Republic, will become a wholly-owned subsidiary of First United upon the consummation of the Republic Merger.

          2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     All stockholders of record at the close of business on             , 1998
are entitled to vote at the meeting. Proposal 1 above requires the affirmative vote of two-thirds of shares entitled to vote for approval.

     Whether or not you plan to attend, please sign the enclosed Proxy and return it at once in the stamped return envelope in order to insure that your shares will be represented at the meeting. If you attend in person, the proxy can be disregarded, if you wish, and you may vote your own shares.

                                            By Order of the Board of Directors

                                                                     , Secretary

Dated:             , 1998

                        FIRST REPUBLIC BANCSHARES, INC.

To the Stockholders of
First Republic Bancshares, Inc.

     Enclosed is a Notice of Special Meeting of Stockholders of First Republic Bancshares, Inc. ("Republic") which will be held at 107 Glenda Street, Rayville,
Louisiana 71269 on             , 1998 at        .M.

     At the Special Meeting, Stockholders of Republic will consider and vote upon a proposal to approve an Agreement and Plan of Reorganization (the "Republic Agreement"), dated as of December 9, 1997, pursuant to which Republic will merge (the "Republic Merger") with and into First United Bancshares, Inc. ("First United"). The Republic Agreement between First United and Republic provides that the stockholders of Republic will receive total consideration consisting of eight hundred thousand (800,000) shares of fully paid and nonassessable shares of Common Stock, $1.00 par value of First United. Each issued and outstanding share of Republic common stock, other than shares of Republic common stock held by dissenting stockholders (including shares of Republic common stock expected to be issued to persons entitled to receive performance shares at the time of Closing, and shares of Republic common stock issuable to holders of all outstanding subordinated debentures of Republic ("Republic Debentures") who are entitled to receive Republic common stock pursuant to conversion rights at the conversion ratio stated in the Republic Debentures) will be converted into the right to receive 16.2499 shares of First United Common Stock. Fractional shares of First United Common will not be issued. Any Republic stockholder entitled to receive a fractional share shall receive a cash payment in lieu thereof equal to the value of the fractional share based on the average sales price per share of First United Common Stock for all trades occurring during the period of ten (10) trading days on which one or more trades actually takes place and which ends immediately prior to the second trading day preceding the closing date.

     First United is a bank holding company that is engaged in the business of banking through its ten (10) wholly-owned bank subsidiaries and its trust company subsidiary, with bank offices in Union, Sebastian, Columbia, Ouachita, Izard, Arkansas, Prairie, Monroe, Lonoke and Crawford Counties in Arkansas, Caddo Parish in Louisiana, and in Bowie and Nacogdoches Counties in Texas, that provide a full range of banking services to its customers.

     The affirmative vote of at least two-thirds of the shares of common stock of Republic present in person or by proxy at the Special Meeting is required to approve the Republic Agreement.

     The Board of Directors believes that the proposed Republic Merger upon the terms and conditions set forth in the accompanying Joint Proxy Statement is in the best interests of our stockholders and therefore recommends that you vote in favor of the Republic Merger. Additional information regarding the proposed Republic Merger, First United and the rights of dissenting stockholders is set forth in the enclosed Joint Proxy Statement and I urge you to read this material carefully.

     You are cordially invited to attend the meeting in person. Whether or not you plan to attend the Special Meeting, please sign, date and return as soon as possible the enclosed proxy in the enclosed self-addressed and stamped envelope. If you attend the meeting, you may vote in person if you wish, even though you previously returned your proxy.

                                            Very truly yours,

                                            George W. Bolton, Jr.
                                            Chairman

                        FIRST REPUBLIC BANCSHARES, INC.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                              , 1998

To the Stockholders of
First Republic Bancshares, Inc.

     NOTICE is hereby given that a Special Meeting of Stockholders of First Republic Bancshares, Inc. has been called by the Board of Directors and will be
held at 107 Glenda Street, Rayville, Louisiana 71269 on             , 1998 at
       .m. for the following purposes:

          1. To consider and vote upon an Agreement and Plan of Reorganization dated as of December 9, 1997, and Plan of Merger (the "Republic Agreement"), pursuant to which (a) First Republic Bancshares, Inc. ("Republic") will merge ("Republic Merger") with and into First United Bancshares, Inc. of El Dorado, Arkansas ("First United") and the separate existence of Republic will cease, (b) First Republic Bank, the wholly-owned subsidiary of Republic, will become a wholly-owned subsidiary of First United, and (c) upon consummation of the Republic Merger, each outstanding share of Republic common stock (including shares issuable to persons entitled to receive performance shares and holders of Republic Debentures) will be converted into the right to receive 16.2499 shares of First United Common Stock.

          2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     All stockholders of record at the close of business on             , 1998
are entitled to vote at the meeting. The affirmative vote of at least two-thirds of the outstanding shares of Common Stock of Republic present in person or by proxy at the Special Meeting is required to approve the Republic Agreement.

     DISSENTING STOCKHOLDERS WHO COMPLY WITH THE PROCEDURAL REQUIREMENTS OF THE LOUISIANA BUSINESS CORPORATION LAW WILL BE ENTITLED TO RECEIVE PAYMENT OF THE FAIR CASH VALUE OF THEIR SHARES IF THE REPUBLIC MERGER IS EFFECTED UPON APPROVAL BY LESS THAN 80% OF THE TOTAL VOTING POWER OF REPUBLIC.

     Whether or not you plan to attend, please sign the enclosed Proxy and return it at once in the stamped return envelope in order to insure that your shares will be represented at the meeting. If you attend in person, the proxy can be disregarded, if you wish, and you may vote your own shares.

                                            By Order of the Board of Directors

                                            Henry A. Logue
                                            Secretary

Dated:             , 1998

                         FIRST UNITED BANCSHARES, INC.
                                      AND
                        FIRST REPUBLIC BANCSHARES, INC.
                             JOINT PROXY STATEMENT
                             ---------------------

                         FIRST UNITED BANCSHARES, INC.
                                   PROSPECTUS

                         800,000 SHARES OF COMMON STOCK
                                PAR VALUE $1.00

     This Joint Proxy Statement and Prospectus ("Proxy Statement") is being furnished to the stockholders of First Republic Bancshares, Inc. ("Republic") and the stockholders of First United Bancshares, Inc. ("First United" or the "Company") in connection with the solicitation of proxies by the Boards of Directors of Republic and First United, respectively, for use at a special
meeting of stockholders of Republic to be held on                  , 1998,
including any adjournments or postponements of the meeting, and for use at a
special meeting of shareholders of First United to be held on                  ,
1998, including any adjournments or postponements of the meeting. At the Republic and First United meetings, or any adjournments or postponements thereof, the stockholders of Republic and First United will be asked to consider and vote upon a proposal to authorize and approve the transactions contemplated by the Agreement and Plan of Reorganization between First United and Republic dated December 9, 1997 (the "Republic Agreement"). Pursuant to the Republic Agreement and the Plan of Merger ("Republic Plan of Merger") which is attached as Exhibit A to the Republic Agreement, Republic would merge ("Republic Merger") with and into First United, in exchange for the issuance to the stockholders of Republic of an aggregate of 800,000 shares of First United common stock, par value $1.00 ("First United Common Stock"), in an exchange ratio of 16.2499 shares of First United Common Stock for each share of Republic common stock expected to be outstanding on the effective date of the Republic Merger (including shares issuable to persons entitled to receive performance shares and holders of Republic Debentures).

     First United has filed a Registration Statement on Form S-4 with the U.S. Securities and Exchange Commission ("Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act") covering the 800,000 shares of First United Common Stock that may be issued to stockholders of Republic in exchange for their stock in Republic upon consummation of the Republic Merger . Consequently, this Proxy Statement also serves as a Prospectus of First United under the Securities Act for the issuance of shares of First United Common Stock to stockholders of Republic.

     This Proxy Statement and the accompanying forms of proxy are first being mailed to stockholders of Republic and stockholders of First United on or about
               , 1998. On                  , 1998, the closing price on the
National Association of Securities Dealers Automatic Quotation System of a share
of First United Common Stock was $          .

       THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS PROXY STATEMENT.
      STOCKHOLDERS ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS
                        PROXY STATEMENT IN ITS ENTIRETY.
                             ---------------------
 THE SECURITIES TO BE ISSUED IN THE PROPOSED TRANSACTION HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
     COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY
      STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------

          THE DATE OF THIS PROXY STATEMENT IS                  , 1998.

     NO PERSON IS AUTHORIZED BY FIRST UNITED OR REPUBLIC TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, IN CONNECTION WITH THE SOLICITATION AND THE OFFERING MADE BY THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH SOLICITATION OR OFFERING MAY NOT LAWFULLY BE MADE.

     NEITHER THE DELIVERY OF THIS PROXY STATEMENT NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF FIRST UNITED OR REPUBLIC SINCE THE DATE HEREOF.

                             AVAILABLE INFORMATION

     First United is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, in accordance therewith, files proxy statements, reports and other information with the Commission. This filed material can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices in Chicago (500 West Madison, Citicorp Center, 14th Floor, Chicago, Illinois 60661-2511) and in New York (7 World Trade Center, Suite 1300, New York, New York 10048) and copies of such material can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers who file electronically with the Commission. The address of that site is http://www.sec.gov. First United's Common Stock is traded on the National Association of Securities Dealers Automated Quotation National Market System and the Company's Exchange Act reports and other information can be inspected and copied at the National Association of Securities Dealers, 1735 "K" Street, N.W., Washington, D.C. 20006.

     First United has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act with respect to a maximum 800,000 shares of First United Common Stock to be issued upon consummation of the transactions contemplated by the Republic Agreement. This Proxy Statement does not contain all the information set forth in the Registration Statement and the exhibits thereto, certain portions of which have been omitted as permitted by rules and regulations of the Commission. Copies of the Registration Statement are available from the Commission, upon payment of prescribed rates. For further information, reference is made to the Registration Statement and the exhibits filed therewith. Statements contained in this Proxy Statement or any document incorporated by reference in this Proxy Statement relating to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM MR. JOHN E. BURNS, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, FIRST UNITED BANCSHARES, INC., MAIN AND WASHINGTON STREETS, EL DORADO, ARKANSAS 71730, (870) 863-3181. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST, ALTHOUGH NOT REQUIRED, SHOULD BE MADE, BY CERTIFIED MAIL, ON OR BEFORE
               , 1998.

     The following documents of First United, which have been filed with the Commission under the Exchange Act, are incorporated by reference into this Proxy
Statement:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Commission on March 31, 1997.

          2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, 1997, and September 30, 1997.

          3. The Company's Current Reports on Form 8-K, filed with the Commission on September 16, 1997, October 3, 1997 and October 7, 1997.

          4. The description of the Company's Common Stock contained in the Company's Registration Statement filed with the Commission and any amendment or report filed for the purpose of updating such description.

     Each document filed subsequent to the date of this Proxy Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the holding of the Special Meeting of the Stockholders of Republic, shall be deemed to be incorporated by reference in this Proxy Statement and shall be part hereof from the date of filing of such document. Any statement contained in a document incorporated or deemed to be incorporated in this Proxy Statement shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such document.

     All information contained in this Proxy Statement relating to First United has been supplied by First United and all information relating to Republic has been supplied by Republic.

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
SUMMARY
  First United..............................................        1
  Republic..................................................        1
  The Republic Merger.......................................        2
  The First United Special Meeting..........................        2
  The Republic Special Meeting..............................        2
  Background and Reasons for the Republic Merger............        2
  Interest of Certain Persons in the Republic Merger........        3
  Fairness Opinion..........................................        3
  Board Recommendations.....................................        3
  Dissenters' Rights........................................        3
  Regulatory Approvals and Other Conditions to the Republic
     Merger.................................................        3
  Material Differences Between Rights of Republic and First
     United Security Holders................................        3
  Certain Federal Income Tax Consequences...................        4
  Accounting Treatment......................................        4
  Market Prices and Dividends...............................        4
  Comparative Per Share Data................................        5
  Proformas of Combined Company.............................        6
  Selected Financial Data...................................        6
THE REPUBLIC SPECIAL MEETING
  Date, Time and Place......................................        8
  Purpose of Meeting........................................        8
  Shares Outstanding and Entitled to Vote; Record Date......        8
  Vote Required.............................................        8
  Voting; Solicitation of Proxies...........................        8
THE FIRST UNITED SPECIAL MEETING
  Date, Time and Place......................................       10
  Purpose of Meeting........................................       10
  Shares Outstanding and Entitled to Vote; Record Date......       10
  Quorum; Vote Required.....................................       10
  Voting; Solicitation of Proxies...........................       10
THE REPUBLIC MERGER
  General; Exchange Ratio...................................       11
  Background of the Republic Merger.........................       11
  Reasons for the Republic Merger...........................       12
  Board Requirements........................................       12
  Interest of Certain Persons in the Republic Merger........       12
  Opinion of Republic's Financial Advisors..................       12
  Regulatory Approvals and Other Conditions to the Republic
     Merger.................................................       16
  Amendment, Waiver and Termination.........................       16
  Effective Date............................................       16
  Conduct of Business Prior to Effective Date...............       16
  Interests of Certain Persons in the Republic Merger.......       17
  Exchange of Republic Stock Certificates...................       18
  Resale of First United Common Stock: Restrictions on
     Transfer...............................................       19
  Employee Benefits after the Republic Merger...............       19
  Expenses of the Republic Merger...........................       19
  Federal Income Tax Consequences...........................       20
  Accounting Treatment......................................       21

                                                               PAGE
                                                               ----
  Right of Dissent Under the 1987 Act.......................       21
  Right of Dissent Under the LBCL...........................       22
  Comparison Rights of Holders of Republic Common Stock and
     First United Common
     Stock..................................................       23
FINANCIAL INFORMATION
  Pro Forma Combining Balance Sheet.........................       26
  Pro Forma Combining Statements of Income..................       27
  Notes to Pro Forma Combining Financial Statements.........       28
FIRST UNITED BANCSHARES, INC.
  General...................................................       33
  Pending Acquisition.......................................       33
  Regulation................................................       33
  Offices...................................................       35
  Employees.................................................       35
  Description of First United Common Stock..................       35
FIRST REPUBLIC BANCSHARES, INC.
  Description of Business...................................       36
  Competition...............................................       36
  Litigation................................................       36
  Offices...................................................       36
  Employees.................................................       36
  Management Discussion and Analysis........................       36
  Security Ownership of Principal Stockholders of
     Republic...............................................       47
  Directors and Executive Officers..........................       47
  Market Price and Dividends of Republic Stock..............       48
LEGAL MATTERS AND EXPERTS
  Legal Opinions............................................       49
  Experts...................................................       49
  General...................................................       49
INDEX TO REPUBLIC FINANCIAL STATEMENTS......................      F-1
ANNEXES
 I   -- Republic Agreement and Plan of Reorganization, including
        Plan of Merger attached as Exhibit A thereto.............    A-I-1
II   -- Arkansas Business Corporation Act of 1987 sec.4-27-1301
        et. seq..................................................   A-II-1
III  -- Louisiana Business Corporation Law Section 131 -- Rights
        of Dissenting Stockholders...............................  A-III-1
IV   -- Fairness Opinion of Republic's Financial Advisor.........  A-III-1

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Proxy Statement, in the attached Annexes and in the documents incorporated by reference. Stockholders are urged to read carefully this Proxy Statement and the attached Annexes in their entirety.

FIRST UNITED

     First United Bancshares, Inc. ("First United") is a multi-bank holding company located in El Dorado, Arkansas with ten (10) wholly-owned subsidiary banks and a trust company operating in over thirty communities throughout the States of Arkansas, Louisiana and Texas. First United's subsidiaries consist of First National Bank of El Dorado, El Dorado, Arkansas; First National Bank of Magnolia, Magnolia, Arkansas; City National Bank of Fort Smith, Fort Smith, Arkansas; Merchants and Planters Bank, N.A., Camden, Arkansas; Commercial Bank at Alma, Alma, Arkansas; The Bank of North Arkansas, Melbourne, Arkansas; First United Bank, Stuttgart, Arkansas; City Bank & Trust of Shreveport, Shreveport, Louisiana; FirstBank, Texarkana, Texas; Fredonia State Bank, Nacogdoches, Texas, and First United Trust Company, N.A., El Dorado, Arkansas (collectively called the "Subsidiary Banks"). First United had consolidated assets of $1,842,287,000 and stockholders' equity of $184,950,000 as of September 30, 1997.

     Effective September 3, 1997, First United acquired by merger Fredonia Bancshares, Inc. ("Fredonia") and in connection therewith issued 1,605,683 shares of common stock for all of Fredonia's outstanding common stock (the "Fredonia Merger"). The Fredonia Merger was accounted for as a pooling-of-interests. First United's financial statements for periods prior to the Fredonia Merger have been restated to include the results of Fredonia for all periods presented.

     On December 31, 1997, First United acquired by merger City Bank & Trust of Shreveport ("City Bank") and in connection therewith issued 424,880 shares of common stock for all of City Bank's common stock (the "City Bank Merger").

     On May 20, 1996, the Board of Directors of First United declared a 3-for-2 stock split effected in the form of a 50% stock dividend. The dividend was distributed on June 28, 1996 to holders of record as of June 7, 1996. Unless otherwise indicated, all per share data, numbers of common shares and capital accounts contained herein have been restated to reflect this stock split.

     First United's Common Stock is traded on the National Association of Securities Dealers Automated Quotation National Market System Over-the-Counter Market (NASDAQ-NMS) under the symbol "UNTD". First United's principal executive offices are located at Main and Washington Streets, El Dorado, Arkansas, 71730, and its telephone number is (870) 863-3181.

REPUBLIC

     Republic is a Louisiana bank holding company which owns 100% of First Republic Bank, Rayville, Louisiana ("Republic Bank"). Republic Bank owns 91.12% and 90.0%, respectively, of the outstanding capital stock of First Republic Agricultural Credit Corporation ("FRAC") and Eagle Premium Assistance Corporation ("EPAC"). Republic Bank, FRAC and EPAC are hereinafter called collectively the "Republic Subsidiaries" or individually a "Republic Subsidiary". Republic Bank, FRAC and EPAC are Republic's only subsidiaries. Republic had consolidated assets of approximately $148.9 million and stockholders' equity of approximately $10.53 million as of September 30, 1997. Republic was chartered in 1952 and has six (6) banking offices in Monroe, Rayville, Ruston, and West Monroe, Louisiana.

     There is no public market for shares of Republic's outstanding common stock. Republic's principal executive offices are located at 107 Glenda Street, Rayville, Louisiana 71269. Its telephone number is (318) 728-4424.

THE REPUBLIC MERGER

     On December 9, 1997, First United and Republic entered into a definitive agreement pursuant to which Republic will merge with and into First United, and all of the outstanding Republic common stock will be converted into an aggregate of 800,000 shares of First United Common Stock resulting in an exchange ratio of
16.2499 shares of First United Common Stock for each one share of Republic common stock outstanding as of the effective date of the Republic Merger (including shares issuable to persons entitled to receive performance shares and holders of Republic Debentures). The Republic Merger will be accounted for as a pooling-of-interests. See "The Republic Merger -- General; Exchange Ratio."

THE FIRST UNITED SPECIAL MEETING

     The proposal to approve the Republic Merger by the stockholders of First United will be considered at a Special Meeting to be held at the First National
Bank Building, El Dorado, Arkansas, on             , 1998 at 2:00 p.m. Central
Time. The affirmative vote of the holders of two-thirds of the outstanding shares of First United Common Stock is required for approval of the Republic Merger. See "The First United Special Meeting."

     The First United Board has fixed the close of business on             ,
1998 as the record date for determining shareholders entitled to notice of and to vote and the First United Special Meeting. Only those holders of shares of First United Common Stock on the record date will be entitled to notice and to vote at the First United Special Meeting. Each share of First United Common Stock will be entitled to one vote. Shareholders of record who execute proxies retain the right to revoke them at any time prior to being voted at the First United Special Meeting. See "The First United Special Meeting."

THE REPUBLIC SPECIAL MEETING

     The proposal to approve the Republic Merger by the stockholders of Republic will be considered at a Special Meeting to be held at 107 Glenda Street,
Rayville, Louisiana 71269 on             , 1998, at  .m. Central Time. The
affirmative vote of two-thirds of the shares of Republic common stock present in person or by proxy at the Special Meeting is required for the approval of the Republic Merger. See "The Republic Special Meeting."

     The Republic Board has fixed the close of business on             , 1998 as
the record date for determining shareholders entitled to notice of and to vote and the Republic Special Meeting. Only those holders of shares of Republic common stock on the record date will be entitled to notice and to vote at the Republic Special Meeting. Each share of Republic common stock will be entitled to one vote. Shareholders of record who execute proxies retain the right to revoke them at any time prior to being voted at the Republic Special Meeting. See "The Republic Special Meeting."

BACKGROUND AND REASONS FOR THE REPUBLIC MERGER

     In August 1996 Republic's Board was presented with a strategic plan providing for First Republic Bank's growth and in May of 1997 approved the hiring of Brown, Burke, Capital Partners, Inc. to assist First Republic Bank with the process. The Republic Board ultimately determined that a merger bid submitted by First United was in the best interest of Republic shareholders and in October 1997, Republic and First United entered into a non-binding letter of intent which ultimately resulted in Republic and First United signing the Republic Agreement.

     Management of First United believes that by expanding its markets, it will increase the range and competitiveness of its banking services to persons residing in the Louisiana market areas currently serviced by Republic while increasing the earning power of First United.

     In reaching its decision to approve the Republic Agreement, Republic's Board consulted with its financial advisors and counsel, as well as with Republic's management, and considered a number of factors, including, among other things; First United's wide range of banking products and services and its dividend payment history; First United was the most attractive choice as a long term affiliation partner of Republic; and the expectation that the Republic Merger will generally be a tax-free transaction to Republic and its stockholders. See "The Republic Merger -- Background of the Republic Merger" and "-- Reasons for the Republic Merger."

INTERESTS OF CERTAIN PERSONS IN THE REPUBLIC MERGER

     Certain members of Republic's management and Board of Directors have interests in the Republic Merger in addition to their interests as stockholders of Republic generally. Those interests relate to, among other things, the Republic Debentures, Republic Director's Plan, Republic Performance Share Plan, and Employment Agreement of Henry L. Logue. See "The Republic
Merger -- Interests of Certain Persons in the Republic Merger."

FAIRNESS OPINION

     The Board of Directors of Republic has received the opinion of Brown, Burke, Capital Partners, Inc. stating in such financial advisor's opinion that the consideration to be paid in the Republic Merger is fair to the Republic Stockholders from a financial point of view. A copy of the opinion, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex IV to this Proxy Statement. See "The Republic Merger -- Opinion of Financial Advisor."

BOARD RECOMMENDATIONS

     THE BOARDS OF DIRECTORS OF FIRST UNITED AND REPUBLIC RECOMMEND THAT FIRST UNITED AND REPUBLIC STOCKHOLDERS VOTE IN FAVOR OF THE APPROVAL OF THE REPUBLIC AGREEMENT.

DISSENTERS' RIGHTS

     Holders of First United Common Stock are entitled to dissenters' rights with respect to the Republic Merger and may exercise their right of dissent under the Arkansas Business Corporation Act of 1987. See "The Republic
Merger -- Right of Dissent under the 1987 Act." Under certain conditions and by complying with the specific procedures required by Louisiana law, holders of Republic common stock may exercise their right to dissent under the Louisiana Business Corporation Law, in which case they may be entitled to receive in cash the fair value of their shares. See "The Republic Merger -- Right of Dissent under the LBCL."

REGULATORY APPROVALS AND OTHER CONDITIONS TO THE REPUBLIC MERGER

     The Republic Merger is subject to prior approval by the appropriate banking regulatory authorities. An application has been filed for approval of the Republic Merger with the Board of Governors of the Federal Reserve System ("Board"). In conjunction with the Board application, the Republic Merger is also subject to review by the Department of Justice as to its competitive effect. Additionally, an application has been filed with the Louisiana Office of Financial Institutions for approval of the Republic Merger. The obligations of First United and Republic to effect the Republic Merger are also subject to a number of other conditions including, among other things, the receipt of First United stockholder and Republic stockholder approvals and receipt of an opinion with respect to the tax effects of the Republic Merger. See "The Republic
Merger -- Regulatory Approvals and Other Conditions to the Republic Merger."

MATERIAL DIFFERENCES BETWEEN RIGHTS OF REPUBLIC AND FIRST UNITED SECURITY
HOLDERS

     Upon consummation of the Republic Merger, holders of Republic common stock, whose rights are presently governed by Louisiana law and Republic's Articles of Incorporation and Bylaws, will become stockholders of First United, an Arkansas corporation. Accordingly, their rights will be governed by Arkansas law and by the Articles of Incorporation and Bylaws of First United. Certain differences arise from the differences between Louisiana and Arkansas corporate law, between the Articles of Incorporation and Bylaws of Republic and the Articles of Incorporation and Bylaws of First United, including, among other things, approval requirements for certain mergers and consolidations, director voting, shareholder action by written consent and dissenter's rights. See "The Republic Merger -- Comparison of Rights of Holders of Republic Common Stock and First United Common Stock."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     It is intended that for federal income tax purposes the Republic Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and, accordingly, for federal income tax purposes, no gain or loss will be recognized by either First United or Republic as a result of the Republic Merger. It is also intended that Republic Stockholders will not recognize gain or loss upon receipt of First United Common Stock in exchange for Republic common stock. Republic expects to receive an opinion of counsel, dated as of the effective date of the Republic Merger, to the effect that no gain or loss will be recognized by the Republic Stockholders upon the receipt of First United Common Stock in exchange for Republic common stock in connection with the Republic Merger. The parties to these transactions will not request a ruling from the Internal Revenue Service concerning the taxability of this transaction. See "The Republic
Merger -- Certain Federal Income Tax Consequences."

ACCOUNTING TREATMENT

     First United intends to treat the Republic Merger as a pooling of interests for accounting purposes. Consummation of the Republic Merger is conditioned upon the receipt of the opinion of Arthur Andersen LLP that the Republic Merger will qualify for the pooling of interests accounting treatment. See "The Republic Merger -- Accounting Treatment."

MARKET PRICES AND DIVIDENDS

     First United Common Stock is traded over-the-counter in the NASDAQ National Market System. The table below shows the high and low closing sales prices for First United Common Stock as reported on NASDAQ adjusted for stock splits and the dividends paid for the periods indicated.

                          1996                              HIGH       LOW     DIV. PAID
                          ----                             -------   -------   ---------
First quarter............................................  $28.50    $26.50      $.15
Second quarter...........................................  28        26.50        .17
Third quarter............................................  28        26.75        .17
Fourth quarter...........................................  33        27           .17

                          1997                              HIGH       LOW     DIV. PAID
                          ----                             -------   -------   ---------
First quarter............................................  $40.625   $32.625     $.17
Second quarter...........................................  42.75     38           .20
Third quarter............................................  49        39.25        .20
Fourth quarter...........................................  42.625    37.75        .20

     On October 17, 1997, immediately prior to the public announcement of the agreement in principle between First United and Republic as to the proposed merger transaction, the closing sales price for First United Common Stock was
$40.00. On January   , 1998, the closing sales price for First United Common
Stock was $          .

     Upon issuance of the 800,000 shares of common stock of First United to
Republic stockholders, First United will have a total of     shares of common
stock issued and outstanding. Present First United stockholders will own
     .     % of such shares, and Republic stockholders will own      .     % of
such shares.

     Republic common stock is not traded on any exchange, and there is no established public trading market for the stock. There are no bid or asked prices available for Republic common stock. There is, however, very limited and sporadic trading of Republic common stock in its local area. Based on the limited information available to management, sales were effected during the last two fiscal years at $130.00 per share, but there can be no assurance that such trades were effected on an arm's-length basis.

     For each of fiscal 1995, 1996 and 1997, Republic paid annual dividends of $9.75, $9.75 and $13.67 per share, respectively.

COMPARATIVE PER SHARE DATA

     The following table sets forth for the periods indicated selected historical per share data of First United and Republic and the corresponding pro forma and pro forma equivalent per share amounts giving effect to the proposed Republic Merger. The data presented are based upon the consolidated financial statements and related notes of First United which are incorporated by reference in this Proxy Statement, and the consolidated financial statements and related notes of Republic and the pro forma combining balance sheet and income statements, including the notes thereto, appearing elsewhere herein. This information should be read in conjunction with such historical and pro forma financial statements and related notes thereto. The assumptions used in the preparation of this table appear elsewhere in this Proxy Statement. See "Financial Information." These data are not necessarily indicative of the results of the future operations of the combined organization or the actual results that would have occurred if the Republic Merger had been consummated prior to the periods indicated.

                                                                              FIRST UNITED/
                                                   FIRST                        REPUBLIC        REPUBLIC
                                                   UNITED         REPUBLIC      PRO FORMA       PRO FORMA
                                              HISTORICAL(1)(2)   HISTORICAL     COMBINED      EQUIVALENT(3)
                                              ----------------   ----------   -------------   -------------
Book value per common share:
  December 31, 1996.........................       $17.55         $239.17        $ 17.08         $277.73
  September 30, 1997........................        18.77          275.18          18.34          298.10
Cash dividends per common share:
  Year ended December 31, 1994..............         0.46            9.00           0.46            7.44
  Year ended December 31, 1995..............         0.52            9.75           0.52            8.40
  Year ended December 31, 1996..............         0.58            9.75           0.58            9.50
  Nine months ended September 30, 1997......         0.57              --           0.57            9.26
Shares outstanding:
  December 31, 1994.........................        9,338              38         10,138
  December 31, 1995.........................        9,338              38         10,138
  December 31, 1996.........................        9,846              38         10,646
  September 30, 1997........................        9,852              38         10,652

---------------

(1) On May 20, 1996, the Board of Directors of First United declared a 3-for-2 stock split effected in the form of a 50% stock dividend. The dividend was distributed on June 28, 1996 to holders of record as of June 7, 1996. All per share data have been restated to reflect this stock split.

(2) Effective September 3, 1997, First United acquired by merger Fredonia Bancshares, Inc. of Nacogdoches, Texas.

(3) The Republic pro forma equivalents represent the respective First United/Republic pro forma combined earnings, dividends and book value per common share multiplied by the applicable exchange ratio of 16.2499 shares of First United Common Stock for each share of Republic common stock so that the First United/Republic pro forma equivalent amounts are equated to the respective values for one share of Republic common stock.

PROFORMAS OF COMBINED COMPANY

     The pro forma combined financial statements and its constituent parts of First United and Republic as of and for the periods indicated reflect assets, shareholders' equity, net interest income and income from continuing operations as follows (dollars in thousands):

                                                       %                        %
                                        FIRST      PRO FORMA                PRO FORMA    PRO FORMA
                                       UNITED      COMBINED     REPUBLIC    COMBINED     COMBINED
                                      ---------    ---------    --------    ---------    ---------
Assets
  September 30, 1997................  1,842,287      92.52%     148,962       7.48%      1,991,249
Shareholders' Equity
  September 30, 1997................    184,950      94.61%      10,536       5.39%        195,486
Net Interest Income
  Year ended December 31, 1996......     65,582      90.95%       6,525       9.05%         72,107
  Nine months ended September 30,
     1997...........................     52,859      90.72%       5,410       9.28%         58,269
Income from continuing operations:
  Year ended December 31, 1996......     22,372      94.29%       1,354       5.71%         23,726
  Nine months ended September 30,
     1997...........................     17,558      93.04%       1,313       6.96%         18,871

SELECTED FINANCIAL DATA

     The table on the following page presents selected historical financial data of First United and Republic and selected unaudited pro forma financial data after giving effect to the Republic Merger as a pooling of interests for accounting purposes, assuming the Republic Merger had occurred at the beginning of the earliest period presented, but without giving effect to costs associated with the consummation of the Republic Merger, which currently are estimated to total $200,000. The First United historical data for each of the years in the five-year period ended December 31, 1996 are based on the historical financial statements of First United as audited by Arthur Andersen LLP, independent public accountants. The Republic historical data for each of the years in the five-year period ended December 31, 1996 is derived from the historical financial statements of Republic as audited by Frazer, Minchew, Robinson, Gardner and Langston, CPAs, independent auditors. The selected financial data for First United for the nine month periods ended September 30, 1996 and 1997, and for Republic for the nine month periods ended September 30, 1996 and 1997 have been obtained from unaudited financial statements and, in the opinion of the respective management of First United and Republic, include all adjustments necessary to present fairly the data for such periods. The pro forma data is not necessarily indicative of the results of operations or the financial condition that would have been reported had the Republic Merger been in effect during those periods, or as of those dates, or that may be reported in the future. Pro forma combined per share data of First United and Republic give effect to the exchange of each share of Republic common stock for 16.2499 shares of First United Common Stock.

     These data should be read in conjunction with the consolidated financial statements of each of First United, Republic, and the related notes thereto, incorporated by reference herein and in conjunction with the unaudited pro forma financial information, including the notes thereto, appearing elsewhere in this Proxy Statement. See "Incorporation of Certain Documents by Reference" and "Financial Information."

                                                                                                          NINE MONTHS ENDED
                                                         YEAR ENDED DECEMBER 31,                            SEPTEMBER 30,
                                      --------------------------------------------------------------   -----------------------
                                         1992         1993         1994         1995         1996         1996         1997
                                      ----------   ----------   ----------   ----------   ----------   ----------   ----------
FIRST UNITED(1)
Operating Data (in thousands):
  Total interest income.............  $   89,862   $   83,930   $   86,614   $  108,079   $  123,947   $   92,482   $   98,194
  Net interest income...............      49,127       50,017       50,478       57,510       65,582       49,115       52,859
  Provision for possible loan
    losses..........................       3,011        1,815          334          574          725          305        1,435
  Income from continuing
    operations......................      15,303       16,187       16,711       18,376       22,372       17,081       17,558
Per Share Data:
  Income from continuing
    operations......................  $     1.64         1.74         1.79         1.97   $     2.27   $     1.73   $     1.78
  Cash dividends paid...............        0.33         0.41         0.46         0.52         0.58         0.46         0.57
Selected Balance Sheet Items (in
  thousands):
  Total assets......................  $1,259,887   $1,334,383   $1,339,440   $1,572,682   $1,772,992   $1,758,273   $1,842,287
  Total securities..................     588,428      615,282      598,129      647,502      731,802      700,968      730,999
  Net loans.........................     519,898      580,685      598,171      741,080      831,600      825,301      918,054
  Total deposits....................   1,105,212    1,163,703    1,168,815    1,340,492    1,514,038    1,508,896    1,565,185
  Long-term debt....................       8,821        7,723       13,892       16,832       22,426       23,827       22,250
  Capital accounts..................     108,643      123,876      125,466      150,163      172,794      165,986      184,950
First Republic -- HISTORICAL
Operating Data (in thousands):
  Total interest income.............  $    5,907   $    5,652   $    7,295   $   10,317   $   12,133   $    9,236   $    9,844
  Net interest income...............       3,227        3,349        4,512        5,884        6,525        5,092        5,410
  Provision for possible loan
    losses..........................         150          250          185          379          517          496          322
  Income from continuing
    operations......................       1,408        1,207          901        1,327        1,354          838        1,313
Per Share Data:
  Income from continuing
    operations......................  $    38.03   $    32.54   $    23.95   $    35.13   $    35.57   $    22.03   $    34.29
  Cash dividends paid...............        8.00         9.00         9.00         9.75         9.75           --           --
Selected Balance Sheet Items (in
  thousands):
  Total assets......................  $   82,619   $   84,946   $   99,280   $  123,557   $  144,517      136,970   $  148,962
  Total securities..................      32,546       29,843       22,872       23,870       35,768       30,214       26,981
  Net loans.........................      32,477       41,319       57,877       78,407       89,001       93,488      103,811
  Total deposits....................      70,417       72,348       83,267      103,980      125,943      116,613      124,934
  Long-term debt....................       5,739        5,142        8,400        9,807        7,994        9,170       11,690
  Capital accounts..................       5,651        6,559        6,542        8,233        9,157        9,210       10,536
PRO FORMA -- COMBINED
Operating Data (in thousands):
  Total interest income.............  $   95,769   $   89,582   $   93,909   $  118,396   $  136,080   $  101,718   $  108,038
  Net interest income...............      52,354       53,366       54,990       63,394       72,107       54,207       58,269
  Provision for possible loan
    losses..........................       3,161        2,065          519          953        1,242          801        1,757
  Income from continuing
    operations......................      16,711       17,394       17,612       19,703       23,726       17,919       18,871
Per Share Data:
  Income from continuing
    operations......................  $     1.65   $     1.71   $     1.74   $     1.94   $     2.23   $     1.68   $     1.77
  Cash dividends paid...............        0.33         0.41         0.46         0.52         0.58         0.46         0.57
Selected Balance Sheet Items (in
  thousands):
  Total assets......................  $1,342,506   $1,419,329   $1,438,720   $1,696,239   $1,917,509   $1,895,243   $1,991,249
  Total securities..................     620,974      645,125      621,001      671,372      767,570      731,182      757,980
  Net loans.........................     552,375      622,004      656,048      819,487      920,601      918,789    1,021,865
  Total deposits....................   1,175,629    1,236,051    1,252,082    1,444,472    1,639,981    1,625,509    1,690,119
  Long-term debt....................      14,560       12,865       21,292       26,639       30,420       32,997       33,940
  Capital accounts..................     114,294      130,435      132,008      158,396      181,951      175,196      195,486

---------------

(1) Restated to reflect the September 3, 1997 pooling-of-interests with Fredonia Bancshares, Inc.

                          THE REPUBLIC SPECIAL MEETING

DATE, TIME AND PLACE

     The Republic Special Meeting will be held on             , 1998, commencing
at .m. Central Time, at the offices of Republic at 107 Glenda Street, Rayville, Louisiana.

PURPOSE OF MEETING

     The purpose of the Republic Special Meeting is to consider and vote upon the adoption of the Republic Agreement pursuant to which (a) Republic will merge with and into First United and the separate existence of Republic will cease,
(b) First Republic Bank, the wholly-owned subsidiary of Republic, will become a wholly-owned subsidiary of First United, and (c) upon consummation of the Republic Merger, each outstanding share of Republic common stock (including shares issuable to persons entitled to receive performance shares and holders of Republic Debentures) will be converted into the right to receive 16.2499 shares of First United Common Stock. See "The Republic Merger."

SHARES OUTSTANDING AND ENTITLED TO VOTE; RECORD DATE

     The close of business on             , 1998 has been fixed by the Board of
Directors of Republic as the record date ("Republic Record Date") for the determination of holders of Republic common stock entitled to notice of and to vote at the Republic Special Meeting. At the close of business on the Republic
Record Date, there were           shares of Republic common stock outstanding
held by           stockholders of record. Holders of record of Republic common stock on the record date are entitled to one vote per share.

QUORUM; VOTE REQUIRED

     The presence, in person or by proxy, of a majority of the total voting power of Republic common stock is necessary to constitute a quorum at the Republic Special Meeting. The affirmative vote of two-thirds of all the shares of Republic common stock present in person or by proxy at the Republic Special Meeting is required to approve the Republic Merger. If an executed proxy is returned and the stockholder has specifically abstained from voting on any matter, the shares represented by such proxy will be considered present at the Republic Special Meeting for purposes of determining a quorum and with respect to the proposal. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters (a "broker non-vote"), such shares will be considered present at the Republic Special Meeting for purposes of determining a quorum but will not be considered as present with respect to the proposal. Therefore, because approval of the Republic Agreement requires a vote of two-thirds of the voting power present at the Republic Special Meeting, abstentions will have the effect of a vote against the Republic Agreement but a broker non-vote will have no effect on the outcome of the vote. An abstention will also cause a stockholder otherwise entitled to dissenters rights to forfeit any claim to such rights.

     As of the Republic Record Date, directors and executive officers of
Republic and their affiliates own     % of the outstanding stock of Republic.

VOTING; SOLICITATION OF PROXIES

     Proxies for use at the Republic Special Meeting accompany this Proxy Statement and are solicited on behalf of the Board of Directors of Republic. A holder of Republic common stock may use his proxy if he is unable to attend the Republic Special Meeting in person or wishes to have his shares voted by proxy even if he does attend the meeting. The proxy may be revoked in writing by the person giving it at any time before it is exercised by notice of such revocation to the secretary of Republic, or by submitting a proxy having a later date, or by such person appearing at the Republic meeting and electing to vote in person. All proxies validly submitted and not revoked will be voted in the manner specified therein. If no specification is made, the proxies will be voted in favor of the Republic Merger.

     Republic will bear the cost of solicitation of proxies from its stockholders. In addition to using the mails, proxies may be solicited by personal interview. Officers and other employees of Republic acting on Republic's behalf, may solicit proxies personally, and will not receive any additional fee, compensation or other remuneration for such services.

                        THE FIRST UNITED SPECIAL MEETING

DATE, TIME AND PLACE

     The First United Special Meeting will be held on             , 1998,
commencing at 2:00 p.m. Central Time, at the main office of First National Bank of El Dorado at Main and Washington Streets, El Dorado, Arkansas.

PURPOSE OF MEETING

     The purpose of the First United Special Meeting is to consider and vote upon the adoption of the Republic Agreement between First United and Republic which provides that Republic will be merged with and into First United, the separate existence of Republic will cease and First Republic Bank will become a wholly-owned subsidiary of First United upon consummation of the Republic Merger. See "The Republic Merger."

SHARES OUTSTANDING AND ENTITLED TO VOTE; RECORD DATE

     The close of business on             ,1998 has been fixed by the Board of
Directors of First United as the record date ("First United Record Date") for the determination of holders of First United Common Stock entitled to notice of and to vote at the First United Special Meeting. At the close of business on the First United Record Date, there were 10,276,772 shares of First United Common
Stock outstanding held by           shareholders of record. Stockholders of
record of First United on the record date are entitled to one vote per share, and are entitled to dissenters' rights. See the Republic Merger -- Right of Dissent under the 1987 Act."

VOTE REQUIRED

     The affirmative vote of two-thirds of all the shares of First United Common Stock outstanding on the First United Record Date is required to adopt the Republic Agreement. An abstention or failure to return a properly executed proxy will have the same effect as a vote against the Republic Agreement, as will a broker submitting a proxy without exercising discretionary authority with respect to approval of the Republic Merger.

     As of the First United Record Date, directors, executive officers and their
affiliates owned approximately     % of the outstanding common stock of First
United.

VOTING; SOLICITATION OF PROXIES

     Proxies for use at the First United Special Meeting accompany copies of this Proxy Statement delivered to record holders of First United common stock and such proxies are solicited on behalf of the Board of Directors of First United. A holder of First United common stock may use his proxy if he is unable to attend the First United Special Meeting in person or wishes to have his shares voted by proxy even if he does attend the meeting. The proxy may be revoked in writing by the person giving it at any time before it is exercised by notice of such revocation to the secretary of First United, or by submitting a proxy having a later date, or by such person appearing at the First United meeting and electing to vote in person. All proxies validly submitted and not revoked will be voted in the manner specified therein. If no specification is made, the proxies will be voted in favor of the Merger.

     First United will bear the cost of solicitation of proxies from its stockholders. In addition to using the mails, proxies may be solicited by personal interview. Officers and other employees of First United acting on First United's behalf, may solicit proxies personally.

                              THE REPUBLIC MERGER

     The following description of certain features of the Republic Agreement is qualified in its entirety by the full text of the Republic Agreement, which is incorporated herein by reference and attached hereto as Annex I.

GENERAL; EXCHANGE RATIO

     Under the terms of the Republic Agreement Republic will be merged with and into First United, the separate existence of Republic will cease and First Republic Bank will become a wholly-owned subsidiary of First United upon consummation of the Republic Merger. The Republic Agreement provides that the persons holding common stock of Republic, having rights to receive performance shares of common stock of Republic, and holding outstanding subordinated debentures of Republic (collectively the "Republic Stockholders") will receive total consideration consisting of eight hundred thousand (800,000) shares of fully paid and nonassessable shares of First United Common Stock. Each issued and outstanding share of Republic common stock, other than shares of Republic common stock held by dissenting stockholders (including (i) 38,536 shares of Republic common stock currently outstanding, (ii) shares of Republic common stock issuable to persons entitled to receive performance shares at the time of Closing (1,246 shares), and (iii) shares of Republic common stock issuable to holders of all outstanding subordinated debentures of Republic ("Republic Debentures") who are entitled to receive Republic common stock pursuant to conversion rights at the conversion ratio stated in the Republic Debentures (9,449.1165 shares)) will be converted into the right to receive 16.2499 shares of First United Common Stock. Fractional shares of First United Common Stock will not be issued. Any Republic Stockholder entitled to receive a fractional share will receive a cash payment in lieu thereof equal to the value of the fractional share based on the average sales price per share of First United Common Stock common stock for all trades occurring during the period of ten (10) trading days on which one or more trades actually takes place and which ends immediately prior to the second trading day preceding the closing date.

BACKGROUND OF REPUBLIC MERGER

     In August 1996 Henry A. Logue, President & Chief Executive Officer of First Republic Bank, presented the Board with a strategic plan providing for First Republic Bank's growth in the markets that it served to a level of $300 million in order to remain competitive. The options presented were: 1) remaining independent and issuing debentures for additional capital; 2) remaining independent and borrowing at the holding company level to enhance bank capital;
3) seeking a possible merger partner to add capital and liquidity to its stock. In December 1996 Mr. Logue discussed with the Board the bank's expansion plans and associated capital needs, and in April 1997, the Board instructed Mr. Logue to investigate options concerning the future of First Republic Bank, including a recapitalization, strategic planning to remain independent, and the merger of First Republic Bank with another institution.

     In May 1997, Mr. Logue presented the Board with information regarding investment banking groups that could assist First Republic Bank with this process, and the Board approved the hiring of the firm of Brown, Burke Capital Partners, Inc. of Atlanta, Georgia ("BBCP").

     In June 1997, BBCP gave a presentation to the Board concerning the different scenarios associated with remaining independent or merging with a larger regional bank. After discussion, the Board decided to pursue the marketing of First Republic Bank through BBCP. In August, 1997, discussions were held with a number of financial institutions and offering packages were sent to nine of these financial institutions. In response, four non-binding offers were received.

     In September 1997, the Board met to discuss the bids received for Republic. In addition to the range of bids discussion, further discussion was held regarding remaining independent, including projected per share earnings. After the presentation, BBCP was authorized to contact the highest bidders to schedule due diligence.

     In October 1997, after considerable examination, analysis and discussion, the Board determined that the offer submitted by First United was the best offer for the shareholders of Republic and unanimously resolved to enter into a non-binding letter of intent with First United providing for the negotiation of a definitive agreement to merge Republic with First United. The decision of the Board to enter into the Republic Agreement with First United was based on a careful analysis of various factors after extensive negotiations with First United and consultation with the Board's financial, legal and other advisors. While an attractive and comparable bid was received from another regional bank, it was the opinion of the Board that the First United offer was the best for the stockholders of Republic and the Employees of First Republic Bank.

REASONS FOR THE REPUBLIC MERGER

     First United. The acquisition of Republic will expand First United's current markets. The banking subsidiaries of Republic are located in Rayville, Ruston, Monroe, and West Monroe, Louisiana. Currently, there are no banking offices in the First United system located in Rayville, Ruston, Monroe, or West Monroe, Louisiana. Thus, the acquisition of Republic expands First United's market into new areas.

     Management of First United believes that by expanding its markets, it will increase the range and competitiveness of its banking services to persons residing in the Louisiana market areas currently serviced by Republic while increasing the earning power of First United.

     Republic. In reaching its decision to approve the Republic Merger and Republic Agreement, Republic's Board consulted with its financial advisors and counsel, as well as with Republic's management, and considered a number of factors, including, without limitation, the following:

          a. The Republic Board's familiarity with and review of Republic's business, operations, earnings and financial condition and future capital requirements;

          b. The Republic Board's belief that the terms of the Republic Agreement are attractive in that the Republic Agreement allows Republic stockholders to become stockholders in First United, an institution whose stock is traded over the NASDAQ Stock Market, and the recent earnings and stock performance of First United;

          c. First United's wide range of banking products and services and its dividend payment history;

          d. The Republic Board's belief, based upon analysis of the anticipated financial effects of the Republic Merger, that upon consummation of the Republic Merger, First United and its banking subsidiaries would be well capitalized institutions, the financial positions of which will be well in excess of all applicable regulatory capital requirements;

          e. The current and prospective economic and regulatory environment and competitive constraints facing the banking industry and financial institutions in Republic's market area;

          f. The Republic Board's belief that, in light of the reasons discussed above, First United was the most attractive choice as a long term affiliation partner of Republic; and

          g. The expectation that the Republic Merger will generally be a tax-free transaction to Republic and its stockholders.

     Republic's Board did not assign any specific or relative weight to any of the factors discussed above in their considerations.

BOARD RECOMMENDATIONS

     BASED ON THE FOREGOING THE BOARDS OF DIRECTORS OF FIRST UNITED AND REPUBLIC HAVE UNANIMOUSLY APPROVED THE REPUBLIC AGREEMENT, BELIEVE THAT THE REPUBLIC MERGER IS IN THE BEST INTEREST OF FIRST UNITED'S AND REPUBLIC'S SHAREHOLDERS, AND UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS OF FIRST UNITED AND REPUBLIC VOTE "FOR" APPROVAL OF THE REPUBLIC AGREEMENT.

OPINION OF REPUBLIC'S FINANCIAL ADVISOR

     First Republic has retained Brown, Burke Capital Partners, Inc. ("BBCP") to act as its financial advisor in connection with the Merger. Representatives of BBCP participated in numerous meetings of the First

Republic Board including those held on September 3, 1997 and October 6, 1997. At a meeting held on December 2, 1997, the First Republic Board approved the form of Republic Agreement with First United. At the October 6 meeting, subject to First United's letter of intent ("LOI") to purchase Republic, BBCP rendered its oral opinion to the effect that, as of such date, conversion of each share of First Republic common stock and convertible debt into the right to receive a number of shares of First United Common Stock equal to the Exchange Ratio and the additional terms to be provided by the Republic Agreement (the "Per Share Purchase Price and Terms") were fair to the stockholders and convertible debt holders of Republic from a financial point of view. BBCP has also rendered a written opinion to the First Republic Board that, on October 6, 1997, and on the date of this Prospectus/Proxy Statement, based on the information set forth therein, the Per Share Purchase Price and Terms were fair, from a financial point of view, to the Republic Stockholders.

     THE FULL TEXT OF BBCP'S WRITTEN OPINION IS ATTACHED AS ANNEX IV TO THIS PROSPECTUS/PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF THE OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ANNEX IV. REPUBLIC STOCKHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED, AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY BBCP IN CONNECTION THEREWITH.

     BBCP's opinion is directed to the Republic Board only and is directed only to the Per Share Purchase Price and Terms and does not constitute a recommendation to any Republic stockholder regarding how such stockholder should vote at the Republic Special Meeting.

     In arriving at its written opinion, BBCP, among other things: (i) analyzed certain audited and unaudited financial statements and other information of Republic and First United; (ii) reviewed and discussed with appropriate management personnel of Republic and First United the past and current business activities and financial results and the business and financial outlook of Republic and First United; (iii) reviewed the historical price and trading activity of the common stock of First United; (iv) compared certain financial and stock market data relating to First United with similar data of other publicly held banking institutions considered to be potential alternative affiliation candidates to First United for Republic; (v) performed an analysis comparing the pro forma consequences of the Republic Merger to Republic stockholders with respect to fully diluted earnings per share, tangible book value per share and dividends per share represented by the First United Common Stock they will receive in the Republic Merger to those same measures represented by the Republic common stock they currently hold; (vi) reviewed the prices paid in certain comparable acquisition transactions of community banking institutions and the multiples of earnings and book value and the level of deposit base premium received by the selling institutions; (vii) reviewed the Republic Agreement and certain related documents; (viii) considered the financial implications of certain other strategic alternatives available to Republic; and (ix) performed such other analyses as BBCP deemed appropriate.

     In conducting its analysis and arriving at its opinion, BBCP assumed and relied upon, without independent verification, the accuracy and completeness of the information it reviewed for the purposes of the opinion. BBCP also relied upon the management of Republic with respect to the reasonableness and achievability of the financial forecast (and the assumptions and bases underlying such forecast) provided to it. Republic instructed BBCP that, for the purposes of its opinion, BBCP should assume that such forecast will be realized in the amounts and in the time periods currently estimated by the management of Republic. BBCP also assumed, with Republic's consent, that the aggregate allowances for loan losses for each of Republic and First United are adequate to cover such losses. BBCP is not an expert in the evaluation of allowances for loan losses and has not reviewed any individual credit files. BBCP did not make, nor was it furnished with, independent valuations or appraisals of the assets or liabilities of either Republic or First United or any of their subsidiaries. BBCP did not, and was not asked to, express any opinion about what the value of First United Common Stock actually will be when issued to the holders of Republic common stock pursuant to the Republic Merger or the price at which First United Common Stock will trade subsequent to the Republic Merger. Moreover, Republic has informed BBCP, and BBCP has assumed, that the Republic Merger will be recorded utilizing pooling of interests accounting under generally accepted accounting principles.

     No limitations were imposed by Republic or the Republic Board on the scope of BBCP's investigation or the procedures to be followed by BBCP in rendering its opinion. As part of its procedures, BBCP solicited major regional bank holding companies for their indications of acquisition interest in Republic. The opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to BBCP as of, the date of its analysis.

     In arriving at the fairness, from a financial point of view, of the consideration to be received by the stockholders and convertible debt holders of Republic, BBCP developed an opinion of the value of Republic common stock should the institution remain independent and analyzed such value in light of the premium represented by the Per Share Purchase Price and Terms. In connection with rendering its opinion to the Republic Board, BBCP also reviewed a variety of generally recognized valuation methodologies and merger analyses and performed those which it believed were most appropriate for developing its opinion of fairness, from a financial point of view.

     The preparation of a fairness opinion involves various determinations of the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. In arriving at its fairness opinion, BBCP did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments about the significance and relevancy of each analysis and factor. None of the analyses performed by BBCP was assigned a greater significance by BBCP than any other. Accordingly, BBCP believes that its analyses must be considered as a whole and that a review of selected portions of such analyses and the factors considered therein, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying its opinion and any conclusions reached therein. In its analyses, BBCP made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond Republic's and First United's control. Any estimates contained in BBCP's analyses are not necessarily indicative of actual values or predictive of future results or values that may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities actually may be sold. In addition, as described above, BBCP's opinion and presentations to the Republic Board were only a few of many factors taken into consideration by the Republic Board in making its determination to approve the Republic Agreement.

     The following is a brief summary of analyses performed by BBCP in connection with its opinion delivered to the Republic Board on October 6, 1997:

     Summary of Proposal. BBCP reviewed the terms of the proposed transaction as reflected in the LOI, including the calculation of the Exchange Ratio. BBCP stated that based on the recent price of First United Common Stock of $39.875, an Exchange Ratio of 16.2499 shares of First United Common Stock per share of Republic common stock and common stock equivalents would provide Republic stockholders and convertible debt holders a per share value of $647.96 (the "Per Share Purchase Price") or a total deal value of $31.9 million.

     Indicated Value of Republic as an Independent Bank. BBCP undertook an analysis addressing the range of potential values which would be implied if Republic were to remain an independent bank. BBCP computed this range of values based on a discounted cash flow analysis, relying on projections extrapolated from Republic's 1997 budget and its historical performance. In this analysis methodology, BBCP assumed stockholders received, in addition to the projected dividend stream, a terminal valuation at December 31, 2001 based upon a 13.0 times multiple of earnings for such year. In addition, BBCP assumed that all common stock equivalents were converted to common stock. These amounts were discounted at rates ranging from 10% to 14% and indicated net present values to Republic stockholders between $24.9 million and $29.6 million.

     Per Share Merger Consequences Analysis. Based upon an Exchange Ratio of
16.2499 shares of First United Common Stock for each share of Republic common stock and common stock equivalents and using the earnings estimates for Republic prepared by Republic management and earnings estimates for First United prepared by independent securities analysts, BBCP compared the estimated 1998 and 1999 fully diluted earnings per share of Republic common stock on a stand-alone basis to the equivalent pro forma fully diluted earnings per share of First United Common Stock which would be received in the Republic Merger. BBCP concluded that the Republic Merger would result in an earnings increase of 1.8% in 1998 and 9.6% in 1999 for Republic stockholders in the combined company.

     BBCP also analyzed the impact of the Republic Merger on the amount of fully diluted tangible book value represented by a share of Republic common stock. BBCP concluded that the Republic Merger would result in an increase of 26.2% in fully diluted tangible book value on an equivalent per share basis, respectively, for Republic stockholders projected as of 12/31/97.

     Finally, BBCP compared the amount of dividends expected to be paid on a share of Republic common stock before the Republic Merger to the level expected to be paid on a pro forma basis reflecting the Republic Merger. BBCP concluded that the Republic Merger would result in an increase of 33.3% in dividends per share for Republic stockholders.

     Analysis of Selected Other Bank Mergers Involving Southeastern Community Banks. BBCP reviewed thirty-nine mergers involving southeastern community banks and bank holding companies announced between January, 1996, and September, 1997 in which the selling institution was located in the Southeast or Southwest, had assets between $100 million and $200 million and return of average assets was greater than 1.00%. BBCP noted in particular the prices paid in these mergers as a multiple of earnings and book values and the transaction premiums paid in excess of tangible book value as a percentage of core deposits. BBCP also reviewed other data in connection with each of these mergers, including the amount of total assets and the capital level of the acquired institutions and the return on equity and the return on assets of the acquired institutions. BBCP then compared this data to that of First Republic and to the value to be received by Republic stockholders in the Republic Merger.

     This comparison yielded a range of transaction values as multiples of latest twelve-months earnings per share of a low of 8.5 times and a high of 23.0 times and a median value of 16.4 times. The Republic multiple of trailing earnings was 20.7 times. The calculations yielded a range of transaction values as multiples of book value per share of a low of 1.26 times to a high of 3.53 times and a median value of 2.30 times. The Republic multiple of book value was
2.90 times. Finally, the calculations yielded a range of deposit base premiums paid from a low of 4.4% to a high of 28.9%, with a median value of 14.8%. The equivalent premium on Republic deposits represented by the Per Share Purchase Price and Terms was 21.2%.

     No company or transaction used in the above analyses as a comparison is identical to Republic, First United, or the Republic Merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared. Mathematical analysis (such as determining the average or median) is not, in itself, a meaningful method of using comparable company data.

     In connection with its opinion dated the date of this Prospectus/Proxy Statement, BBCP confirmed the appropriateness of its reliance on the analyses used to render its October 6, 1997 opinion by performing procedures to update certain of such analyses and by reviewing the assumptions on which such analyses were based and the factors considered in connection therewith.

     BBCP is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements, and valuations for estate, tax, corporate and other purposes. Republic has paid BBCP a fee of $25,000 in connection with its engagement. An additional fee of 1% of the aggregate market value of the consideration received by Republic stockholders plus 3% of the aggregate market value of the consideration received by Republic stockholders, convertible debt holders and the holders of rights to receive certain shares of Republic in excess of a Base Valuation of $36 million will be payable to BBCP upon consummation of the Republic Merger. Based upon an assumed Market Price and value of a share of First United Common Stock at the Effective Time of the Republic Merger of $41.25 (the closing price of First United Common Stock on January 16, 1998) there would be no additional fee. No compensation payable to BBCP is contingent on the conclusions reached in the opinion of BBCP. Republic has also agreed to reimburse BBCP for reasonable out-of-pocket-expenses and to indemnify BBCP and certain related persons against certain liabilities relating to or arising out of its engagement.

REGULATORY APPROVAL AND OTHER CONDITIONS TO THE REPUBLIC MERGER

     The Republic Merger is subject to prior approval by the appropriate banking regulatory authorities. An application has been filed for approval of the Republic Merger with the Board of Governors of the Federal Reserve System ("Board") for First United to acquire Republic. In conjunction with the Board application, the Republic Merger is also subject to review by the Department of Justice as to its competitive effects. An application has also been filed with the Louisiana Office of Financial Institutions for approval of the Republic Merger.

     The Department of Justice has fifteen (15) calendar days after approval by the Board in which to challenge the proposed Republic Merger on anti-trust considerations. The approval letter or Order from the Board, therefore will provide that the Republic Merger may not be consummated until fifteen (15) calendar days after the effective date of such letter or Order. The letter or Order will also provide that the transaction must be consummated no later than ninety (90) calendar days from that effective date unless the period is extended for good cause by the Board upon request by First United.

     The Republic Agreement also requires that certain conditions occur or be waived prior to the closing date, including (a) approval of the Republic Agreement by Republic and First United stockholders; (b) receipt by Republic of an opinion from Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. that the Republic Merger will qualify as a tax-free reorganization; (c) receipt by Republic of letters from Brown, Burke, Capital Partners, Inc. dated the date of the mailing of this Proxy Statement and the date of the Republic Special Meeting, confirming such financial advisor's prior opinion to the Board of Directors of Republic that the consideration to be paid in the merger is fair to the Republic shareholders from a financial point of view; (d) receipt by First United of an opinion from Arthur Andersen LLP that the Republic Merger will qualify for pooling of interests treatment under the applicable accounting principles; (e) each person having a right to performance shares and each holder of a Republic Debenture having entered into a written agreement accepting consideration in the form of First United Common Stock in satisfaction of such rights as set forth in the Republic Agreement and each holder of a Republic Debenture share have surrendered such debenture at closing for cancellation, and
(f) satisfaction of other customary conditions to closing a merger transaction.

AMENDMENT, WAIVER AND TERMINATION

     Prior to the effective date of the Republic Merger, any condition of the Republic Agreement, except those required by law, may be waived by the party benefitted by the condition. In addition, either party may terminate the Republic Agreement, if the Republic Merger is not closed on or before June 30, 1998 provided that the failure to close is not caused by a breach of the Republic Agreement by the party seeking to terminate it.

EFFECTIVE DATE

     The effective date of the Republic Merger will be the date the Articles of Merger are filed with the Arkansas Secretary of State, or the date so stated in the Articles of Merger. The Republic Agreement provides that a closing date will be set by mutual agreement to occur within a reasonable time following the date on which the last of all regulatory and other approvals necessary to consummate the Republic Merger have been received and all necessary time periods imposed by regulatory authorities have elapsed.

CONDUCT OF BUSINESS PRIOR TO EFFECTIVE DATE

     Republic has agreed, for the period prior to the consummation of the Republic Merger, to operate its businesses only in the usual, regular and ordinary course. In addition, Republic will use reasonable efforts to maintain and keep its properties in as good repair and condition as at present, except for ordinary wear and tear and to perform all obligations required under all material contracts, leases, and documents relating to or affecting their respective assets prior to the consummation of the Republic Merger. Republic has further agreed that, prior to consummation of the Republic Merger, it will not incur any material liabilities or obligations, except in the ordinary course of business, or take any action which would or is reasonably likely to adversely affect the ability of either First United or Republic to obtain any necessary approvals, adversely affect the ability of First United or Republic to perform their covenants and agreements under the Republic Agreement, or result in any of the conditions to the Republic Merger not being satisfied. Republic has further agreed that, unless it has received an opinion of counsel that such action is necessary to comply with its fiduciary obligations, it shall not initiate, solicit or encourage any inquiry or proposal which constitutes a competing transaction.

INTERESTS OF CERTAIN PERSONS IN THE REPUBLIC MERGER

     Certain members of Republic's management and its Board of Directors may be deemed to have certain interests in the Republic Merger in addition to their interests as stockholders of Republic generally. Republic's Board of Directors was aware of these interests and considered them, among other matters, in approving the Republic Agreement and the Republic Merger.

     Subordinated Debentures. Approximately 61 shareholders and other persons, including all Republic directors, are holders of Republic's 6.65% subordinated debentures due December 31, 2006 ("Republic Debentures"). The Republic Debentures were offered to all shareholders of Republic who were residents of Louisiana in 1994 to provide Republic with additional capital. Under their terms, the Republic Debentures are convertible into shares of Republic common stock at the option of the holder on December 31, 2000 at the rate of one share of Republic common stock for every $105.83 principal amount of debenture. The Republic Debentures provide that upon a change of control, such as the Republic Merger, the Republic Debentures do not become immediately convertible, but will thereafter be convertible into the same amount of securities as are distributed to holders of common stock in connection with the change of control. As a condition to its agreement to enter into the Republic Agreement, however, First United has required that all holders of Republic Debentures surrender their Republic Debentures for conversion in the Republic Merger as if such Republic Debentures were converted to shares of Republic common stock at the conversion ratio described above immediately prior to the effective date of the Republic Merger. It is a condition to First United's obligation to effect the Republic Merger pursuant to the Republic Agreement that all holders of the Republic Debentures accept such consideration in full satisfaction of all rights under the Republic Debentures.

     Director's Retirement Plan. Since 1995 the members of the Board of First Republic Bank have participated in a retirement plan providing generally for the payment of $500, $1,000 and $1,500 per month for a period of ten years following retirement to former directors who have served as directors for 10, 15 and 20 years, respectively. As a condition to its agreement to enter into the Republic Agreement, First United has required Republic to terminate this plan and pay directors all amounts owed to date under the plan. In addition, individuals who have not been directors for 10 years will be paid the amounts they would have received upon plan termination had they served as a director for 10 years. The aggregate of all such amounts is $906,632.

     Performance Share Plan. Mr. Logue, President and Chief Executive Officer, and Mr. William Crawford, Executive Vice President, of First Republic Bank are the beneficiaries of a performance share plan adopted by the Board of Republic in July 1993, pursuant to which Messrs. Logue and Crawford were entitled to receive 187 and 62 shares of Republic common stock in each of the 10 years thereafter in which Republic achieved a 10% increase in capital and paid a 5% dividend on the book value of its stock when payment was justified. At the effective time of the Republic Merger, Messrs. Logue and Crawford will have been issued 1,142 and 379 shares under the plan and would be entitled to earn 1,246 additional shares over the next 5 years. Pursuant to the performance share plan, upon a change of control the vesting of remaining shares thereunder will be accelerated. Accordingly, the 1,246 shares remaining unissued under the plan will be converted into shares of First United Common Stock on the same terms and conditions as if issued and outstanding on the effective date of the Republic Merger.

     Employment Agreement. Republic is a party to an employment agreement with Mr. Logue dated March 12, 1996, which provides for a payment of 2.99 times Mr. Logue's average annual compensation, not to exceed $500,000 upon a change of control. The Republic Merger will constitute a change of control under this agreement, and pursuant thereto Mr. Logue will receive $500,000 in a single payment following the effective time of the Republic Merger.

EXCHANGE OF REPUBLIC STOCK CERTIFICATES

     First United Trust Company, N.A. ("Exchange Agent") is the transfer agent for First United Common Stock and will serve as Exchange Agent to effect the exchange of stock certificates in connection with the Republic Merger and the issuance of stock certificates of First United Common Stock to persons entitled to receive performance shares at the time of closing and holders of Republic Debentures which are required to surrender such debentures at closing for cancellation. Stock certificates and cash in lieu of fractional shares will be issued by the Exchange Agent to persons entitled to receive performance shares and holders of Republic Debentures without any additional action on the part of such persons after closing. As soon as practicable after the effective time of the Republic Merger, the Exchange Agent will send a notice and letter of transmittal to each Republic stockholder of record at such date advising such stockholder of the effectiveness of the Republic Merger and the procedure for surrendering to the Exchange Agent outstanding certificates formerly evidencing Republic common stock in exchange for new certificates of First United Common Stock and cash in lieu of fractional shares. Promptly following receipt of such notice and transmittal form, holders of Republic common stock certificates should surrender their certificates in accordance with the specified procedures. Upon surrender, each Republic common stock certificate will be canceled.

     Until surrendered, each outstanding certificate which, prior to the effective time of the Republic Merger, represented outstanding shares of Republic common stock (other than dissenting shares or shares owned or held by Republic or its subsidiaries (excluding those shares in a 401(k) plan or held in a fiduciary capacity)) will be deemed for all corporate purposes to evidence the right to receive that number of shares of First United Common Stock into which such shares of Republic common stock have been converted and the right to receive cash in lieu of fractional shares. Until such outstanding certificates representing Republic are so surrendered, no dividend payable to holders of First United Common Stock as of any record date subsequent to the effective time of the Republic Merger will be paid to the holders of such certificates. However, upon surrender of such certificates, there will be paid to the record holder of the certificates of First United Common Stock issued in exchange therefor the amount of dividends that have become payable with respect to such shares of First United Common Stock along with the amount of cash, if any, payable to the holder in lieu of fractional shares. No interest will be paid with respect to such dividends or cash in lieu of fractional shares to be received in the Republic Merger. After the effective time of the Republic Merger, there will be no further registration of transfers on the records of Republic of outstanding certificates formerly representing shares of Republic common stock and, if a certificate formerly representing such shares is presented to First United, it shall be forwarded to the Exchange Agent for cancellation and exchange for certificates representing shares of First United Common Stock as herein provided.

     If any new certificate for shares of First United Common Stock is to be issued in a name other than the name in which the surrendered certificate is registered, it will be a condition of the issuance that the certificate so surrendered is properly endorsed and otherwise in proper form for transfer and that the person requesting the issuance of such certificate either pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of the new certificate in a name other than the registered holder of the certificate surrendered, or reestablish to the satisfaction of the Exchange Agent that such tax has been paid or is not owed. In the event any certificate of Republic common stock has been lost, stolen or destroyed, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, the merger consideration; provided, however, that First United may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may direct as indemnity against any claim that may be made against First United, Republic, the Exchange Agent or any other party.

     HOLDERS OF REPUBLIC COMMON STOCK SHOULD NOT SURRENDER THEIR CERTIFICATES UNTIL THEY RECEIVE WRITTEN INSTRUCTIONS FROM THE EXCHANGE AGENT.

RESALE OF FIRST UNITED COMMON STOCK; RESTRICTIONS ON TRANSFER

     The First United Common Stock issued pursuant to the Republic Merger will be freely transferable under the Securities Act of 1933 (the "Securities Act"), except for shares issued to any Republic stockholder who may be deemed to be an "affiliate" of Republic or First United for purposes of Rule 145 under the Securities Act. In general, affiliates of Republic include its executive officers and directors and any person who controls, is controlled by or is under common control with Republic. Affiliates of Republic will not be able to resell the First United Common Stock received by them in the Republic Merger unless the First United Common Stock is registered for resale under the Securities Act, is sold in compliance with Rule 145 under the Securities Act or is sold in compliance with another exemption from the registration requirements of the Securities Act.

     Pursuant to Rule 145 under the Securities Act, the sale of First United Common Stock held by former affiliates of Republic will be subject to the following restrictions. Such persons may sell First United Common Stock under Rule 145 only if (i) First United has filed all reports required to be filed by it under Section 13 or 15(d) of the Exchange Act during the preceding twelve months, (ii) such First United Common Stock is sold in a "broker's transaction," which is defined in Rule 144 under the Securities Act as a sale in which (a) the seller does not solicit or arrange for orders to buy the securities, (b) the seller does not make any payment other than to a broker, (c) the broker does no more than execute the order and receive a normal commission and (d) the broker does not solicit customer orders to buy the securities, and (iii) such sale and all other sales made by such person within the preceding three months do not exceed the greater of (x) 1% of the outstanding shares of First United Common Stock or (y) the average weekly trading volume of First United Common Stock on the Nasdaq National Market during the four-week period preceding the sale.

     Each affiliate of Republic is expected to receive less than 1% of the outstanding First United Common Stock upon consummation of the Republic Merger. Any affiliate of Republic who is not an affiliate of First United after the Republic Merger may sell First United Common Stock without restriction following the first anniversary of the Effective Date. No person who may be deemed to be an "affiliate" of Republic prior to the Republic Merger is expected to be an "affiliate" of First United upon consummation of the Republic Merger.

     It is a condition to consummation of the Republic Merger that each stockholder of Republic who is a director, executive officer or 5% shareholder of Republic will have entered into an agreement with First United providing that such person will not transfer any First United Common Stock received in the Republic Merger except in compliance with the Securities Act and will not sell or otherwise transfer such Common Stock (or any interest therein) until financial results of First United and its subsidiaries (including Republic) for at least 30 days of combined operations are published.

EMPLOYEE BENEFITS AFTER THE REPUBLIC MERGER

     From and after the effective time of the Republic Merger, First United will, subject to compliance with applicable legal and regulatory requirements, provide coverage for all employees of Republic or any Republic subsidiary under all First United employee benefit plans for which they are eligible, as soon as practicable after the effective time of the Republic Merger. All prior years of service with Republic or any Republic subsidiary of such employees will be counted for eligibility purposes under all First United qualified employee pension benefit and welfare benefit plans and will be counted for both eligibility and vesting purposes under the First United 401(k) Profit Sharing Plan and Trust.

EXPENSES OF THE MERGER

     First United and Republic will bear their own expenses incident to preparing for, entering into, and carrying out the Agreements and the consummation of the Republic Merger, except that First United will pay all expenses incident to the preparation of this Proxy Statement and its printing and distribution and for the filing of necessary applications for approval of the Republic Merger with the Board and state regulatory agencies.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of certain material federal income tax considerations in connection with the Republic Merger and of the tax opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., special tax counsel to Republic. This discussion does not address all aspects of federal income taxation that may be relevant to particular stockholders of Republic and Republic Debenture holders and may not be applicable to stockholders and holders of Republic Debentures who are not citizens or residents of the United States, or who may acquire First United Common Stock pursuant to the exercise or termination of employee stock options or otherwise as compensation, nor does the discussion address the effect of any applicable foreign, state, local or other tax laws. This discussion assumes that the Republic stockholders and holders of Republic Debentures hold their Republic common stock and Republic Debentures as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). EACH REPUBLIC STOCKHOLDER AND REPUBLIC DEBENTURE HOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF THE REPUBLIC MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS.

     The Republic Merger will qualify as a tax-free corporate reorganization for federal income tax purposes under Section 368(a)(1)(A) of the Code, if it satisfies the specific requirements of the Code, the regulations promulgated thereunder, and pertinent judicial decisions. The most important of these requirements are (i) the transaction must qualify as a merger under applicable state or federal law and (ii) the stockholders of Republic must maintain a "continuity of interest" in the surviving corporation after the Republic Merger. For ruling purposes, the Internal Revenue Service takes the position that this "continuity of interest" test will be satisfied if the former Republic stockholders receive, in the Republic Merger, a number of shares of common stock of First United having a value, as of the Effective Date (as defined herein), equal to at least fifty percent (50%) of the value of all the outstanding stock of Republic as of such date, and acquire such stock without a present intent to sell, transfer or otherwise dispose of such stock in a manner that would cause the fifty percent (50%) continuity of interest threshold to be violated. In general, this requires the stockholders of Republic to collectively surrender at least 50% of their Republic common stock in exchange for First United Common Stock in the Republic Merger, without a present intent to sell, transfer or otherwise dispose of such stock in violation of the fifty percent (50%) continuity of interest requirement.

     The Republic Merger has been structured in a manner to qualify as a statutory merger under the law of the State of Arkansas. In addition, it is expected that the stockholders of Republic will collectively exchange a sufficient number of shares of Republic common stock for First United Common Stock so that the 50% "continuity of interest" test initially should be satisfied in connection with the Merger.

     Accordingly, assuming these tests are satisfied, and provided other specific requirements contained in the Code, the regulations promulgated thereunder, and pertinent judicial decisions are met, the transaction should qualify as a tax-free corporate reorganization for federal income tax purposes pursuant to the provisions of Section 368(a)(1)(A) of the Code.

     If the Republic Merger qualifies as a tax-free corporate reorganization, the material federal income tax consequences of the Republic Merger will be as follows: (i) no material gain or loss will be recognized by Republic or First United as a result of the Republic Merger; (ii) no gain or loss will be recognized by the stockholders of Republic or holders of Republic Debentures upon the receipt of First United Common Stock received solely in exchange for their shares of Republic common stock in connection with the Merger; (iii) the tax basis of the shares of First United Common Stock received by the stockholders of Republic and holders of Republic Debentures in the Republic Merger will, in each instance, be the same as the basis of the shares of Republic common stock and Republic Debentures surrendered in exchange therefor;
(iv) the holding period of the shares of First United Common Stock received by the stockholders of Republic in the Republic Merger will, in each instance, include the holding period of the shares of Republic common stock and Republic

Debentures exchanged therefor, provided that the shares of Republic common stock and Republic Debentures were held as capital assets on the date of the Republic Merger; and (v) the payment of cash to stockholders of Republic and Republic Debenture holders in lieu of fractional shares of First United Common Stock will be a taxable transaction and will be treated as if the fractional shares were distributed as part of the exchange and then redeemed by First United for cash, and any such cash payments will be treated as having been received by the stockholder as a distribution in redemption of the fractional share interest, subject to the provisions of Section 302 of the Code.

     Stockholders of Republic who exercise dissenters' rights and receive cash for their shares of Republic common stock will have engaged in a taxable transaction and will be treated as having received such cash as a distribution in redemption of such stockholders' Republic common stock, subject to the conditions and limitations of Section 302 of the Code.

     If the Republic Merger does not qualify as a tax-free corporate reorganization for federal income tax purposes, it will constitute a taxable transaction to the stockholders of Republic and holders of Republic Debentures. In such circumstances, gain or loss will be recognized by the stockholders of Republic and Republic Debenture holders to the extent of the difference between the fair market value, on the Effective Date, of the shares of First United Common Stock received in connection with the Republic Merger, and the adjusted basis of the shares of Republic common stock and Republic Debentures surrendered in the transaction. The fair market value of the First United Common Stock on the Effective Date may be determined on the basis of the average high and low selling prices of such stock on the day of the transaction. If the transaction is taxable, the holding period for the shares of First United Common Stock to be received by the stockholders of Republic will commence on the day following the date of the transaction.

     Because the tax consequences to any particular stockholder may be affected by matters not pertaining to the Republic Merger, it is recommended that each stockholder of Republic and Republic Debenture holder consult his or her own personal tax advisor concerning the specific income tax consequences of the Republic Merger, including the applicability and effect of foreign, state, local and other tax laws.

ACCOUNTING TREATMENT

     First United intends to treat the Republic Merger as a pooling-of-interests for accounting purposes. Consequently, in accordance with generally accepted accounting principles, First United anticipates that it will restate its 1998 and prior consolidated financial statements to include the assets, liabilities, stockholders' equity and results of operations of Republic as reflected in its consolidated financial statements, subject to appropriate adjustments, if any, to conform accounting principles of the two companies.

RIGHT OF DISSENT UNDER THE 1987 ACT

     HOLDERS OF FIRST UNITED COMMON STOCK SHALL BE ENTITLED TO DISSENTER'S RIGHTS PURSUANT TO ARK. CODE ANN. SEC.4-27-1301 ET. SEQ. OF THE 1987 ACT WITH RESPECT TO THE REPUBLIC MERGER.

     The following summary does not purport to be a complete statement of the method of compliance with the 1987 Act and is qualified by reference to those statutory sections which are attached hereto as Annex II.

     A holder of First United Common Stock who wishes to perfect his dissenter's rights in the event that the Republic Merger is adopted must:

          (a) File with the corporation, prior to or at the meeting of stockholders at which the vote on the Republic Agreement is to be made, written objection to the Agreement; and

          (b) Not have voted in favor of the Republic Agreement.

     Any written notice of objection to the Republic Agreement pursuant to clause (a) of the immediately preceding paragraph should be mailed or delivered by a Republic stockholder to Republic National Bancshares of Hope, Inc., 200 South Elm Street, Hope, Arkansas, 71801, Attention: Dennis Ramsey,

Secretary, or by a stockholder of First United, to First United Bancshares, Inc., Main and Washington Streets, El Dorado, Arkansas, 71730, Attention: John Burns, Vice President and Chief Financial Officer. Because the written objection must be delivered prior to or at the time of the stockholder votes on the Republic Merger, it is recommended, although not required, that a stockholder using the mail should use certified or registered mail, return receipt requested, to confirm that he has made timely delivery.

     If the Republic Merger is adopted at the special stockholders meeting, the corporation must send to the dissenting stockholder, no later than ten (10) days after the corporate action was taken, a dissenter's notice which will inform the stockholder where a demand for payment must be sent, where the stockholder's share certificates must be deposited and provide a form for demanding payment. The dissenter's notice will also notify the stockholder of a time period of not fewer than thirty (30) nor more than sixty (60) days within which the stockholder must deliver the payment demand form and stock certificates to the corporation.

     As soon as the Republic Merger is consummated, or upon receipt of a payment demand by the dissenting stockholder, First United must pay the dissenting stockholder the amount First United estimates to be the fair value of the shares, plus accrued interest and deliver to the dissenting stockholder the corporation's balance sheet as of the most recent fiscal year, an income statement for that year, a statement of changes in stockholder equity for that year, and the latest available interim financial statement. At this time, First United shall also deliver to the dissenting stockholder a statement of the corporation's estimate of fair value of the shares, an explanation of how interest was calculated, a statement of the dissenter's right to demand a higher value for his shares and a copy of the appropriate statutory provisions governing the dissenters rights procedure.

     Within thirty (30) days after the dissenting stockholder has received payment in the amount the corporation estimates to be the fair value of the shares, the dissenting stockholder must notify the corporation, in writing, of his own estimate of fair value. If the dissenting stockholder does not notify the corporation within this thirty (30) day period, he waives his right to demand a higher payment.

     If the demand for payment, as referenced in the immediately preceding paragraph remains unsettled for sixty (60) days from the date the corporation receives the dissenting stockholder's demand for payment, the corporation must commence a proceeding and file a petition in Pulaski County Circuit Court to determine the fair value of the shares and the amount of accrued interest to be paid.

RIGHT OF DISSENT UNDER THE LBCL

     HOLDERS OF REPUBLIC COMMON STOCK MAY BE ENTITLED TO EXERCISE DISSENTER'S RIGHTS UNDER THE LBCL.

     Unless the Republic Agreement is approved by the holders of at least (80%) of the total voting power of Republic, Section 131 of the Louisiana Business Corporation Law (L.B.C.L. Section 12:131) allows a stockholder of Republic who objects to the Republic Agreement and who complies with the provisions of that section to dissent from that Republic Agreement and to have paid to him in cash the fair cash value of his shares of Republic common stock as of the day before the Special Meeting, as determined by agreement between the stockholder and Republic or by the State District Court for the Parish of Richland if the stockholder and Republic are unable to agree upon the fair cash value.

     To exercise the right of dissent, a stockholder (i) must file with Republic a written objection to the Republic Agreement prior to or at the Special Meeting AND (ii) must also vote his shares (in person or by Proxy) against the Republic Agreement at the Special Meeting. Neither a vote against the Republic Agreement nor a specification in a Proxy to vote against the Republic Agreement will in and of itself constitute the necessary written objection to the Republic Agreement. Moreover, by voting in favor of, or abstaining from voting on, the Republic Agreement, or by returning the enclosed Proxy without instructing the Proxy holders to vote against the Republic Agreement, a stockholder waives his rights under Section 131.

     If the Republic Agreement is approved by less than 80% of the total number of shares of Republic common stock outstanding, then promptly after the consummation date of the Republic Merger, written notice of the consummation of the Republic Merger will be given by registered mail to each former stockholder of Republic who filed a written objection to the Republic Agreement and voted against it. Within 20 days after the mailing of such notice, the stockholder must file with Republic a written demand for payment for his shares at their fair cash value as of the day before the Special Meeting and must state the amount demanded and a post office address to which Republic may reply. He must also deposit the certificate(s) formerly representing his shares of Republic common stock in escrow with a bank or trust company located in Richland Parish, Louisiana. With the above-mentioned demand, the stockholder must also deliver to Republic the written acknowledgment of such bank or trust company that it holds the certificate(s), duly endorsed and transferred to Republic, upon the sole condition that the certificate(s) will be delivered to Republic upon payment of the value of the shares in accordance with Section 131.

     Unless the stockholder objects to and votes against the Republic Agreement, demands payment, deposits his certificates and delivers the required acknowledgment in accordance with the procedures and within the time period set forth above, the stockholder will conclusively be presumed to have acquiesced to the Republic Merger and will forfeit any right to seek payment pursuant to
Section 131.

     If Republic does not agree to the amount demanded by the stockholder, or does not agree that payment is due, it will, within 20 days after receipt of such demand and acknowledgment, notify such stockholder in writing of either (i) the value if will pay or (ii) its belief that no payment is due. If the stockholder does not agree to accept the offered amount, or disagrees with Republic's assertion that no payment is due, he must, within 60 days after receipt of such notice, file suit against Republic in the Civil District Court for the Parish of Richland for a judicial determination of the fair cash value of the shares. Any stockholder entitled to file such suit may, within such 60 day period but not thereafter, intervene as a plaintiff in any suit filed against Republic by another former stockholder of Republic for a judicial determination of the fair cash value of such other stockholder's shares. If a stockholder fails to bring or to intervene in such a suit within the applicable 60 day period, he will be deemed to have consented to accept Republic's statement that no payment is due or, if Republic does not contend that no payment is due, to accept the amount specified by Republic in its notice of disagreement.

     If upon the filing of any such suit or intervention, Republic deposits with the court the amount, if any, which it specified in its notice of disagreement, and if in that notice Republic offered to pay such amount to the stockholder on demand, then the costs of the suit or intervention will be taxed against the stockholder if the amount finally awarded to him, exclusive of interest and costs, is equal to or less than the amount so deposited; otherwise, the costs will be taxed against Republic.

     Upon filing a demand for the value of his shares, a stockholder ceases to have any rights of a stockholder except the rights created by Section 131. The stockholder's demand may be withdrawn voluntarily at any time before Republic gives its notice of disagreement, but thereafter only with the written consent of Republic. If his demand is properly withdrawn, or if the stockholder otherwise loses his dissenters' rights, he will be restored to his rights as a stockholder as of the time of the filing of his demand for fair cash value.

     Dissenting stockholders of Republic should send any communications regarding their rights to George W. Bolton, Jr., Chairman, First Republic Bancshares, Inc., 107 Glenda Street, Rayville, Louisiana 71264. All such communications should be signed by or on behalf of the dissenting stockholder in the form in which his shares are registered on the books of Republic.

     THE FOREGOING SUMMARY OF SECTION 131 OF THE LBCL IS NECESSARILY INCOMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO EXCERPTS FROM THAT SECTION SET FORTH HEREIN AS ANNEX III.

COMPARISON OF RIGHTS OF HOLDERS OF REPUBLIC COMMON STOCK AND FIRST UNITED COMMON STOCK

     THE FOLLOWING IS A SUMMARY OF MATERIAL DIFFERENCES BETWEEN THE RIGHTS OF HOLDERS OF FIRST REPUBLIC COMMON STOCK AND THE RIGHTS OF HOLDERS OF FIRST UNITED COMMON STOCK AND DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE RIGHTS OF FIRST REPUBLIC STOCKHOLDERS UNDER THE LAWS OF LOUISIANA AND THE ARTICLES OF INCORPORATION AND BYLAWS OF FIRST REPUBLIC AS COMPARED WITH THE RIGHTS OF FIRST UNITED STOCKHOLDERS UNDER THE LAWS OF ARKANSAS AND THE ARTICLES OF INCORPORATION AND BYLAWS OF FIRST UNITED. THE IDENTIFICATION OF SPECIFIC DIFFERENCES IS NOT MEANT TO INDICATE THAT OTHER EQUAL OR MORE SIGNIFICANT DIFFERENCES DO NOT EXIST AND

IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE LOUISIANA BUSINESS CORPORATION LAW ("LBCL"), THE ARKANSAS BUSINESS CORPORATION ACT OF 1987 ("1987 ACT"), AND THE GOVERNING CORPORATE INSTRUMENTS OF FIRST REPUBLIC AND FIRST UNITED, TO WHICH STOCKHOLDERS ARE REFERRED.

     Republic is a corporation organized and existing under the laws of the State of Louisiana including the LBCL. First United is a corporation organized and existing under the laws of the State of Arkansas, including the 1987 Act. Holders of Republic common stock have the rights, privileges and duties provided by the LBCL, while the holders of First United Common Stock have the rights, privileges and duties provided by the 1987 Act.

     Shareholder Action by Written Consent. Under the LBCL, shareholders may take action if a written consent setting forth the action taken is signed by all of the shareholders of the corporation having voting power on the question, without the necessity of a shareholder meeting. Under the 1987 Act, shareholders may take such action, without the necessity of a meeting, if the written consent is signed by a simple majority of all shares entitled to vote on the matter. Arkansas law requires unanimous written consent only for actions to increase the capital stock or bond indebtedness of the corporation.

     Dissenter's Rights. The LBCL provides that in instances where a corporation has, by the vote of its shareholders, authorized a sale, lease, or exchange of all of its assets or has become a party to a merger or consolidation, a shareholder who voted against such action shall have the right to dissent; namely, the right to receive "fair value" in exchange for its shares. However, dissenting shareholders generally have no such rights where the action shall have been approved by eighty percent (80%) or more of the total voting power. See "The Republic Merger -- Right of Dissent Under the LBCL".

     The 1987 Act provides for dissenters' rights in such instances regardless of the percentage of the total voting power approving the action. Arkansas law also provides for dissenters' rights where an amendment of the articles of incorporation materially and adversely affects rights in respect of a dissenter's shares, such as the abolition or alteration of a preferential right of the shares or of a preemptive right of the holder of shares. See "The Republic Merger -- Right of Dissent Under the 1987 Act".

     Director Voting. The holders of First United Common Stock are entitled to cumulative voting for directors. The articles of incorporation of First Republic prohibit cumulative voting for directors. Pursuant to First United's By-Laws, the number of directors of the corporation may not be less than three nor more than twenty-five. The Republic By-Laws require that the number of directors may not be less than one.

     Super-Majority Voting Requirements. First United's Articles of Incorporation contain a paragraph that may have the effect of operating as an anti-takeover provision. Paragraph SEVENTH contains a super-majority voting requirement of two-thirds ( 2/3) of all shares issued and outstanding that are entitled to vote for approval of (1) effect any transaction pursuant to which a purchaser would acquire control of the corporation, whether by merger, consolidation, purchase of stock or otherwise, (2) effect a merger or share exchange with another entity pursuant to which the corporation would issue shares of common stock in an amount greater than twenty percent (20%) of the number of shares of common stock issued and outstanding immediately prior to consummation of the transaction, (3) effect a merger or share exchange with another entity pursuant to which the corporation would issue shares of common stock in an amount that would cause the total number of shares issued during any consecutive twelve month period in connection with such transactions to exceed twenty percent (20%) of the number of shares of common stock issued and outstanding immediately prior to consummation of the transaction, (4) a transaction to sell, exchange, lease or otherwise dispose of all, or substantially all, of the corporation's assets and property except where accomplished in the usual and regular course of business, (5) a transaction effecting a dissolution or liquidation of the corporation, or (6) any amendment of the Articles of Incorporation.

     The Republic Articles of Incorporation do not contain a like provision and require only a simple majority of votes actually cast, except as otherwise provided by law. The LBCL requires a vote of two-thirds of the voting power present for most of these actions.

                             FINANCIAL INFORMATION

     The following unaudited Pro Forma Combining Balance Sheet as of September 30, 1997, and Unaudited Pro Forma Combining Income Statements for the nine months ended September 30, 1997 and 1996 and for the years ended December 31, 1996, 1995, and 1994 illustrate the effect of the proposed merger as if the Republic Merger had occurred at the beginning of the earliest period presented.

     These Pro Forma Combining Financial Statements should be read in conjunction with the historical financial statements of First United and the supplemental post-pooled financial statement of First United which are incorporated by reference herein and Republic which are included herein.

     The Pro Forma Combining Financial Statements are presented for comparative purposes only and are not intended to be indicative of actual results had the transactions occurred as of the dates indicated above nor do they purport to indicate which may be attained in the future.

                       PRO FORMA COMBINING BALANCE SHEET

                                     ASSETS

                                                             AS OF SEPTEMBER 30, 1997
                                               ----------------------------------------------------
                                                                           PRO FORMA     PRO FORMA
                                               FIRST UNITED    FIRST     ADJUSTMENT(1)    COMBINED
                                               ------------   --------   -------------   ----------
Cash and due from banks......................   $   76,577    $  4,446       $  --       $   81,023
Short-term investments.......................       45,563       7,771          --           53,334
Securities available-for-sale................      485,684      26,981          --          512,665
Investment securities........................      245,315          --          --          245,315
Trading account securities...................           --         225          --              225
Net Loans....................................      918,054     103,811          --        1,021,865
Premises and equipment.......................       33,608       3,089          --           36,697
Goodwill.....................................       10,882         359          --           11,241
Other real estate owned......................          834          62          --              896
Other assets.................................       25,770       2,218          --           27,988
                                                ----------    --------       -----       ----------
          Total Assets.......................   $1,842,287    $148,962       $  --       $1,991,249
                                                ==========    ========       =====       ==========

                                      LIABILITIES AND CAPITAL
Total deposits...............................   $1,565,185    $124,934       $  --       $1,690,119
Federal funds purchased and securities sold
  under agreements to repurchase.............       55,734          --          --           55,734
Other liabilities............................       14,168       1,802          --           15,970
Notes payable................................       22,250      11,690          --           33,940
                                                ----------    --------       -----       ----------
          Total Liabilities..................    1,657,337     138,426          --        1,795,763
                                                ----------    --------       -----       ----------
Capital Accounts:
  Preferred stock............................           --          --          --               --
  Common stock...............................        9,852         398         800           10,652
                                                                              (398)
Surplus......................................       22,295       1,496        (800)          23,277
                                                                               286
Undivided profits............................      151,852       8,645          --          160,497
Less: Treasury stock.........................           --        (112)        112               --
Unrealized gains (losses) of securities
  available-for-sale.........................          951         109          --            1,060
                                                ----------    --------       -----       ----------
          Total Capital Accounts.............      184,950      10,536          --          195,486
                                                ----------    --------       -----       ----------
          Total Liabilities and Capital
            Accounts.........................   $1,842,287    $148,962       $  --       $1,991,249
                                                ==========    ========       =====       ==========

                      PRO FORMA COMBINING INCOME STATEMENT

                                                           FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                                          ----------------------------------------------
                                                                                              PRO FORMA
                                                          FIRST UNITED     FIRST REPUBLIC      COMBINED
                                                          -------------    ---------------    ----------
                                                                          (IN THOUSANDS)
Interest income.........................................     $98,194            $9,844         $108,038
Interest expense........................................      45,335             4,434           49,769
                                                             -------            ------         --------
Net interest income.....................................      52,859             5,410           58,269
Provision for loan losses...............................       1,435               322            1,757
                                                             -------            ------         --------
Net interest income after provision for loan losses.....      51,424             5,088           56,512
                                                             -------            ------         --------
Other income
  Service charges on deposit accounts...................       5,217               728            5,945
  Trust department income...............................       1,792                --            1,792
  Security gains (losses)...............................           1                47               48
  Other operating income................................       3,385               243            3,628
                                                             -------            ------         --------
          Total other income............................      10,395             1,018           11,413
                                                             -------            ------         --------
Other expense
  Salaries..............................................      15,023             2,093           17,116
  Pension and other employee benefits...................       4,911                --            4,911
  Net occupancy expense.................................       3,142               664            3,806
  Equipment expense.....................................       2,282                --            2,282
  Data processing expense...............................       2,238                --            2,238
  Other operating expenses..............................       9,305             1,303           10,608
                                                             -------            ------         --------
          Total other expense...........................      36,901             4,060           40,961
                                                             -------            ------         --------
Income before income taxes..............................      24,918             2,046           26,964
Income tax expense......................................       7,360               733            8,093
                                                             -------            ------         --------
Income from continuing operations.......................     $17,558            $1,313         $ 18,871
                                                             =======            ======         ========
Earnings per share......................................     $  1.78            $34.29         $   1.77
                                                             =======            ======         ========
Weighted average shares outstanding.....................       9,852                38           10,652
                                                             =======            ======         ========

                      PRO FORMA COMBINING INCOME STATEMENT

                                                           FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                                          ----------------------------------------------
                                                                                              PRO FORMA
                                                          FIRST UNITED     FIRST REPUBLIC      COMBINED
                                                          -------------    ---------------    ----------
                                                                          (IN THOUSANDS)
Interest income.........................................     $92,482            $9,236         $101,718
Interest expense........................................      43,367             4,144           47,511
                                                             -------            ------         --------
Net interest income.....................................      49,115             5,092           54,207
Provision for loan losses...............................         305               496              801
                                                             -------            ------         --------
Net interest income after provision for loan losses.....      48,810             4,596           53,406
                                                             -------            ------         --------
Other income
  Service charges on deposit accounts...................       5,191               583            5,774
  Trust department income...............................       1,384                --            1,384
  Security gains (losses)...............................          12                46               58
  Other operating income................................       2,508               247            2,755
                                                             -------            ------         --------
          Total other income............................       9,095               876            9,971
                                                             -------            ------         --------
Other expense
  Salaries..............................................      13,619             2,025           15,644
  Pension and other employee benefits...................       4,583                --            4,583
  Net occupancy expense.................................       2,975               602            3,577
  Equipment expense.....................................       2,129                --            2,129
  Data processing expense...............................       1,451                --            1,451
  Other operating expenses..............................       9,332             1,431           10,763
                                                             -------            ------         --------
          Total other expense...........................      34,089             4,058           38,147
                                                             -------            ------         --------
Income before income taxes..............................      23,816             1,414           25,230
Income tax expense......................................       6,735               576            7,311
                                                             -------            ------         --------
Income from continuing operations.......................     $17,081            $  838         $ 17,919
                                                             =======            ======         ========
Earnings per share......................................     $  1.73            $22.03         $   1.68
                                                             =======            ======         ========
Weighted average shares outstanding.....................       9,846                38           10,646
                                                             =======            ======         ========

                      PRO FORMA COMBINING INCOME STATEMENT

                                                              FOR THE YEAR ENDED DECEMBER 31, 1996
                                                           -------------------------------------------
                                                                                             PRO FORMA
                                                           FIRST UNITED    FIRST REPUBLIC    COMBINED
                                                           ------------    --------------    ---------
                                                                         (IN THOUSANDS)
Interest income..........................................    $123,947         $12,133        $136,080
Interest expense.........................................      58,365           5,608          63,973
                                                             --------         -------        --------
Net interest income......................................      65,582           6,525          72,107
Provision for loan losses................................         725             517           1,242
                                                             --------         -------        --------
Net interest income after provision for loan losses......      64,857           6,009          70,866
                                                             --------         -------        --------
Other income
  Service charges on deposit accounts....................       6,609           1,289           7,898
  Trust department income................................       2,180              --           2,180
  Security gains (losses)................................         122              89             211
  Other operating income.................................       3,365             228           3,593
                                                             --------         -------        --------
          Total other income.............................      12,276           1,606          13,882
                                                             --------         -------        --------
Other expense
  Salaries...............................................      17,302           2,782          20,084
  Pension and other employee benefits....................       5,882              --           5,882
  Net occupancy expense..................................       4,162             876           5,038
  Equipment expense......................................       2,852              --           2,852
  Data processing expense................................       2,331              --           2,331
  Other operating expenses...............................      13,142           1,906          15,048
                                                             --------         -------        --------
          Total other expense............................      45,671           5,564          51,235
                                                             --------         -------        --------
Income before income taxes...............................      31,462           2,051          33,513
Income tax expense.......................................       9,090             697           9,787
                                                             --------         -------        --------
Income from continuing operations........................    $ 22,372         $ 1,354        $ 23,726
                                                             ========         =======        ========
Earnings per share.......................................    $   2.27         $ 35.57        $   2.23
                                                             ========         =======        ========
Weighted average shares outstanding......................       9,846              38          10,646
                                                             ========         =======        ========

                      PRO FORMA COMBINING INCOME STATEMENT

                                                              FOR THE YEAR ENDED DECEMBER 31, 1995
                                                           -------------------------------------------
                                                                                             PRO FORMA
                                                           FIRST UNITED    FIRST REPUBLIC    COMBINED
                                                           ------------    --------------    ---------
                                                                         (IN THOUSANDS)
Interest income..........................................    $108,079         $10,317        $118,396
Interest expense.........................................      50,569           4,433          55,002
                                                             --------         -------        --------
Net interest income......................................      57,510           5,884          63,394
Provision for loan losses................................         574             379             953
                                                             --------         -------        --------
Net interest income after provision for loan losses......      56,936           5,505          62,441
                                                             --------         -------        --------
Other income
  Service charges on deposit accounts....................       5,876           1,308           7,184
  Trust department income................................       1,799              --           1,799
  Security gains (losses)................................        (355)              7            (348)
  Other operating income.................................       2,311             165           2,476
                                                             --------         -------        --------
          Total other income.............................       9,631           1,480          11,111
                                                             --------         -------        --------
Other expense
  Salaries...............................................      15,228           2,581          17,809
  Pension and other employee benefits....................       4,919              --           4,919
  Net occupancy expense..................................       3,350             636           3,986
  Equipment expense......................................       1,953              --           1,953
  Data processing expense................................       1,715              --           1,715
  Other operating expenses...............................      12,793           1,827          14,620
                                                             --------         -------        --------
          Total other expense............................      39,958           5,044          45,002
                                                             --------         -------        --------
Income before income taxes...............................      26,609           1,941          28,550
Income tax expense.......................................       8,233             614           8,847
                                                             --------         -------        --------
Income from continuing operations........................    $ 18,376         $ 1,327        $ 19,703
                                                             ========         =======        ========
Earnings per share.......................................    $   1.97         $ 35.13        $   1.94
                                                             ========         =======        ========
Weighted average shares outstanding......................       9,338              38          10,138
                                                             ========         =======        ========

                      PRO FORMA COMBINING INCOME STATEMENT

                                                             FOR THE YEAR ENDED DECEMBER 31, 1994
                                                          -------------------------------------------
                                                                                            PRO FORMA
                                                          FIRST UNITED    FIRST REPUBLIC    COMBINED
                                                          ------------    --------------    ---------
                                                                        (IN THOUSANDS)
Interest income.......................................      $86,614           $7,295         $93,909
Interest expense......................................       36,136            2,783          38,919
                                                            -------           ------         -------
Net interest income...................................       50,478            4,512          54,990
Provision for loan losses.............................          334              185             519
                                                            -------           ------         -------
Net interest income after provision for loan losses...       50,144            4,327          54,471
                                                            -------           ------         -------
Other income
  Service charges on deposit accounts.................        4,661            1,095           5,756
  Trust department income.............................        1,379               --           1,379
  Security gains (losses).............................            5              (11)             (6)
  Other operating income..............................        1,815              179           1,994
                                                            -------           ------         -------
          Total other income..........................        7,860            1,263           9,123
                                                            -------           ------         -------
Other expense
  Salaries............................................       13,268            2,177          15,445
  Pension and other employee benefits.................        4,271               --           4,271
  Net occupancy expense...............................        2,823              624           3,447
  Equipment expense...................................        1,504               --           1,504
  Data processing expense.............................        1,526               --           1,526
  Other operating expenses............................       10,882            1,516          12,398
                                                            -------           ------         -------
          Total other expense.........................       34,274            4,317          38,591
                                                            -------           ------         -------
Income before income taxes............................       23,730            1,273          25,003
Income tax expense....................................        7,019              372           7,391
                                                            -------           ------         -------
Income from continuing operations.....................      $16,711           $  901         $17,612
                                                            =======           ======         =======
Earnings per share....................................      $  1.79           $23.95         $  1.74
                                                            =======           ======         =======
Weighted average shares outstanding...................        9,338               38          10,138
                                                            =======           ======         =======

               NOTES TO PRO FORMA COMBINING FINANCIAL STATEMENTS

(1) The First United amounts have been restated to reflect the September 3, 1997 pooling-of-interests with Fredonia Bancshares, Inc.

(2) The adjustments to the Pro Forma Combining Financial Statements do not include direct expenses related to the Republic Merger, which will be recorded at the time of the Republic Merger. The pro forma data are not necessarily indicative of the operating results or financial position that would have occurred had the Republic Merger been consummated at the dates indicated, nor necessarily indicative of future operating results of financial position.

(3) Pro forma per share are based on the number of shares of First United Common Stock that would have been outstanding had the Republic occurred at the beginning of the earliest period presented.

                         FIRST UNITED BANCSHARES, INC.

GENERAL

     First United is a multi-bank holding company incorporated in 1980 for the purpose of holding all of the outstanding stock of The First National Bank of El Dorado, El Dorado, Arkansas. Between 1981 and 1997, First United acquired twelve other banks in different cities within Arkansas, Louisiana and Texas. The banks acquired were the First National Bank of Magnolia, Magnolia, Arkansas; Merchants and Planters Bank, N.A. of Camden, Camden, Arkansas; City National Bank of Fort Smith, Fort Smith, Arkansas; Commercial Bank at Alma, Alma, Arkansas; The Bank of North Arkansas, Melbourne, Arkansas; First United Bank, Stuttgart, Arkansas; FirstBank, Texarkana, Texas; Citizens Bank & Trust, Carlisle, Arkansas; Hazen First State Bank, Hazen, Arkansas, First Bank of Arkansas, Brinkley, Arkansas; City Bank & Trust of Shreveport, Shreveport, Louisiana; and Fredonia State Bank, Nacogdoches, Texas. On May 16, 1997, the Carlisle, Hazen and Brinkley banks were merged with and into First United Bank. Each of the banks are wholly-owned by First United, and, furthermore, are banks organized under the laws of the United States, Arkansas, Texas, or Louisiana and are regulated by the Office of the Comptroller of the Currency, the Federal Reserve System, the Arkansas Bank Department, the Texas Department of Banking, or the Louisiana Office of Financial Institutions. As of September 30, 1997, First United, on a consolidated basis, had a total of $931,545,000 of loans outstanding, an allowance for loan losses of $13,491,000, total deposits of $1,565,185,000 and total stockholders' equity of $184,950,000. In 1996 First United Trust Company was chartered as a wholly-owned subsidiary of First United to handle and expand trust business formerly done by First United's subsidiary banks.

     The banks offer customary services of banks of similar size and similar markets, including interest-bearing and non-interest-bearing deposit accounts, commercial, real estate and personal loans, trust services, correspondent banking services and safe deposit box activities.

     The banking business is highly competitive. The subsidiary banks of First United compete actively with national and state banks, savings and loan associations, securities dealers, mortgage bankers, finance companies and insurance companies.

PENDING ACQUISITION

     The Citizens National Bancshares, Inc. On September 15, 1997 First United entered into an Agreement and Plan of Reorganization with The Citizens National Bancshares, Inc., a bank holding company headquartered in Hope, Arkansas ("Citizens") that calls for First United to acquire for shares of First United's Common Stock all of the issued and outstanding shares of Citizens and its two wholly-owned bank subsidiaries, Citizens National Bank of Hope, Hope, Arkansas ("CNB"), and Peoples Bank & Loan Company, Lewisville, Arkansas ("Peoples"). At June 30, 1997 Citizens had consolidated assets of approximately $267.5 million and shareholders' equity of approximately $27.7 million. Upon consummation of the transaction CNB and Peoples would become wholly-owned subsidiaries of First United. The total number of shares of First United Common Stock to be issued in the transaction would be 1,570,000 shares, which represents less than 16 percent of the total number of shares of First United outstanding as of the date hereof. The Citizens acquisition, which is subject to the parties entering into a definitive agreement and to shareholder and regulatory approvals, is expected to be completed in the first quarter of 1998. There can be no assurance that the transaction will be consummated. Consummation of the Republic Merger is not conditioned upon consummation of the Citizens acquisition.

REGULATION

     First United is a registered bank holding company pursuant to the Bank Holding Company Act of 1956, as amended (the "Act"), and as such, is subject to regulation and examination by the Federal Reserve Board and is required to file with the Federal Reserve Board annual reports and other information regarding the business operations of itself and its subsidiaries. The Act provides that a bank holding company may be required to obtain Federal Reserve Board approval for the acquisition of more than 5% of the voting securities of substantially all of the assets of any bank or bank holding company, unless it already owns a majority of the voting securities of such bank or bank holding company. The Act prohibits First United from engaging in any business other than banking or bank-related activities specifically allowed by the Federal Reserve Board. The Act also prohibits First United and its subsidiaries from engaging in certain tie-in arrangements in connection with the extension of credit, the lease of sale of property or the provision of any services.

     As a registered bank holding company, First United is subject to the Federal Reserve Board's position that a bank holding company should serve as a "source of strength" for its bank subsidiaries. In an early appreciation of the doctrine the Federal Reserve Board announced that failure to assist a troubled bank subsidiary when its holding company was in a position to do so was an unsafe and unsound practice and the Federal Reserve Board claimed the authority to order a bank holding company to capitalize its subsidiary banks.

     In 1991, Congress modified the source of strength doctrine by creating a system of prompt corrective actions under which the federal banking agencies are required to take certain actions to resolve the problems of depository institutions based on their level of capitalization. In a bank holding company organization, an undercapitalized insured depository institution must submit a capital restoration plan to the appropriate agency which may not accept the plan unless the company controlling the institution has guaranteed that the institution will comply with the plan until the institution has been adequately capitalized on average during each of four consecutive calendar quarters. The aggregate liability to the guaranteeing companies is the lesser of an amount equal to 5 percent of the institution's total assets at the time the institution became undercapitalized, or the amount which is necessary to bring the institution into compliance with applicable capital standards.

     For a significantly undercapitalized institution, the appropriate agency must prohibit a bank holding company from making any capital distribution without prior Federal Reserve Board approval. The agency also may require a bank holding company to divest or liquidate the institution.

     First United and its subsidiaries are subject to various federal banking laws including the Financial Institutions, Reform, Recovery and Enforcement Act of 1989 ("FIRREA") which, among other things, made substantive changes to the deposit insurance system. As a part of the reorganization of the deposit insurance funds, the deposit premiums for insurance of Bank Insurance Fund members were significantly increased. FIRREA also authorized bank holding companies to acquire savings and thrift institutions without tandem operation restrictions. Furthermore, FIRREA expanded the authority of regulatory agencies to assess severe penalties ranging from $5,000 per day to $1,000,000 per day, on persons or institutions that the agency finds in violation of a broad range of activities.

     First United and its subsidiaries are also subject to the provisions of the Federal Deposit Insurance Corporation Improvement Act of 1991, which provided for industry-wide standards in such areas as real estate lending, further restrictions on brokered deposits and insider lending, establishment of a risk-based deposit insurance system, enhanced examinations and audits of banking institutions, the adoption of a Truth-in-Savings Act, various merger-and-acquisitions related provisions, and the implementation of legislation on foreign bank operations in the United States.

     The provisions of the Community Reinvestment Act of 1977, as amended, are applicable to the subsidiaries of First United. Federal Regulators are required to consider performance under the Community Reinvestment Act before approving an application to establish a branch or acquire another financial institution. The Federal Reserve Board has promulgated regulations governing compliance with the Community Reinvestment Act in Regulation BB. Recent regulatory and statutory developments show that compliance with the Community Reinvestment Act is subject to strict scrutiny and is often grounds for denial of an application to federal regulators. First United's subsidiary banks are all rated "satisfactory" for CRA purposes.

     On January 19, 1989, the Federal Reserve Board issued final guidelines to implement risk-based capital requirements for bank holding companies. The guidelines establish a systematic analytical framework that makes regulatory capital requirements more sensitive to differences in risk profiles among banking organizations, takes off-balance sheet exposures into account in assessing capital adequacy, and minimizes disincentives to holding liquid, low-risk assets. The guidelines provided for phasing in risk-based capital standards through the end of 1992, at which time the standards became fully effective. First United's year end 1996 Tier 1 ratio of 16.61% and Total capital ratio of 9.75% exceeds the current minimum regulatory requirements of 4.00% and 6.00% respectively.

     The table below illustrates all of the capital requirements applicable to First United and its subsidiaries.

                   REGULATORY COMPARISON OF CAPITAL RATIOS(1)

                                                                              REGULATORY
                     SEPTEMBER 30, 1997                       FIRST UNITED   REQUIREMENTS
                     ------------------                       ------------   ------------
Total Capital/Total Assets..................................     10.69%          6.00%
Primary Capital/Total Assets................................     10.69%          5.50%
Total Risk-Based Capital....................................     17.78%          8.00%
Tier 1 Capital..............................................     16.53%          4.00%
Leverage Ratio..............................................      9.44%          3.00%

---------------

(1) Excludes unrealized gains and losses on securities available-for-sale.

     First United's Subsidiary Banks are subject to a variety of regulations concerning the maintenance of reserves against deposits, limitations on the rates that can be charged on loans or paid on deposits, branching, restrictions on the nature and amounts of loans and investments that can be made and limits on daylight overdrafts

     The Subsidiary Banks are limited in the amount of dividends they may declare. Prior approval must be obtained from the appropriate regulatory authorities before dividends can be paid by the Subsidiary Banks to First United if the amount of adjusted capital, surplus and retained earnings is below defined regulatory limits. As of December 31, 1996 First United's Subsidiary Banks had available for payment of dividends without regulatory approval, approximately $16,508,000 of undistributed earnings plus the net income earned in 1997. The Subsidiary Banks are also restricted from extending credit or making loans to or investments in First United and certain other affiliates as defined in the Act. Furthermore, loans and extensions of credit are subject to certain other collateral requirements.

OFFICES

     First United's executive offices are located in the offices of First National Bank of El Dorado at Main and Washington Streets, El Dorado, Arkansas 71730.

EMPLOYEES

     As of December 31, 1997, First United and its Subsidiary Banks had approximately 814 full-time equivalent employees.

DESCRIPTION OF FIRST UNITED COMMON STOCK

     The following summary of the terms of First United Common Stock does not purport to be complete and is qualified in its entirety by reference to the 1987 Act and First United's Articles of Incorporation. First United's Articles of Incorporation authorizes the issuance of 24,000,000 shares of Common Stock,
$1.00 par value. As of             , 1998 there were 10,276,772 fully paid and
non-assessable shares of First United Common Stock issued and outstanding.

     Each share of First United Common Stock is entitled to one vote on all matters to be voted on by stockholders, including the right to cumulate votes for the election of the Board of Directors, and to dividends when and if declared from time to time by the Board of Directors. There is no right of preemption associated with the First United Common Stock. Upon liquidation, each share would be entitled to share pro rata in all of the assets of First United available for distribution to the holders of Common Stock. The transfer agent for

First United Common Stock is First United Trust Company, N.A., El Dorado, Arkansas. First United Common Stock is traded on NASDAQ-National Market System over-the-counter under the symbol of "UNTD."

                        FIRST REPUBLIC BANCSHARES, INC.

DESCRIPTION OF BUSINESS

     Republic is a bank holding company which owns 100% of the common stock of First Republic Bank, Rayville, Louisiana. Republic Bank owns 91.12% and 90.00%, respectively, of the outstanding capital stock of First Republic Agricultural Credit Corporation ("FRAC") and Eagle Premium Assistance Corporation ("EPAC"). Republic Bank, FRAC and EPAC are hereinafter called collectively the "Republic Subsidiaries" or individually a "Republic Subsidiary". Republic Bank, FRAC and EPAC are Republic's only subsidiaries. Republic may engage, directly or through its subsidiaries, in those activities closely related to banking which are specifically permitted under the Bank Holding Company Act of 1956, as amended. The subsidiaries grant commercial, installment and real estate loans to customers principally in North Central, Louisiana. As of September 30, 1997, on a consolidated basis Republic had a total of $104,925,000 of loans outstanding, an allowance for loan losses of $1,031,000, total deposits of $124,934,000 and total stockholders' equity of $10,536,000.

COMPETITION

     The banking subsidiary of Republic competes actively with national and state banks, savings and loan associations, securities dealers, mortgage bankers, finance companies and insurance companies.

LITIGATION

     There is no material pending litigation in which Republic or its subsidiaries is a party.

OFFICES

     Republic's executive offices are located at 107 Glenda Street, Rayville, Louisiana 71269. First Republic Bank has three (3) branch locations in Monroe, Louisiana, and one (1) branch location in each of Rayville, Ruston, and West Monroe, Louisiana.

EMPLOYEES

     As of December 31, 1997, Republic and its subsidiaries had 86 employees, 71 of whom are full time, and 15 of whom are part time.

MANAGEMENT'S DISCUSSION AND ANALYSIS

     The following discussion and analysis highlights the significant factors affecting Republic's consolidated financial statements. For a more complete understanding of the following discussion, reference should be made to Republic's consolidated financial statements and related notes thereto presented elsewhere in this Proxy Statement.

                             BALANCE SHEET ANALYSIS

     Financial Condition. The total assets of Republic increased by $20,960,000 or 16.96% between December 31, 1996 and 1995. The increase was due primarily to growth in the loan portfolio. At September 30, 1997 assets were $148,962,000 compared to the December 31, 1996 level of $144,517,000. Republic receives a major portion of its income from earning assets which consists of interest bearing deposits with other banks, federal funds sold, investment securities and loans. See Tables 1 and 2 for an analysis of the average balances of interest-earning assets and interest-bearing liabilities for the years ended December 31, 1996 and 1995.

     Republic's loan portfolio represents the largest component of the earning asset base and has the largest impact on income from earning assets. A portion of the markets in which Republic operates are dependent upon the agribusiness economic sector. Due to the seasonal nature of agricultural production, the volume of loans and investment securities fluctuate relative to the agribusiness cycle.

     Inherent in Republic's loan portfolio is credit risk. Republic maintains an allowance for loan losses which is evaluated for adequacy by management. Management's methodology, to determine the adequacy of the allowance, considers reviews of individual loans, recent loan loss experience, current economic conditions and the risk characteristics of the various categories of loans. See Tables 5 through 9 for detailed information concerning the loan portfolio and the allowance for loan losses.

     Investment securities are the second largest component of the earning asset base. The average volume of investment securities has remained relatively stable during the nine months ended September 30, 1997 and the years ended December 31, 1996 and 1995. See Tables 3 and 4 for details concerning the composition and maturity ranges of the investment portfolio.

     Deposits, the primary source of funding earning assets, increased by $21,963,000 or 21.11% between December 31, 1995 and December 31, 1996 and decreased by $1,009,000 or .08% between December 31, 1996 and September 30, 1997. The majority of the increase in deposits for the indicated periods has occurred in the certificate of deposits category reflecting the increase in market interest rates for such deposits. See Table 10 for a maturity analysis of certificates of deposits in excess of $100,000 as of December 31, 1996.

     Liquidity and Interest Rate Sensitivity Management. Liquidity is the ability of an institution to fund the needs of its borrowers, depositors and creditors. Based on the maturity structure and anticipated loan and deposit funding requirements, Republic anticipates that its liquidity requirements will be met in the foreseeable future. Republic's management is of the opinion that the traditional funding sources of maturing loans and investment securities, federal funds, the base of core deposits, the borrowing lines of credit will be adequate to provide liquidity needs. See Tables 4, 6 and 10 for additional information on certain investment, loan and time deposit maturities.

     Capital. The Federal Reserve Board requires banks to maintain capital based on "risk-adjusted" assets so that categories of assets with potentially higher risk will require more capital backing than assets with lower risk. In addition, banks are required to maintain capital to support, on a risk-adjusted basis, certain off-balance sheet activities such as loan commitments.

     At September 30, 1997, Republic's Tier 1 capital and total capital as a percentage of total risk-adjusted assets exceeded the required minimum levels. See Table 12 for additional information concerning the Republic's capital ratios.

                               EARNINGS ANALYSIS

     Net income for the first nine months of 1997 was approximately $1,313,000, an increase of $475,000 or 56.68% over the same period in 1996. The increase was due primarily to a $318,000 or 6.25% increase in net interest income and a $142,000 or 16.27% increase in other operating income. For the years ended December 31, 1996, 1995, and 1994, net income was approximately $1,354,000, $1,327,000, and $901,000, respectively. The annualized return on average assets and return on average equity for the first nine months of 1997 was 1.21% and 17.98%, respectively, compared to .85% and 12.21% for the first nine months of 1996. For the years ended December 31, 1996, 1995, and 1994 the return on average assets was 1.02%, 1.21%, and 1.01%, respectively, while the return on average equity was 15.86%, 18.20%, and 14.19%, respectively.

     The primary components of total income and expense which affect net income are net interest income, provision for loan losses, non-interest income, non-interest expense and the provision for income taxes. Significant factors affecting these categories are presented below.

     Net Interest Income. Net interest income for the first nine months of 1997 was $5,410,000, a 6.25% increase over the same period in 1996. The primary reason for the increase was an increase of approximately 15.17% in the volume on average loans during the period. Interest on loans for the nine months ended

September 30, 1997 increased by $423,000 or 5.43% compared to the corresponding period of 1996. As a percentage of total assets at September 30, 1997, loans totaled 70.44% while investment securities were 18.11%.

     For the years ended December 31, 1996, 1995, and 1994, net interest income was $6,525,000, $5,884,000 and $4,512,000, respectively. The increase during 1996 compared to 1995 was due primarily to the increase in the volume of interest earning assets. See Tables 1 and 2 for more detailed information regarding rate and volume factors which affected net interest income during the three-year period ended December 31, 1996.

     Provision for Loan Losses. For the first nine months of 1997 Republic provided $322,000 for loan losses compared to $496,000 for the comparable period in 1996. The provision for loan losses was $517,000, $379,000 and $185,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

     Net charge-offs on loans were $609,000 in 1996, $350,000 in 1995 and $66,000 in 1994. For the nine months ended September 30, 1997, net charge-offs totaled $350,000. The allowance for loan losses was $1,031,000 or .98% of loans at September 30, 1997, compared to $1,059,000 or 1.18% at December 31, 1996, and $1,151,000 or 1.45% at December 31, 1995. See Tables 7, 8 and 9 for more information regarding loan quality and the allowance for loan losses.

     Non-Interest Income. Total non-interest income for the nine months ended September 30, 1997 and 1996, was $1,018,000 and $876,000, respectively. Total non-interest income for the year ended December 31, 1996 was $1,606,000, as compared to $1,480,000 for 1995 and $1,263,000 in 1994.

     Non-Interest Expense. Total non-interest expense for the nine months ended September 30, 1997 and 1996 was $4,045,000 and $4,036,000, respectively.

     Total non-interest expense for the year ended December 31, 1996 was $5,538,000 as compared to $5,027,000 for 1995 and $4,289,000 in 1994.

     Provision for Income Taxes. Income tax expense for the nine months ended September 30, 1997 and 1996 was $733,000 and $576,000, respectively, or effective tax rates of 35.56% and 40.11%, respectively. Income tax expense for the years ended December 31, 1996, 1995 and 1994 was $697,000, $614,000 and
$372,000, respectively. Effective tax rates were 33.57%, 31.35%, and 28.59% for 1996, 1995, 1994, respectively. Note 5 of Notes to the Consolidated Financial Statements provides further details of the applicable income tax expense for 1996, 1995 and 1994.

                              ACCOUNTING STANDARDS

     In June 1996, the Financial Accounting Standards Board issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." SFAS No. 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities based on consistent application of a "financial-components approach" that focuses on control. The impact of SFAS No. 125 will not be material to Republic's financial condition or results of operations.

STATISTICAL DISCLOSURES

                        FIRST REPUBLIC BANCSHARES, INC.

                            STATISTICAL DISCLOSURES

TABLE 1 -- COMPARATIVE AVERAGE BALANCES YIELDS AND RATES
(DOLLARS IN THOUSANDS)

     The table below shows the average balances of the assets and liabilities of First Republic Bancshares, Inc., the interest income expense associated with those assets and liabilities, and the computed yield or rate based upon the interest income or expense for each of the last two years.

                                                    1996                           1995
                                        ----------------------------   ----------------------------
                                        AVERAGE               YIELD/   AVERAGE               YIELD/
                                        BALANCE    INTEREST    RATE    BALANCE    INTEREST    RATE
                                        --------   --------   ------   --------   --------   ------
ASSETS

Interest-earning assets:
  Loans...............................  $ 90,447   $10,166    11.24%   $ 73,524   $ 8,717     11.86%
  Investment securities
     Taxable..........................    24,688     1,510     6.12      18,413     1,155      6.27
     Tax-exempt.......................     1,532        79     5.16       3,245       153      4.71
  Federal funds sold..................     4,532       238     5.25       2,911       172      5.91
  Interest bearing deposits...........     1,581        84     5.31         703        38      5.41
  Other...............................     1,112        56     5.04         992        82      8.27
                                        --------   -------             --------   -------
          Total interest-earning
            assets....................  $123,892   $12,133     9.79%   $ 99,788   $10,317     10.34%
                                                   -------                        -------
Non-interest-earning assets:
  Cash and due from banks.............     4,526                          3,918
  Other assets........................     6,552                          5,181
  Allowance for credit losses.........    (1,025)                        (1,060)
                                        --------                       --------
          Total.......................  $133,945                       $107,827
                                        ========                       ========

LIABILITIES

Interest-bearing liabilities
  Demand deposits.....................  $ 11,594   $   331     2.85%   $ 11,727   $   326      2.78%
  Savings deposits....................     4,822       131     2.72       4,547       123      2.71
  Time deposits.......................    82,217     4,577     5.57      60,736     3,336      5.49
  Other borrowed funds................     5,137       327     6.37       6,804       455      6.69
  FHLB advances.......................     4,014       242     6.03       3,266       193      5.91
  Other...............................         0         0     0.00           0         0      0.00
                                        --------   -------             --------   -------
          Total interest-bearing
            liabilities...............  $107,784   $ 5,608     5.20%   $ 87,080   $ 4,433      5.09%
                                        --------   -------             --------   -------
Non-interest-bearing liabilities
  Demand deposits.....................  $ 15,306                       $ 11,873
  Other...............................     2,066                          1,219
                                        --------                       --------
          Total non-interest-bearing
            liabilities...............  $ 17,372                       $ 13,092
                                        --------                       --------
Stockholders' equity..................  $  8,789                       $  7,655
                                        --------                       --------
          Total.......................  $133,945                       $107,827
                                        ========                       ========
Net interest earnings.................             $ 6,525                        $ 5,884
                                                   =======                        =======
Net yield on interest-earning
  assets..............................                         5.27%                           5.90%

     Non-accruing loans have been included in the average balances and interest collected prior to these loans having been placed on non-accrual has been included in interest income.

                        FIRST REPUBLIC BANCSHARES, INC.

TABLE 2 -- VOLUME AND YIELD/RATE VARIANCE ANALYSIS
(DOLLARS IN THOUSANDS)

     The table below shows the change from year to year for each component of the net interest margin separated into the amount generated by volume changes and the amount generated by changes in the yield or rate.

                                         1996 COMPARED TO 1995         1995 COMPARED TO 1994
                                             CHANGE DUE TO:                CHANGE DUE TO:
                                       --------------------------    --------------------------
                                                 YIELD/                        YIELD/
                                       VOLUME     RATE      NET      VOLUME     RATE      NET
                                       ------    ------    ------    ------    ------    ------
INTEREST EARNED ON:
  Loans..............................  $2,006    $ (557)   $1,449    $1,929    $  762    $2,691
  Investment securities
     Taxable.........................     394       (39)      355       (93)      378       285
     Tax-exempt......................     (81)        7       (74)     (130)       (6)     (136)
  Federal funds sold.................      96       (30)       66        64        48       112
  Interest bearing deposits..........      47        (1)       46         5        11        16
  Other..............................      10       (36)      (26)        8        46        54
                                       ------    ------    ------    ------    ------    ------
          Total interest-earning
            assets...................  $2,472    $ (656)   $1,816    $1,783    $1,239    $3,022
                                       ======    ======    ======    ======    ======    ======
INTEREST PAID ON:
  Interest-bearing demand deposits...  $   (4)   $    9    $    5    $   22    $    2    $   24
  Savings deposits...................       7         1         8        (3)        0        (3)
  Time deposits......................   1,180        61     1,241       489     1,028     1,517
  Other borrowed funds...............    (111)      (17)     (128)       29        92       121
  FHLB advances......................      44         5        49       (20)       11        (9)
  Other..............................       0         0         0         0         0         0
                                       ------    ------    ------    ------    ------    ------
          Total interest-bearing
            liabilities..............  $1,116    $   59    $1,175    $  517    $1,133    $1,650
                                       ======    ======    ======    ======    ======    ======

     The change in interest due to both volume and yield/rate has been allocated to change due to volume and change due to yield/rate in proportion to the absolute value of the change of each. The balances of non-accrual loans and related income recognized have been included for purposes of these computations.

                        FIRST REPUBLIC BANCSHARES, INC.

TABLE 3 -- INVESTMENT PORTFOLIO
(DOLLARS IN THOUSANDS)

     The table below indicates carrying values of investment securities by type at year-end for each of the last two years.

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1996       1995
                                                              -------    -------
HELD-TO-MATURITY
U.S. Treasury & U.S. Government Agency Obligations..........  $     0    $     0
Obligations of states and political subdivisions............        0          0
Mortgage-backed securities and collateralized mortgage
  obligations...............................................        0          0
Other securities............................................        0          0
                                                              -------    -------
          Total held-to-maturity investment securities......  $     0    $     0
                                                              =======    =======
AVAILABLE-FOR-SALE
U.S. Treasury & U.S. Government Agency Obligations..........  $23,820    $ 9,027
Obligations of states and political subdivisions............    1,207      2,357
Mortgage-backed securities and collateralized mortgage
  obligations...............................................    9,594     11,407
Other securities............................................    1,147      1,079
                                                              -------    -------
          Total available-for-sale investment securities....  $35,768    $23,870
                                                              =======    =======

     Management has elected to classify all securities purchased as available-for-sale, therefore, no securities are classified as held-to-maturity.

                        FIRST REPUBLIC BANCSHARES, INC.

TABLE 4 -- MATURITY DISTRIBUTIONS AND YIELDS OF INVESTMENT PORTFOLIO (DOLLARS IN THOUSANDS)

     The following table details the maturities of investment securities at December 31, 1996 and the weighted average yield for each range of maturities.

                                                                            MATURING
                                     --------------------------------------------------------------------------------------
                                                        AFTER ONE            AFTER FIVE                     AFTER
                                      WITHIN            BUT WITHIN           BUT WITHIN                      TEN
                                     ONE YEAR   YIELD   FIVE YEARS   YIELD   TEN YEARS    YIELD    TOTAL    YEARS    YIELD
                                     --------   -----   ----------   -----   ----------   -----   -------   -----   -------
HELD-TO-MATURITY
U.S. Treasury and U.S. Government
  Agencies........................   $     0       0%    $     0        0%     $    0        0%   $     0       0%  $     0
Obligations of states and
  political subdivisions..........         0       0%          0        0%          0        0%         0       0%        0
Mortgage-backed securities and
  collateralized mortgage.........         0       0%          0        0%          0        0%         0       0%        0
Other securities..................         0                   0                    0                   0                 0
                                     -------             -------               ------             -------           -------
        Total held-to-maturity
          investment securities...   $     0             $     0               $    0             $     0           $     0
                                     =======             =======               ======             =======           =======
AVAILABLE-FOR-SALE
U.S. Treasury and U.S. Government
  Agencies........................   $10,005    5.33%    $12,815     6.27%     $1,000     7.00%   $     0    0.00%  $23,820
Obligations of states and
  political subdivisions..........         0    0.00%         94     6.01%        331     4.68%       782    5.32%    1,207
Mortgage-backed securities and
  collateralized mortgage.........         0    0.00%      2,256     6.54%      1,459     6.72%     5,879    6.77%    9,594
Other securities..................         0    0.00%          0     0.00%          0     0.00%     1,147    4.86%    1,147
                                     -------             -------               ------             -------           -------
        Total available-for-sale
          investment securities...   $10,005             $15,165               $2,790             $ 7,808           $35,768
                                     =======             =======               ======             =======           =======

                        FIRST REPUBLIC BANCSHARES, INC.

TABLE 5 -- COMPOSITION OF THE LOAN PORTFOLIO
(DOLLARS IN THOUSANDS)

                                                                DECEMBER 31,
                                                              -----------------
                                                               1996      1995
                                                              -------   -------
LOANS HELD FOR INVESTMENT
Commercial and real estate..................................  $77,990   $67,389
Installment.................................................   10,992    11,761
Credit cards................................................        0         0
Overdrafts..................................................       26        63
Student loans...............................................        0         0
                                                              -------   -------
          Total loans held for investment...................  $89,008   $79,213
                                                              =======   =======
LOANS HELD FOR SALE
Commercial and real estate..................................  $ 1,118   $   428
                                                              =======   =======

TABLE 6 -- LOAN MATURITIES AND SENSITIVITY TO CHANGES IN INTEREST RATES (DOLLARS IN THOUSANDS)

                                                                           MATURING
                                                         --------------------------------------------
                                                          WITHIN      ONE TO       AFTER
                                                         ONE YEAR   FIVE YEARS   FIVE YEARS    TOTAL
                                                         --------   ----------   ----------   -------
Commercial and Real Estate.............................  $36,760     $29,492      $11,738     $77,990
Consumer...............................................    4,589       6,332           97      11,018
                                                         -------     -------      -------     -------
          Total Loans..................................  $41,349     $35,824      $11,835     $89,008
                                                         =======     =======      =======     =======

                                                                  MATURING
                                                              -----------------
                                                              ONE TO     AFTER
                                                               FIVE      FIVE
                                                               YEARS     YEARS
                                                              -------   -------
Above loans are due after one year which have:
  Predetermined interest rates..............................  $28,568   $ 6,098
  Floating interest rates...................................    7,256     5,737
                                                              -------   -------
                                                              $35,824   $11,835
                                                              =======   =======

                        FIRST REPUBLIC BANCSHARES, INC.

TABLE 7 -- NON-PERFORMING LOANS AND PAST DUE LOANS
(DOLLARS IN THOUSANDS)

     The table below shows Republic's non-performing loans and past due loans at the end of each of the last two years.

                                                               DECEMBER 31,
                                                              ---------------
                                                               1996     1995
                                                              ------   ------
Loans accounted for on a non-accrual basis..................  $  724   $1,342
Restructured loans..........................................     405      450
                                                              ------   ------
  Non-performing loans......................................  $1,129   $1,792
                                                              ======   ======
Accruing loans past 90 days or more.........................  $  923   $  275
                                                              ======   ======

     If the above loans for December 31, 1996 and 1995 were not placed on non-accrual, interest income would have increased by $54,000 and $72,000, respectively.

     At December 31, 1996, Republic had concentrations exceeding 10% of total loans to finance agricultural related activities. The total amount of these loans amounted to $15,358,000 at December 31, 1996.

                        FIRST REPUBLIC BANCSHARES, INC.

TABLE 8 -- ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
(DOLLARS IN THOUSANDS)

     The table below summarizes Republic's loan loss experience for each of the last two years.

                                                                   DECEMBER 31,
                                                                       1995
                                                               --------------------
                                                                1996         1995
                                                               -------      -------
Amount of loan loss reserve at beginning of period..........   $ 1,151      $ 1,122
                                                               -------      -------
Loans charged off:
  Commercial and real estate................................   $   437      $   297
  Consumer..................................................       347          109
                                                               -------      -------
          Total charge-offs.................................   $   784      $   406
                                                               -------      -------
Recoveries of loans previously charged off:
  Commercial and real estate................................   $   102      $    24
  Consumer..................................................        73           32
                                                               -------      -------
          Total recoveries..................................   $   175      $    56
                                                               -------      -------
Net charge-offs.............................................   $   609      $   350
                                                               -------      -------
Additions to the allowance charged to operating
  expense(1)................................................   $   517      $   379
                                                               -------      -------
Amount of loan loss reserve at end of period................   $ 1,059      $ 1,151
                                                               =======      =======
Percentage of net charge-offs during period to average loans
  outstanding during the period.............................      0.67%        0.48%
                                                               =======      =======
Average outstanding loans (From Table 1)....................   $90,447      $73,524
                                                               =======      =======

---------------

(1) The amount charged to operations and the related balance in the allowance for loan losses is based upon periodic evaluations of the loan portfolio by management. These evaluations consider several factors including, but not limited to, general economic conditions, loan portfolio composition, prior loan loss experience, and management's review of individual loans.

                        FIRST REPUBLIC BANCSHARES, INC.

TABLE 9 -- ALLOCATION OF THE ALLOWANCE FOR LOANS LOSSES
(DOLLARS IN THOUSANDS)

                                                                       DECEMBER 31,
                                                         ----------------------------------------
                                                                   % LOANS               % LOANS
                                                                   IN EACH               IN EACH
                                                          1996     CATEGORY     1995     CATEGORY
                                                         ------    --------    ------    --------
Commercial and real estate............................   $  609     87.62%     $  473     85.07%
Consumer..............................................      102     12.38%        168     14.93%
Unallocated...........................................      348                   510
                                                         ------                ------
                                                         $1,059                $1,151
                                                         ======                ======

TABLE 10 -- TIME DEPOSITS OF $100,000 OR MORE
(DOLLARS IN THOUSANDS)

     The table below shows maturities on outstanding time deposits of $100,000 or more at December 31, 1996:

3 months or less............................................  $ 7,228
Over 3 months through 6 months..............................    6,420
Over 6 months through 12 months.............................    4,746
Over 12 months..............................................    2,744
                                                              -------
                                                              $21,138
                                                              =======

TABLE 11 -- RETURN ON EQUITY AND ASSETS

     The following table shows consolidated operating and equity ratios of Republic for each of the last two years.

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                              --------------
                                                              1996     1995
                                                              -----    -----
Return on assets............................................   0.95%    1.09%
Return on equity............................................  14.79%   16.12%
Dividend payout ratio.......................................  27.62%   27.88%
Equity to assets ratio......................................   6.34%    6.66%

TABLE 12 -- COMPARISON OF CAPITAL RATIOS WITH REGULATORY REQUIREMENTS

                   REGULATORY COMPARISON OF CAPITAL RATIOS(1)

                                                               FIRST REPUBLIC        REGULATORY
SEPTEMBER 30, 1997                                            BANCSHARES, INC       REQUIREMENTS
------------------                                            ----------------      ------------
Total Capital/Total Assets..................................        7.83%               6.00%
Primary Capital/Total Assets................................        7.83%               5.50%
Total Risk-Based Capital....................................       10.97%              8.00%
Tier 1 Capital..............................................        9.99%               4.00%
Leverage Ratio..............................................        7.13%               4.00%

---------------

(1) Excludes unrealized gains and losses on securities available for sale.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS OF REPUBLIC

     All persons who as of the Republic Record Date owned of record or beneficially more than five (5%) of the Republic common stock and the number of shares owned beneficially by each of them are reflected in the following table:

                                                               SHARES OF REPUBLIC
                                                               COMMON STOCK OWNED
                                                               BENEFICIALLY AS OF
                    NAME AND ADDRESS OF                              , 1998
                      BENEFICIAL OWNER                        AND PERCENT OF CLASS
                    -------------------                       --------------------
C. S. Aycock, Jr............................................   8,864(1)      23.00%
P. O. Box 269
Rayville, LA 71260
Dallas Thomason.............................................   6,079(2)      15.77%
P. O. Box 56
Rayville, LA 71269
G. W. Bolton, Jr............................................   2,418          6.27%
P. O. Box 857
Rayville, LA 71269
David Dallas Thomason.......................................   2,153(3)       5.59%
312 Speed
Monroe, LA 71201

---------------

(1) These shares include 8,764 shares owned of record by S & S Aycock Limited Partnership.

(2) These shares include 2,213 shares owned of record by the Elbert Dallas Thomason and Sarah Aycock Thomason Irrevocable Inter Vivos Trust and 1,084 shares owned of record by Dallas Thomason & Sons Cotton, Inc.

(3) These shares include 2,053 shares of record owned by the David Dallas Thomas Irrevocable Intervivos Trust.

DIRECTORS AND EXECUTIVE OFFICERS

     The Board of Directors of Republic will be dissolved and positions held by executive officers of Republic will no longer exist upon the consummation of the Republic Merger. At this time none of the directors or executive officers of Republic are expected to be on the Board of Directors of First United after consummation of the Republic Merger. The directors and executive officers of Republic are set forth below:

                  DIRECTORS AND EXECUTIVE OFFICERS OF REPUBLIC

                                                                                    SHARES OF REPUBLIC
                                                                                    COMMON STOCK OWNED
                                                                                    BENEFICIALLY AS OF
                                              EXECUTIVE OFFICER POSITION                , 1998 AND
                  NAME                             AND DIRECTORSHIP                  PERCENT OF CLASS
                  ----                    -----------------------------------   --------------------------
George W. Bolton, Jr....................  Director and Chairman of the Board,
                                          President of Republic                        2,418          6.27%
C. S. Aycock, Jr........................  Director                                     8,864         23.00%
Dallas Thomason.........................  Director                                     6,079         15.77%
John Hoychick, Jr.......................  Director                                       199             *
Guy C. Pardue...........................  Director                                     1,757          4.56%
Terry B. Ware...........................  Director                                     1,902          4.94%
Henry A. Logue..........................  President & CEO of First Republic
                                          Bank, Director                               1,200          3.11%
O. G. Morris............................  Director                                       167             *
Francis V. Jordan, II...................  Director                                       741             *
David Thomason..........................  Director                                     2,153          5.59%
William M. Crawford.....................  Executive Vice President of First
                                          Republic Bank                                  517             *
Timmie R. Thames........................  Executive Vice President of First
                                          Republic Bank                                    0
J. Bill Tubre...........................  President, Western Division, First
                                          Republic Bank                                    0
All Directors and Executive Officers as
  a group (13 persons)..................                                              25,997         67.46%

---------------

* Percentage of shares of Republic common stock held is less than one percent (1%) of the issued and outstanding shares of Republic.

MARKET PRICES AND DIVIDENDS OF REPUBLIC STOCK

     Republic has one class of common stock issued and outstanding. As of December 31, 1997, Republic had 1,000,000 shares of authorized common stock, $10.00 par value, of which 38,287 shares were outstanding and 1,495 shares were
held in treasury. Currently, there are approximately          stockholders of
record of the common stock of Republic.

     Republic common stock is not traded on any exchange, and there is no established public trading market for the stock. There are no bid or asked prices available for Republic common stock. There is, however, very limited and sporadic trading of Republic common stock in its local area. Based on the limited information available to management, sales were effected during the last two fiscal years at $130.00 per share, but there can be no assurance that such trades were effected on an arm's length basis.

     For each of fiscal 1995, 1996 and 1997, Republic paid annual dividends of $9.75, $9.75 and $13.67 per share, respectively.

                           LEGAL MATTERS AND EXPERTS

LEGAL OPINIONS

     The legality of the First United Common Stock to be issued after the Republic Merger has been consummated by and between First United and Republic will be passed upon for First United by Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C., 320 West Capitol Avenue, Suite 1000, Little Rock, Arkansas 72201. Certain tax matters relating to the Republic Merger will be passed upon by Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., 201 St. Charles Avenue, Suite 5100, New Orleans, Louisiana 70170-5100.

EXPERTS

     The consolidated financial statements of First United and the supplemental post-pooled financial statements of First United as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 incorporated by reference in this Proxy Statement have been audited by Arthur Andersen LLP, independent public accountants as set forth in their reports. The financial statements referred to above have been incorporated by reference herein in reliance upon the authority of said firm as an expert in accounting and auditing in giving said reports.

     The consolidated financial statements of First Republic Bancshares, Inc. as of December 31, 1995 and 1996 and for each of the years in the three year period ended December 31, 1996 included in this Registration Statement have been included herein in reliance upon the report of Frazer, Minchew, Robinson, Gardner and Langston, CPAs, independent certified public accountants, given upon their authority as experts in accounting and auditing.

GENERAL

     As of the date of this Proxy Statement, the board of directors of First United or Republic does not intend to present, and has not been informed that another person intends to present, any matter for action at the special meeting of stockholders other than as discussed in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

              INDEX TO REPUBLIC CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
INDEPENDENT AUDITORS' REPORT ON THE
  CONSOLIDATED FINANCIAL STATEMENTS.........................   F-2

CONSOLIDATED FINANCIAL STATEMENTS -- DECEMBER 31, 1996 AND
  1995

  Consolidated balance sheets -- December 31, 1996 and
     1995...................................................   F-3
  Consolidated statements of income -- years ended December
     31, 1996, 1995 and 1994................................   F-4
  Consolidated statements of changes in stockholders'
     equity -- years ended December 31, 1996, 1995 and
     1994...................................................   F-6
  Consolidated statements of cash flows -- years ended
     December 31, 1996, 1995 and 1994.......................   F-7
  Notes to consolidated financial statements................   F-8

ACCOUNTANTS' COMPILATION REPORT.............................  F-22

CONSOLIDATED COMPILED FINANCIAL STATEMENTS -- SEPTEMBER 30,
  1997 AND 1996

  Consolidated balance sheets -- September 30, 1997
     (Unaudited) and December 31, 1996......................  F-23
  Consolidated statements of income -- for the nine months
     ended September 30, 1997 and 1996 (Unaudited)..........  F-24
  Consolidated statements of changes in stockholders' equity for the nine months ended September 30, 1997
     (Unaudited)............................................  F-25
  Consolidated statements of cash flows -- for the nine
     months ended September 30, 1997 and 1996 (Unaudited)...  F-26

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
First Republic Bancshares, Inc.
  and Subsidiaries
Rayville, Louisiana

     We have audited the accompanying consolidated balance sheets of First Republic Bancshares, Inc. and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of First Republic Bancshares, Inc. and its Subsidiaries as of December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

February 14, 1997

                        FIRST REPUBLIC BANCSHARES, INC.
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995
                             (DOLLARS IN THOUSANDS)

                                     ASSETS

                                                                1996        1995
                                                              --------    --------
CASH AND DUE FROM BANKS.....................................  $  8,370    $  7,001
                                                              --------    --------
INTEREST-BEARING DEPOSITS IN BANKS..........................  $  2,074    $  1,140
                                                              --------    --------
INVESTMENT SECURITIES (Note 2)
  Available for sale........................................  $ 35,768    $ 23,870
                                                              --------    --------
FEDERAL FUNDS SOLD..........................................  $  3,250    $  7,125
                                                              --------    --------
TRADING ACCOUNT SECURITIES..................................  $      0    $      0
                                                              --------    --------
LOANS AND DISCOUNTS (Notes 4 & 9)
  Loans held for investment.................................  $ 89,008    $ 79,213
  Loans held for sale.......................................     1,118         428
    Less: Unearned interest.................................       (66)        (73)
         Unearned fees......................................                   (10)
         Allowance for credit losses (Note 10)..............    (1,059)     (1,151)
                                                              --------    --------
                                                              $ 89,001    $ 78,407
                                                              --------    --------
BANK PREMISES AND EQUIPMENT -- NET (Note 3).................  $  3,337    $  3,318
                                                              --------    --------
OTHER ASSETS
  Accrued interest
    Loans...................................................  $  1,256    $  1,430
    Investments.............................................       355         230
  Deferred income taxes (Note 5)............................        46          61
  Other real estate.........................................        83         136
  Other assets..............................................       595         427
  Goodwill -- net (Note 17).................................       382         412
                                                              --------    --------
                                                              $  2,717    $  2,696
                                                              --------    --------
        TOTAL ASSETS........................................  $144,517    $123,557
                                                              ========    ========

                       LIABILITIES AND STOCKHOLDERS' EQUITY
DEPOSITS (Note 12)
  Demand....................................................  $ 20,658    $ 15,410
  NOW accounts..............................................    14,928      12,140
  Savings...................................................     4,933       4,835
  Time certificates -- $100,000 and over....................    21,138      20,270
  Other time deposits.......................................    64,286      51,325
                                                              --------    --------
                                                              $125,943    $103,980
                                                              --------    --------
OTHER LIABILITIES
  Accrued interest
    Time deposits...........................................  $    688    $    698
    Other borrowed funds....................................        40          48
  Other liabilities.........................................        46         159
  Dividends payable.........................................       383         381
  Other borrowed funds (Note 11)............................     6,994       8,807
  Subordinated debentures payable (Note 18).................     1,000       1,000
                                                              --------    --------
                                                              $  9,151    $ 11,093
                                                              --------    --------
MINORITY INTEREST...........................................  $    266    $    251
                                                              --------    --------
COMMITMENTS AND CONTINGENT LIABILITIES (Notes 8 & 14)
STOCKHOLDERS' EQUITY
  Capital stock -- 1,000,000 shares authorized; 39,782
    shares issued; 38,287 shares 1996, 38,038 shares 1995
    outstanding; $10 par value (Note 16)....................  $    398    $    398
  Surplus...................................................     1,496       1,496
  Retained earnings.........................................     7,332       6,352
  Net unrealized gain on securities available for
    sale -- net of tax of $22 in 1995 and $61 in 1995.......        43         118
                                                              --------    --------
                                                              $  9,269    $  8,364
  Less: Treasury stock 1,495 shares 1996, 1,744 shares
    1995 -- at cost.........................................      (112)       (131)
                                                              --------    --------
                                                              $  9,157    $  8,233
                                                              --------    --------
        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..........  $144,517    $123,557
                                                              ========    ========

  The Notes to Consolidated Financial Statements are an integral part of this statement.

                        FIRST REPUBLIC BANCSHARES, INC.
                                AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                               1996      1995      1994
                                                              -------   -------   ------
INTEREST INCOME
  Interest and fees on loans................................  $10,166   $ 8,717   $6,026
  Interest on investment securities
     U.S. Government Obligations............................      898       344      119
     Mortgaged backed securities............................      612       775      751
     State and municipal securities.........................       79       153      289
  Interest on federal funds sold............................      238       172       60
  Interest on deposits in banks.............................       84        38       22
  Other interest and dividend income........................       56       118       28
                                                              -------   -------   ------
          Total Interest Income.............................  $12,133   $10,317   $7,295
                                                              -------   -------   ------
INTEREST EXPENSE
  Interest on deposits......................................  $ 5,039   $ 3,785   $2,247
  Interest on other borrowed funds..........................      569       648      536
                                                              -------   -------   ------
          Total Interest Expense............................  $ 5,608   $ 4,433   $2,783
                                                              -------   -------   ------
NET INTEREST INCOME.........................................  $ 6,525   $ 5,884   $4,512
PROVISION FOR LOAN LOSSES...................................      517       379      185
                                                              -------   -------   ------
NET INTEREST INCOME AFTER PROVISION FOR
  LOAN LOSSES...............................................  $ 6,008   $ 5,505   $4,327
                                                              -------   -------   ------
OTHER INCOME
  Service charges, fees and commissions.....................  $ 1,289   $ 1,308   $1,095
  Securities gains (losses).................................       91       (17)       7
  Securities gains (losses) -- trading......................       (2)       24      (18)
  Other.....................................................      228       165      179
                                                              -------   -------   ------
          Total other operating income......................  $ 1,606   $ 1,480   $1,263
                                                              -------   -------   ------
OTHER EXPENSES
  Salaries and employee benefits............................  $ 2,782   $ 2,581   $2,177
  Occupancy expense -- net..................................      876       635      624
  Other operating expenses..................................    1,880     1,811    1,488
                                                              -------   -------   ------
          Total other operating expenses....................  $ 5,538   $ 5,027   $4,289
                                                              -------   -------   ------
INCOME BEFORE INCOME TAXES..................................  $ 2,076   $ 1,958   $1,301
                                                              -------   -------   ------

  The Notes to Consolidated Financial Statements are an integral part of this statement.

                        FIRST REPUBLIC BANCSHARES, INC.
                                AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                               1996     1995     1994
                                                              ------   ------   ------
INCOME BEFORE INCOME TAXES (brought forward)................  $2,076   $1,958   $1,301
                                                              ------   ------   ------
INCOME TAXES (Note 5)
  Current...................................................  $  643   $  601   $  392
  Deferred..................................................      54       13      (20)
                                                              ------   ------   ------
                                                              $  697   $  614   $  372
                                                              ------   ------   ------
INCOME BEFORE DEDUCTION OF MINORITY INTEREST................  $1,379   $1,344   $  929
  Minority interest.........................................      25       17       28
                                                              ------   ------   ------
NET INCOME..................................................  $1,354   $1,327   $  901
                                                              ======   ======   ======
EARNINGS PER SHARE (Note 7).................................  $35.57   $35.13   $23.95

  The Notes to Consolidated Financial Statements are an integral part of this statement.

                        FIRST REPUBLIC BANCSHARES, INC.
                                AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                             (DOLLARS IN THOUSANDS)

                                                                                  NET
                                                                               UNREALIZED
                                       OUTSTANDING                           GAIN (LOSS) ON
                                         CAPITAL                               AVAILABLE
                                      --------------             UNDIVIDED      FOR SALE      TREASURY
                                      SHARES   STOCK   SURPLUS    PROFITS      SECURITIES      STOCK     TOTAL
                                      ------   -----   -------   ---------   --------------   --------   ------
BALANCE -- DECEMBER 31, 1993........  37,540   $398    $1,496     $4,834         $   0         $(169)    $6,559
  Net change in unrealized gain
     (loss) on securities available
     for sale -- net of taxes of
     $(307).........................                                              (596)                    (596)
  Stock compensation plan (Note
     17)............................     249                                                      19         19
  Dividend declared ($9.00 per
     share).........................                                (340)                                  (340)
  Net income (loss).................                                 901                                    901
                                      ------   ----    ------     ------         -----         -----     ------
BALANCE -- DECEMBER 31, 1994........  37,789   $398    $1,496     $5,395         $(596)        $(150)    $6,543
  Net change in unrealized gain
     (loss) on securities available
     for sale -- net of taxes of
     $(368).........................                                               714                      714
  Stock compensation plan (Note
     17)............................     249                                                      19         19
  Dividend declared ($9.75 per
     share).........................                                (370)                                  (370)
  Net income (loss).................                               1,327                                  1,327
                                      ------   ----    ------     ------         -----         -----     ------
BALANCE -- DECEMBER 31, 1995........  38,038   $398    $1,496     $6,352         $ 118         $(131)    $8,233
  Net change in unrealized gain
     (loss) on securities available
     for sale -- net of taxes of
     $39............................                                               (75)                     (75)
  Stock compensation plan (Note
     17)............................     249                                                      19         19
  Dividend declared ($9.75 per
     share).........................                                (374)                                  (374)
  Net income (loss).................                               1,354                                  1,354
                                      ------   ----    ------     ------         -----         -----     ------
BALANCE -- DECEMBER 31, 1996........  38,287   $398    $1,496     $7,332         $  43         $(112)    $9,157
                                      ======   ====    ======     ======         =====         =====     ======

  The Notes to Consolidated Financial Statements are an integral part of this statement.

                        FIRST REPUBLIC BANCSHARES, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                             (DOLLARS IN THOUSANDS)

                                                                1996        1995        1994
                                                              --------    --------    --------
OPERATING ACTIVITIES
  Net income (loss).........................................  $  1,354    $  1,327    $    901
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Provision for loan losses...............................       517         379         185
    Write-down and losses on other real estate..............        38          14           3
    Gain on sale of other real estate.......................                   (27)        (17)
    Gain on sale of equipment...............................                    (4)
    Provision for depreciation and amortization.............       409         300         214
    Stock compensation plan.................................        19          19          19
    Amortization of investment security premiums -- net of
     accretion..............................................        70          47          90
    Realized investment security (gains) losses.............       (91)         17          (7)
    Deferred income taxes...................................        53          13         (20)
    (Increase) Decrease in interest receivable..............        49        (402)       (341)
    (Increase) Decrease in other assets.....................      (168)       (110)        172
    Increase (Decrease) in interest payable.................       (19)        402         114
    Increase (Decrease) in other liabilities................      (112)        (22)         34
    Minority interest.......................................        25          17          28
    Other...................................................                               (11)
                                                              --------    --------    --------
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES............  $  2,144    $  1,970    $  1,364
                                                              --------    --------    --------
INVESTING ACTIVITIES
  Proceeds from sale of investment securities...............  $ 15,816    $ 10,065    $ 25,170
  Purchases of investment securities........................   (27,805)    (10,046)    (19,176)
  (Increase) Decrease in loans..............................   (11,307)    (21,072)    (18,124)
  Purchases of bank premises and equipment..................      (399)       (591)       (782)
  Sale of equipment.........................................                    13
  Sale of loans.............................................                             1,151
  Sale of other real estate.................................        36          43         166
  Recovery of charge-offs...................................       174          56          90
  (Increase) Decrease in federal funds sold.................     3,875      (2,200)     (2,225)
  (Increase) Decrease in interest bearing deposits..........      (934)       (864)      1,037
  Other assets..............................................                  (203)
  Purchase goodwill.........................................                               (88)
                                                              --------    --------    --------
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES............  $(20,544)   $(24,799)   $(12,781)
                                                              --------    --------    --------
FINANCING ACTIVITIES
  Issuance of stock -- minority interest....................  $           $     55    $     15
  Net increase (decrease) in deposit accounts...............    21,963      20,713      10,920
  Acquisition of minority interest and dividends paid.......      (381)       (348)       (342)
  Proceeds from other borrowed funds........................     1,544      11,034      10,560
  Principal payments -- other borrowed funds................    (3,357)     (9,628)     (8,661)
  Issuance of subordinated debentures.......................                             1,000
  Other liabilities.........................................                   (26)
                                                              --------    --------    --------
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES............  $ 19,769    $ 21,800    $ 13,492
                                                              --------    --------    --------
INCREASE (DECREASE) IN CASH AND DUE FROM BANKS..............  $  1,369    $ (1,029)   $  2,075
CASH AND DUE FROM BANKS AT BEGINNING OF YEAR................     7,001       8,030       5,955
                                                              --------    --------    --------
CASH AND DUE FROM BANKS AT END OF YEAR......................  $  8,370    $  7,001    $  8,030
                                                              ========    ========    ========

  The Notes to Consolidated Financial Statements are an integral part of this statement.

                        FIRST REPUBLIC BANCSHARES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ACCOUNTING METHOD: First Republic Bancshares, Inc. and its subsidiaries use the accrual method of accounting for both financial statement and income tax purposes.

     PRINCIPLES OF CONSOLIDATION: These financial statements present the consolidated position of First Republic Bancshares, Inc. and its subsidiaries, First Republic Bank, First Republic Agricultural Credit Corporation and Eagle Premium Assistance Corporation.

     As of December 31, 1996 and 1995, First Republic Bancshares, Inc. owned 100 percent, respectively, of the outstanding stock of First Republic Bank.

     As of December 31, 1996 and 1995, First Republic Bank owned 91.12 percent, respectively, of the outstanding stock of First Republic Agricultural Credit Corporation.

     As of December 31, 1996 and 1995, First Republic Bank owned 90.0 percent, respectively, of the outstanding stock of Eagle Premium Assistance Corporation.

     For purposes of these financial statements, intercompany transactions have been eliminated and the interest of the minority shareholders in the equity and the net income of the subsidiary companies are identified separately on both the consolidated balance sheets and the consolidated statements of income.

     NATURE OF OPERATIONS: First Republic Bancshares, Inc. operates as a one-bank holding company organized under the laws of Louisiana and the Office of Financial Institutions of the State of Louisiana. The Holding Company is subject to regulation of the Office of Financial Institutions of the State of Louisiana and the Federal Reserve Bank of Dallas, Texas.

     First Republic Bank operates under a state bank charter and provides full banking services. As a state bank, the Bank is subject to regulation of the Office of Financial Institutions of the State of Louisiana and the Federal Deposit Insurance Corporation. The area served by First Republic Bank is the north central region of Louisiana and services are provided at six locations within this region.

     The Bank also owns the majority shares of two subsidiary companies, First Republic Agricultural Credit Corporation and Eagle Premium Assistance Corporation, which both are issued licenses by the Office of Financial Institutions of the State of Louisiana and are regulated by this same office. First Republic Agricultural Credit Corporation provides lending services for agricultural related loans for Northeast Louisiana. Eagle Premium Assistance Corporation provides financing of insurance premiums for insurance agencies located in Louisiana, Arkansas and Mississippi.

     ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure and contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     INVESTMENT SECURITIES: The Bank's investments in securities are classified in two categories and accounted for as follows:

          Trading Securities: Bonds, notes and debentures which are purchased for the purpose of trading are classified in this account when purchased. Unrealized gains and losses and realized gains and losses on trading securities are included in other income.

          Available for Sale: All other bonds, notes, debentures and equity securities purchased are classified into this account. Unrealized holding gains and losses, net of tax, on securities available for sale are

                        FIRST REPUBLIC BANCSHARES, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     reported as a net amount in a separate component of shareholders' equity until realized. Realized gains and losses are determined using the specific-identification method and are included in other income.

     BANK PREMISES AND EQUIPMENT: Land is stated at cost and bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred and renewals and betterments are capitalized. When assets are sold or otherwise disposed of, the original cost of the asset and the related accumulated depreciation are removed from the accounts, with the resulting gain or loss being recognized in current income.

     LOANS AND ALLOWANCE FOR CREDIT LOSSES: Loans are stated at the amount of unpaid principal, reduced by unearned discount, unearned fees and allowance for credit losses. Unearned discounts on installment loans are recognized as income under the "Rule of 78s" as accrued. Interest on other loans is calculated by using simple interest method on daily balances of principal amount outstanding. The allowance for credit losses is established through a provision for credit losses charged to expenses. Loans are charged against the allowance for credit losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluation of the collectibility of loans and prior credit loss experience. Accrual of interest on loans is discontinued when management believes that the borrowers' financial condition is such that collection of interest is doubtful.

     INCOME TAXES: For federal income tax purposes, the taxable incomes of First Republic Bank, First Republic Agricultural Credit Corporation and Eagle Premium Assistance Corporation are included in the consolidated income tax return of First Republic Bancshares, Inc. Taxes or benefits have been allocated based on the amount that would be associated with the respective entity if it were to file a separate income tax return. Income tax effects of consolidation are thus treated in such a manner as to preserve the appropriate minority interest in the equity of the subsidiary companies.

     OTHER REAL ESTATE: Other real estate, acquired through partial or total satisfaction of loans, is carried at the lower of cost or fair market value. At the date of acquisition, losses are charged to the allowance for credit losses. Subsequent write downs to market value are charged to current expenses.

     CASH AND CASH EQUIVALENTS: For purposes of presentation in the consolidated statements of cash flows, cash and cash equivalents are defined as those amounts included in the balance sheet caption "Cash and Due From Banks".

     RECLASSIFICATION: Certain amounts have been reclassified in the 1995 and 1994 financial statements to conform with the 1996 presentation.

     LOANS HELD FOR SALE: Loans held for sell are recorded at the lower of cost or market. The market value of the loans are determined from commitment prices under contractual agreements. The Bank also receives certain fees for release of servicing and for servicing loans.

     GOODWILL: Goodwill is stated at the purchased cost less accumulated amortization. Amortization computed on the straight-line method over an estimated period of 15 years. Amortization expense for 1996, 1995 and 1994 was $29,000, $29,000 and $5,000, respectively.

                        FIRST REPUBLIC BANCSHARES, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     FINANCIAL INSTRUMENTS: The Bank accounts for various financial instruments to which it is a party in the following manner --

     Off-Balance-Sheet Instruments

          In the ordinary course of business the Bank has entered into off balance sheet financial instruments consisting of commitments to extend credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

     Fair Values of Financial Instruments

          The following methods and assumptions were used by the Bank in estimating fair values of financial instruments as disclosed herein:

          Cash and Cash Equivalents -- The carrying amounts of cash and short-term instruments approximate their fair value.

          Trading Securities -- Fair values for trading account securities, which also are the amounts recognized in the consolidated balance sheet, are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

          Securities Available for Sale -- Fair values for investment securities are based on quoted market prices. The carrying values of restricted equity securities approximate fair values.

          Loans Receivable -- For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for commercial real estate, commercial loans, other consumer loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

          Deposit Liabilities -- The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable-rate certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of average annual maturities on time deposits.

          Short-Term Borrowings -- The carrying amounts of federal funds purchased, borrowings under repurchase agreements, and other short-term borrowings maturing within 90 days approximate their fair values. Fair values of other short-term borrowings are estimated using discounted cash flow analyses based on the Bank's current incremental borrowing rates for similar types of borrowing arrangements.

          Long-Term Debt -- The fair values of the Bank's long-term debt are estimated using discounted cash flow analyses based on the Bank's current incremental borrowing rates for similar types of borrowing arrangements.

          Accrued Interest -- The carrying amounts of accrued interest approximate their fair values.

          Off-Balance-Sheet Instruments -- Fair values for off-balance-sheet lending commitments are typically based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing when such terms exceed one year in length.

                        FIRST REPUBLIC BANCSHARES, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 2 INVESTMENT SECURITIES

     Investment securities with a carrying value of $13,666,000 at December 31, 1996, were pledged to secure public funds on deposit, treasury tax and loan accounts, and for other purposes required or permitted by law. Pledged securities at December 31, 1995, had a carrying value of $17,135,000.

     A comparison of the amortized cost and approximate market values of investment securities follows:

                                                       GROSS         GROSS
                                        AMORTIZED    UNREALIZED    UNREALIZED    APPROXIMATE
          DECEMBER 31, 1996               COST          GAIN          GAIN       MARKET VALUE
          -----------------             ---------    ----------    ----------    ------------
                                                       (DOLLARS IN THOUSANDS)
AVAILABLE FOR SALE
U.S. Government and agencies.........    $23,761        $ 94          $ 35         $23,820
Mortgage-backed securities...........      9,582         123           111           9,594
State and municipal securities.......      1,213          10            16           1,207
Other securities.....................      1,147                                     1,147
                                         -------        ----          ----         -------
                                         $35,703        $227          $162         $35,768
                                         =======        ====          ====         =======

                                                       GROSS         GROSS
                                        AMORTIZED    UNREALIZED    UNREALIZED    APPROXIMATE
          DECEMBER 31, 1996               COST          GAIN          GAIN       MARKET VALUE
          -----------------             ---------    ----------    ----------    ------------
                                                       (DOLLARS IN THOUSANDS)
AVAILABLE FOR SALE
U.S. Government and agencies..........   $ 8,935        $ 95          $ 3          $ 9,027
Mortgage-backed securities............    11,374          66           33           11,407
State and municipal securities........     2,304          57            4            2,357
Other securities......................     1,079                                     1,079
                                         -------        ----          ---          -------
                                         $23,692        $218          $40          $23,870
                                         =======        ====          ===          =======

Securities for which no market values were obtainable are reflected at carrying value.

     During 1996, proceeds from the sales and maturities of securities were $15,801,000 and transactions resulted in gross realized gain of $95,000 and gross realized loss of $4,000.

     Analysis of the investment portfolio by maturities are as follows as of December 31, 1996:

                                                                 AVAILABLE FOR SALE
                                                              -------------------------
                                                              AMORTIZED    APPROXIMATE
                                                                COST       MARKET VALUE
                                                              ---------    ------------
                                                               (DOLLARS IN THOUSANDS)
Due within one year.........................................   $10,015       $10,008
Due in one to five years....................................    15,200        15,276
Due in five to ten years....................................     3,175         3,177
Due after ten years.........................................     6,166         6,160
Other securities............................................     1,147         1,147
                                                               -------       -------
                                                               $35,703       $35,768
                                                               =======       =======

     Maturities of mortgage-backed securities are reported at their contractual maturity date. Maturities may differ due to borrowers may have the right to prepay obligations with or without penalty.

                        FIRST REPUBLIC BANCSHARES, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 3 BANK PREMISES AND EQUIPMENT

     A summary of bank premises and equipment for the two years is shown below:

                                                                       1996
                                                        ----------------------------------
                                                                 ACCUMULATED
                                                         COST    DEPRECIATION   BOOK VALUE
                                                        ------   ------------   ----------
                                                              (DOLLARS IN THOUSANDS)
Land..................................................  $  366      $             $  366
Buildings.............................................   2,469         659         1,810
Furniture and equipment...............................   2,317       1,156         1,161
                                                        ------      ------        ------
                                                        $5,152      $1,815        $3,337
                                                        ======      ======        ======

                                                                       1995
                                                        ----------------------------------
                                                                 ACCUMULATED
                                                         COST    DEPRECIATION   BOOK VALUE
                                                        ------   ------------   ----------
                                                              (DOLLARS IN THOUSANDS)
Land..................................................  $  366      $             $  366
Buildings.............................................   2,446         592         1,854
Furniture and equipment...............................   1,965         867         1,098
                                                        ------      ------        ------
                                                        $4,777      $1,459        $3,318
                                                        ======      ======        ======

     Depreciation expense computed on the straight-line basis amounted to $379,000 in 1996, $270,000 in 1995 and $215,000 in 1994.

     The Bank leases property under non-cancelable lease for locations in West Monroe and Monroe. The West Monroe lease is with a related party and commenced September 9, 1994 for a 5 year period ending August 8, 1999, the monthly lease amount is $1,500 per month. September 7, 1995 the Bank entered a lease commencing January 1, 1995 and terminating December 31, 2000 for a five year term with monthly rental of $1,500 for two years and $1,750 for the remaining three years. The rental expense was $36,000 and $24,750 for 1996 and 1995, respectively. Future rental commitments under the non-cancelable lease agreements are as follows:

1997.......................................................  $36,000
1998.......................................................   39,000
1999.......................................................   39,000
2000.......................................................   39,000
2001.......................................................   39,000

NOTE 4 LOANS

     Loans on which the accrual of interest has been discontinued amounted to $724,000, and $342,000 at December 31, 1996 and 1995, respectively. Loans have also been restructured with reduced interest rates amounting to $405,000 and $450,000 at December 31, 1996 and 1995, respectively. If the above loans for December 31, 1996 and 1995 were not placed on non-accrual, interest income would have increased by approximately $54,000 and $72,000, respectively.

                        FIRST REPUBLIC BANCSHARES, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Major classification of loans are as follows:

                                                                      DECEMBER 31,
                                                                 ----------------------
                                                                   1996          1995
                                                                 --------      --------
                                                                 (DOLLARS IN THOUSANDS)
LOANS HELD FOR INVESTMENT
  Commercial...............................................       $13,741       $13,833
  Real estate -- farm land.................................         5,598         7,260
  Real estate -- residential...............................        22,750        18,102
  Real estate -- commercial................................        22,356        13,329
  Production -- farmers....................................        13,545        14,865
  Loans to individuals.....................................        10,992        11,761
  Overdrafts...............................................            26            63
                                                                  -------       -------
                                                                  $89,008       $79,213
                                                                  =======       =======
  Fixed rate loans.........................................       $55,684       $57,104
  Variable rate loans......................................        33,324        22,109
                                                                  -------       -------
                                                                  $89,008       $79,213
                                                                  =======       =======
LOANS HELD FOR SALE
  Real estate -- residential...............................       $ 1,118       $   428
                                                                  =======       =======

NOTE 5 INCOME TAXES

     The total income taxes in the statements of income are as follows:

                                                                     DECEMBER 31,
                                                                -----------------------
                                                                1996     1995     1994
                                                                -----    -----    -----
                                                                (DOLLARS IN THOUSANDS)
Current tax expense (benefit)
  Federal...................................................     $621     $582     $374
  State.....................................................       22       19       17
                                                                 ----     ----     ----
Currently payable (refund)..................................     $643     $601     $391
Deferred taxes..............................................       54       13      (19)
                                                                 ----     ----     ----
Income tax expense..........................................     $697     $614     $372
                                                                 ====     ====     ====

     Major components of deferred income taxes are as follows:

                                                                    DECEMBER 31,
                                                              ------------------------
                                                               1996     1995     1994
                                                              ------   ------   ------
                                                               (DOLLARS IN THOUSANDS)
TIMING DIFFERENCES
Provision for credit losses.................................    $ 31     $(9)     $(41)
Other real estate...........................................     (10)      5         4
Depreciation................................................      33      17        12
Other.......................................................                         6
                                                                ----     ---      ----
                                                                $ 54     $13      $(19)
                                                                ====     ===      ====

     The Company uses the flow-through method for tax credits.

                        FIRST REPUBLIC BANCSHARES, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The components of the deferred tax asset included in other assets are as follows:

                                                               DECEMBER 31,
                                                              ---------------
                                                              1996      1995
                                                              ----      -----
                                                                (DOLLARS IN
                                                                THOUSANDS)
Deferred Tax Asset
  Allowance for credit losses...............................  $110      $ 141
  Other real estate.........................................    35         25
  Net unrealized loss on securities available for sale......
                                                              ----      -----
          Total Deferred Tax Asset..........................  $145      $ 166
                                                              ----      -----
Deferred Tax Liability
  Depreciation..............................................  $(77)     $ (45)
  Net unrealized gain on securities available for sale......   (22)       (60)
                                                              ----      -----
          Total Deferred Tax Liability......................  $(99)     $(105)
                                                              ----      -----
Net Deferred Tax Asset......................................  $ 46      $  61
                                                              ====      =====

     The principal reasons for the differences in the effective tax rate and the federal statutory rate are as follows:

                                                                   DECEMBER 31,
                                                              -----------------------
                                                              1996     1995      1994
                                                              ----     -----     ----
                                                              (DOLLARS IN THOUSANDS)
Statutory federal income tax rate...........................  34.0%     34.0%    34.0%
Effect on rate of
  Tax exempt income.........................................  (1.3)     (2.6)    (7.5)
  Interest to carry tax exempt..............................    .2       1.1       .9
  Other.....................................................   (.6)    (12.1)    (1.6)
                                                              ----     -----     ----
Tax rate based on reported income...........................  32.3%     30.4%    29.0%
                                                              ====     =====     ====

NOTE 6 EMPLOYEES' RETIREMENT TRUST

     The First Republic Bank has a 401(k) profit sharing plan for the benefit of substantially all of its employees with one year of service. The Subsidiaries's annual contribution is determined by the Board of Directors. The Bank contributed $97,000, $72,000 and $67,000 for 1996, 1995 and 1994, respectively.
The amount of contribution has amounted to approximately 5% of salaries for both years.

NOTE 7 EARNINGS PER SHARE

     Earnings per share were calculated using the weighted average number of shares outstanding as of December 31, 1996, 1995 and 1994, of 38,048, 37,799 and 37,632 shares, respectively.

NOTE 8 COMMITMENTS AND CONTINGENT LIABILITIES

     In the normal course of business First Republic Bank and First Republic Agricultural Credit Corporation make various commitments and incur certain contingent liabilities that are not presented in the consolidated financial statements. At December 31, 1996 and 1995, standby letters of credit aggregated $202,000 and $145,000, respectively. The Bank and subsidiary also had commitments to extend credit of $7,625,000 at December 31, 1996.

                        FIRST REPUBLIC BANCSHARES, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The Bank entered into contractual agreements in which to sell mortgage loans. Under these agreements, there is a take back provision which states the Bank must take back the loan if four installments are not received on the loan. Otherwise the loans are sold without recourse.

     The Bank is also subject to lawsuits which arise primarily in the ordinary course of business. Based on information available and advice of legal counsel representing the Bank in connection with such lawsuits, it is the opinion of management that the disposition or ultimate determination of such lawsuits will not have a material adverse effect on the financial position of the Bank.

     The Bank is required to maintain reserves at Federal Reserve Bank and cash on hand. These reserves were approximately $684,000 at December 31, 1996.

NOTE 9 RELATED PARTY TRANSACTIONS

     At December 31, 1996 and 1995, certain officers and directors and companies in which they have a beneficial ownership were directly and indirectly indebted to the First Republic Bank in the aggregate amount of $1,190,000 and $3,036,000, respectively and indebted to the First Republic Agricultural Credit Corporation in the aggregate amount of $3,613,000 and $1,106,000, respectively.

     Also, certain officers and directors and companies in which they have a beneficial ownership, maintain deposit accounts with the Bank.

     The Bank leases office space to the law firm of Cotton, Bolton, Hoychick & Doughty. The lease commenced January 1, 1994 for a two year period ending December 31, 1995. This lease was renewed January 1, 1995 for a three year term ending December 31, 1998 for a monthly rental of $533. Certain members of the law firm are stockholders and directors of the Bank. They also represent the Bank on various legal matters.

     The Bank entered into a lease agreement with Ware Oil Company, Inc. and Ware Properties, L.L.C., the owner of which is a stockholder and director of the Bank. The lease commenced September 9, 1994 for a five year period ending August 8, 1999, the monthly rental is $1,500 per month. The monthly rental paid for 1996 and 1995 was $18,000 and $18,000, respectively.

     The Bank purchases various insurance policies for property, liability and life insurance from State Farm Insurance Company. Sellers Aycock, Jr. is the agent for State Farm and also a stockholder and director of the Bank.

     Certain officers and employees receive commissions from the sale of credit life insurance. In 1996 these commissions amounted to $2,000.

NOTE 10 ALLOWANCE FOR CREDIT LOSSES

     A summary of transactions in the allowance for credit losses for the years ended December 31, are as follows:

                                                               1996      1995      1994
                                                              ------    ------    ------
                                                                (DOLLARS IN THOUSANDS)
Balance at beginning of period..............................  $1,151    $1,122    $1,003
Recoveries credit to allowance..............................     175        56        90
Transfer to reserve from income.............................     517       379       185
                                                              ------    ------    ------
          Total available...................................  $1,843    $1,557    $1,278
Losses charged to allowance.................................    (784)     (406)     (156)
                                                              ------    ------    ------
Balance at end of period....................................  $1,059    $1,151    $1,122
                                                              ======    ======    ======

                        FIRST REPUBLIC BANCSHARES, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 11 OTHER BORROWED FUNDS

     On May 27, 1994, First Republic Agricultural Credit Corporation entered into a financing agreement with the Farm Credit Bank of Columbia. This agreement replaced all former agreements entered into between the parties, effective June 1, 1994. This agreement provides for a line of credit up to $10,000,000 and expires June 1, 1998. Collateral security for the agreement shall consist of all loans and participation certificates of First Republic Agricultural Credit Corporation and a pledge of securities owned by First Republic Bank in an amount of $600,000. The amount of borrowings as of December 31, consisted of the following:

                                                                  RATE         AMOUNT
                                                              -------------    ------
                                                              (DOLLARS IN THOUSANDS)
December 31, 1996
  Fixed rate................................................  6.70% - 8.75%    $  218
  Variable rate.............................................  6.53%             2,682
                                                                               ------
                                                                               $2,900
                                                                               ======
December 31, 1995
  Fixed rate................................................  7.10% - 8.75%    $   68
  Variable rate.............................................  6.95%             4,340
                                                                               ------
                                                                               $4,408
                                                                               ======

     On October 19, 1994, Eagle Premium Assistance Corporation purchased all loans, goodwill and certain equipment from Louisiana Premium Assurance Company. In this transaction, the Company issued a note to the sellers for $359,000. This note is non-interest bearing. (See Note 17)

     The Bank entered into a contract to borrow funds from the Federal Home Loan Bank of Dallas (FHLB) on March 6, 1995, whereby the Bank can borrow funds for fixed rates and terms, pledging loans made for residential purposes and securities. The collateral for the loans from FHLB includes a pledge by the Bank of a security interest in first mortgage collateral of real estate loans, capital stock of FHLB, deposit accounts at FHLB, and investment securities up to the collateral maintenance requirement which can be determined by FHLB from time to time. Interest rates on these loans range from a low of 5.170% to a high of 8.256%.

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1996        1995
                                                              ------      ------
                                                                 (DOLLARS IN
                                                                  THOUSANDS)
Short-term debt.............................................  $3,910      $4,128
                                                              ------      ------
Long-term debt..............................................  $3,910      $4,128
                                                              ======      ======

                        FIRST REPUBLIC BANCSHARES, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Maturities of the above long-term advances for the next five years and thereafter are as follows:

                                                               FHLB     OTHER
                                                              ------    ------
                                                                (DOLLARS IN
                                                                 THOUSANDS)
1998........................................................  $  230    $   88
1999........................................................     244        96
2000........................................................   1,373
2001........................................................     577
2002........................................................     535
Thereafter..................................................     951
                                                              ------
                                                              $3,910    $  184
                                                              ======    ======

     On October 10, 1995, First Republic Bank entered an agreement with First National Banker's Bank for an unsecured federal funds purchased line amounting to $1,250,000. The amount outstanding on this line as of December 31, 1995 amounted to $-0-. This line expired October 10, 1995. The Bank renewed this line of credit January 14, 1996 for a period of one year.

     On May 29, 1995, the Bank entered into a Federal Funds line with Commercial National Bank for the amount of $2,000,000, expiring May 31, 1996. The Bank must pledge securities prior to advancement of funds and funds will be advanced at 90% of the current market value of the securities. No amounts were outstanding on this line at December 31, 1995.

     On May 7, 1995, First Republic Bank entered into a loan participation agreement with recourse with Rapides Bank & Trust Company in Alexandria, Louisiana. This participation agreement required a pledge of securities amounting to $400,000. The amount outstanding on this agreement as of December 31, 1996 amounted to $-0-.

NOTE 12 DEPOSITS

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                1996         1995
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Interest bearing............................................   $105,285     $ 88,570
Non-interest bearing........................................     20,658       15,410
                                                               --------     --------
                                                               $125,943     $103,980
                                                               ========     ========

NOTE 13 REGULATORY MATTERS

     The Bank, a state bank, is limited to paying dividends under state law, without prior approval of the Commissioner of Financial Institutions of the State of Louisiana, to the amount of its current year net profits (as defined) and the prior year net profits (as defined). The amount of dividends the Bank could declare for 1996 without prior approval amounted to approximately $2,381,000. The Bank paid a dividend for 1996 to First Republic Bancshares, Inc. of $415,000.

     The Bank is subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory -- and possibly additional discretionary -- actions by regulations that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of

                        FIRST REPUBLIC BANCSHARES, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of Total and Tier 1 Capital (as defined in the regulations) to Risk-Weighted Assets (as defined), and of Tier 1 Capital (as defined) to Average Assets (as defined). Management believes, as of December 31, 1996, the Bank meets all capital adequacy requirements to which it is subject.

     As of December 31, 1996, the most recent notification from the Office of Financial Institutions of the State of Louisiana categorized the Bank as adequately capitalized under the regulatory frame work for prompt corrective action. To be categorized as adequately capitalized the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

                                                                                                     TO BE WELL CAPITALIZED
                                                                                                       PROMPT CORRECTIVE
                                             ACTUAL              FOR CAPITAL ADEQUACY                        ACTION
                                        ----------------   ---------------------------------   ----------------------------------
                                        AMOUNT    RATIO        AMOUNT             RATIO            AMOUNT             RATIO
                                        -------   ------   ---------------   ---------------   ---------------   ----------------
                                                                         (DOLLARS IN THOUSANDS)
BANK SUBSIDIARY
AS OF DECEMBER 31, 1996
Total Capital (Risk-Weighted
  Assets).............................  $11,014   11.84%   > OR = $7,441     > OR = 8.00%      > OR = $9,302     > OR = 10.00%
Tier 1 Capital (Risk-Weighted
  Assets).............................  $ 9,954   10.70%   > OR = $3,731     > OR = 4.00%      > OR = $5,581     > OR = 6.00%
Tier 1 Capital (Average Assets).......  $ 9,954    7.14%   > OR = $5,575     > OR = 4.00%      > OR = $6,968     > OR = 5.00%
HOLDING COMPANY
AS OF DECEMBER 31, 1996
Total Capital (Risk-Weighted
  Assets).............................  $10,057   10.81%   > OR = $7,442     > OR = 8.00%      > OR = $9,303     > OR = 10.00%
Tier 1 Capital (Risk-Weighted
  Assets).............................  $ 8,997   9.670%   > OR = $3,721     > OR = 4.00%      > OR = $5,582     > OR = 6.00%
Tier 1 Capital (Average Assets).......  $ 8,997    6.46%   > OR = $5,575     > OR = 4.00%      > OR = $6,968     > OR = 5.00%

NOTE 14 CONCENTRATIONS OF CREDIT RISK

     The First Republic Bank, First Republic Agricultural Credit Corporation and Eagle Premium Assistance Corporation make various loans to customers within its market area. The types of loans by categories are disclosed in Note 4. The companies also make various commitments to extend credit to customers which are primarily agricultural and commercial related loans. These customers also have deposits with the Bank.

     The First Republic Bank maintains cash on deposit and amounts due from other depository institutions, during the normal course of business, which exceeds the amounts which would normally be insured.

                        FIRST REPUBLIC BANCSHARES, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 15 STATEMENT OF CASH FLOWS

     Interest paid on deposit accounts and other borrowed funds amounted to $5,627,000, $4,032,000 and $2,670,000 for December 31, 1996, 1995 and 1994,
respectively. Income taxes paid of $611,000, $646,000 and $305,000 for December 31, 1996, 1995 and 1994, respectively.

                                                                   DECEMBER 31,
                                                              -----------------------
                                                              1996     1995     1994
                                                              -----    -----    -----
                                                              (DOLLARS IN THOUSANDS)
Non-cash Investing Activities
  Charge-off of loans.......................................   $784     $406     $155
  Transfer of loans to other real estate....................     21      107      148
                                                               ----     ----     ----
                                                               $805     $513     $303
                                                               ====     ====     ====

NOTE 16 STOCK COMPENSATION PLAN

     The Company entered into a plan to issue treasury stock purchased to certain officers, through a stock compensation plan. The 2,767 shares of treasury stock will be issued to the officers over a period of time based on the performance of the Bank and subsidiaries.

NOTE 17 GOODWILL

     As of October 19, 1994, Eagle Premium Assistance Corporation purchased all loans, goodwill and certain equipment of Louisiana Premium Assurance Company. Allocation of the purchase price was as follows:

Loans -- net.............................................  $  997,000
Equipment................................................      16,000
Goodwill.................................................     446,000
                                                           ----------
                                                           $1,459,000
                                                           ==========

     The sellers accepted non-interest bearing notes of $358,000 and cash of $1,101,000.

NOTE 18 SUBORDINATED DEBENTURES PAYABLE

     December 1, 1994, First Republic Bancshares, Inc. issued debentures to its shareholders. These debentures are for 12 years, with maturity being December 31, 2006. The debentures bear simple interest of 6.65% payable in cash semi-annually. These debentures are subordinated to all senior indebtedness of the Company, whether now outstanding are hereafter incurred. The principal amounts of the debenture shall be convertible, at the option of the holder, into common stock of the company on December 31, 2000, at the conversion rate of one
(1) share of common stock for every $105.83 of the principal amount of the debenture.

NOTE 19 LOAN SERVICING

     The Bank and its subsidiary, First Republic Agricultural Credit Corporation, originate mortgage loans and agricultural loans which are sold in secondary markets. Certain loans are sold with the servicing rights retained by the Bank and its subsidiary. These loans are not included in the accompanying consolidated financial statements. The unpaid principal balances of those loans at December 31, 1996 were $7,820,000.

                        FIRST REPUBLIC BANCSHARES, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 20 FINANCIAL INSTRUMENTS

     The Bank is a party to financial instruments with off-balance-sheet risk, in the normal course of business, to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit, and futures contracts. Those instruments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the statement of financial position. The contract or notional amounts of those instruments reflect the extent of the Bank's involvement in particular classes of financial instruments.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

     Unless noted otherwise, the Bank does not require collateral or other security to support financial instruments with off-balance-sheet credit risk.

     Financial Futures -- Futures contracts include contracts for delayed delivery of securities in which the seller agrees to make delivery at a specified future date of a specified instrument, at a specified price or yield. Risks arise from the possible inability of counterparties to meet the terms of their contracts and from movements in securities values and interest rates.

     Commitments to Extend Credit and Financial Guarantees -- At December 31, 1996, the Bank was exposed to credit risk on commitments to extend credit having contract amounts of $7,625,000 and standby letters of credit written of $202,000.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if it is deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, real estate, equipment and growing or harvested crops and instruments that are the products of such crops.

     Standby letters of credit written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank holds collateral supporting those commitments for which collateral is deemed necessary.

     The Bank has not been required to perform on any financial guarantees during the past two years. The Bank has not incurred any losses on its commitments in either 1996 or 1995.

                        FIRST REPUBLIC BANCSHARES, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The estimated fair values of the Bank's financial instruments were as follows:

                                                 DECEMBER 31, 1996          DECEMBER 31, 1995
                                              -----------------------    -----------------------
                                              CARRYING     ESTIMATED     CARRYING     ESTIMATED
                                               AMOUNT      FAIR VALUE     AMOUNT      FAIR VALUE
                                              ---------    ----------    ---------    ----------
                                                            (DOLLARS IN THOUSANDS)
Financial Assets:
  Cash and due from banks,
     interest-bearing deposits,
     and federal fund sold..................  $  13,694    $  13,694     $  15,265    $  15,265
  Securities available for sale.............     35,768       35,768        23,871       23,871
  Securities to be held to maturity.........          0            0             0            0
  Loans receivable..........................     89,001       89,333        78,406       79,194
  Accrued interest receivable...............      1,611        1,611         1,660        1,660
Financial Liabilities:
  Deposit liabilities.......................   (126,320)    (128,270)     (103,981)    (104,102)
  Other borrowed funds......................     (6,994)      (6,930)       (8,807)      (8,830)
  Subordinated debentures payable...........     (1,000)      (1,000)       (1,000)      (1,000)
  Accrued interest payable..................       (728)        (728)         (747)        (747)
Off-Balance-Sheet Instruments:
  Commitments to extend credit..............          0            0             0            0
  Stand-by letters of credit................          0            0             0            0

     A summary of the Bank's commitments and contingent liabilities at December 31, 1996 is as follows:

                                                              NOTIONAL
                                                                AMOUNT
                                                              --------
Commitments to extend credit................................   $7,625
Stand-by letters of credit..................................      202

                        ACCOUNTANTS' COMPILATION REPORT

To the Board of Directors
First Republic Bancshares, Inc.
  and Subsidiaries
Rayville, Louisiana

     We have compiled the accompanying consolidated balance sheets of First Republic Bancshares, Inc. and Subsidiaries as of September 30, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the nine months ended September 30, 1997 and 1996, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

     A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and accordingly, do not express an opinion or any other form of assurance on them.

     Management has elected to omit all of the disclosures required by generally accepted accounting principles. These financial statements should be read together with the audited financial statements for the periods ended December 31, 1996 and 1995.

December 10, 1997

                        FIRST REPUBLIC BANCSHARES, INC.
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
              SEPTEMBER 30, 1997 (UNAUDITED) AND DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                     ASSETS

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  1997            1996
                                                              -------------   ------------
                                                                      (UNAUDITED)
CASH AND DUE FROM BANKS.....................................    $  4,446        $  8,370
                                                                --------        --------
INTEREST-BEARING DEPOSITS IN BANKS..........................    $  2,176        $  2,074
                                                                --------        --------
INVESTMENT SECURITIES
  Available for sale........................................    $ 26,981        $ 35,768
                                                                --------        --------
FEDERAL FUNDS SOLD..........................................    $  5,595        $  3,250
                                                                --------        --------
TRADING ACCOUNT SECURITIES..................................    $    225        $      0
                                                                --------        --------
LOANS AND DISCOUNTS
  Loans held for investment.................................    $104,166          89,008
  Loans held for sale.......................................         759           1,118
    Less: Unearned interest.................................         (83)            (66)
         Allowance for credit losses........................      (1,031)         (1,059)
                                                                --------        --------
                                                                $103,811        $ 89,001
                                                                --------        --------
BANK PREMISES AND EQUIPMENT -- NET..........................    $  3,089        $  3,337
                                                                --------        --------
OTHER ASSETS
  Accrued interest
    Loans...................................................    $  1,514        $  1,256
    Investments.............................................         280             355
  Deferred income taxes.....................................           4              46
  Other real estate.........................................          62              83
  Other assets..............................................         420             595
  Goodwill -- net...........................................         359             382
                                                                --------        --------
                                                                $  2,639        $  2,717
                                                                --------        --------
TOTAL ASSETS................................................    $148,962        $144,517
                                                                ========        ========
                           LIABILITIES AND STOCKHOLDERS' EQUITY
DEPOSITS
  Demand....................................................    $ 17,486        $ 20,658
  NOW accounts..............................................      11,103          14,928
  Savings...................................................       4,945           4,933
  Time certificates -- $100,000 and over....................      24,071          21,138
  Other time deposits.......................................      67,329          64,286
                                                                --------        --------
                                                                $124,934        $125,943
                                                                --------        --------
OTHER LIABILITIES
  Accrued interest
    Time deposits...........................................    $    843             688
    Other borrowed funds....................................          57              40
  Other liabilities.........................................         621              46
  Dividends payable.........................................           0             383
  Other borrowed funds......................................      10,690           6,994
  Subordinated debentures payable...........................       1,000           1,000
                                                                --------        --------
                                                                $ 13,211        $  9,151
                                                                --------        --------
MINORITY INTEREST...........................................    $    281        $    266
                                                                --------        --------
COMMITMENTS AND CONTINGENT LIABILITIES
STOCKHOLDERS' EQUITY
  Capital stock -- 1,000,000 shares authorized; 39,782
    shares issued; 38,287 shares 1997,
    38,287 shares 1996 outstanding; $10 par value...........    $    398        $    398
  Surplus...................................................       1,496           1,496
  Retained earnings.........................................       8,645           7,332
  Net unrealized gain on securities available for
    sale -- net of tax of $56 in 1997
    and $22 in 1996.........................................         109              43
                                                                --------        --------
                                                                $ 10,648        $  9,269
  Less: Treasury stock 1,495 shares 1997, 1,495 shares
    1996 -- at cost.........................................        (112)           (112)
                                                                --------        --------
                                                                $ 10,536        $  9,157
                                                                --------        --------
        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..........    $148,962        $144,517
                                                                ========        ========

                      See Accountants' Compilation Report.

                        FIRST REPUBLIC BANCSHARES, INC.
                                AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                                  (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                               1997      1996
                                                              ------    ------
                                                                (UNAUDITED)
INTEREST INCOME
  Interest and fees on loans................................  $8,210    $7,787
  Interest on investment securities
     U.S. Government Obligations............................   1,051       612
     Mortgaged backed securities............................     236       457
     State and municipal securities.........................      24        59
  Interest on federal funds sold............................     197       186
  Interest on deposits in banks.............................      69        71
  Other interest and dividend income........................      57        64
                                                              ------    ------
          Total Interest Income.............................  $9,844    $9,236
                                                              ------    ------
INTEREST EXPENSE
  Interest on deposits......................................  $4,001    $3,730
  Interest on other borrowed funds..........................     433       414
                                                              ------    ------
          Total Interest Expense............................  $4,434    $4,144
                                                              ------    ------
NET INTEREST INCOME.........................................  $5,410    $5,092
PROVISION FOR LOAN LOSSES...................................     322       496
                                                              ------    ------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES.........  $5,088    $4,596
                                                              ------    ------
OTHER INCOME
  Service charges, fees and commissions.....................  $  728    $  583
  Securities gains (losses).................................      47        46
  Other.....................................................     243       247
                                                              ------    ------
          Total other operating income......................  $1,018    $  876
                                                              ------    ------
OTHER EXPENSES
  Salaries and employee benefits............................  $2,093    $2,025
  Occupancy expense -- net..................................     664       602
  Other operating expenses..................................   1,288     1,409
                                                              ------    ------
          Total other operating expenses....................  $4,045    $4,036
                                                              ------    ------
INCOME BEFORE INCOME TAXES..................................  $2,061    $1,436
                                                              ------    ------
INCOME BEFORE INCOME TAXES (brought forward)................  $2,061    $1,436
                                                              ------    ------
INCOME TAXES (Note 5)
  Current...................................................  $  728    $  576
  Deferred..................................................       5
                                                              ------    ------
                                                              $  733    $  576
                                                              ------    ------
INCOME BEFORE DEDUCTION OF MINORITY INTEREST................  $1,328    $  860
  Minority interest.........................................      15        22
                                                              ------    ------
NET INCOME..................................................  $1,313    $  838
                                                              ======    ======
EARNINGS PER SHARE..........................................  $34.29    $22.03

                      See Accountants' Compilation Report.

                        FIRST REPUBLIC BANCSHARES, INC.
                                AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                                NET
                                                                             UNREALIZED
                                       OUTSTANDING                            GAIN ON
                                         CAPITAL                             AVAILABLE
                                      --------------             UNDIVIDED    FOR SALE    TREASURY
                                      SHARES   STOCK   SURPLUS    PROFITS    SECURITIES    STOCK      TOTAL
                                      ------   -----   -------   ---------   ----------   --------   -------
BALANCE -- DECEMBER 31,
  1996..............................  38,287   $398    $1,496     $7,332        $ 43       $(112)    $ 9,157
  Net change in unrealized gain on
     securities available for
     sale -- net of taxes of $34....                                              66                      66
  Net income (loss).................                               1,313                               1,313
                                      ------   ----    ------     ------        ----       -----     -------
BALANCE -- SEPTEMBER 30, 1997.......  38,287   $398    $1,496     $8,645        $109       $(112)    $10,536
                                      ======   ====    ======     ======        ====       =====     =======

                      See Accountants' Compilation Report.

                        FIRST REPUBLIC BANCSHARES, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                1997        1996
                                                              --------    --------
                                                                  (UNAUDITED)
OPERATING ACTIVITIES
  Net income (loss).........................................  $  1,313    $    838
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Provision for loan losses..............................       322         496
     Write-down and losses on other real estate.............         5           2
     Gain on sale of equipment..............................       316
     Provision for depreciation and amortization............                   282
     Amortization of investment security premiums -- net of
      accretion.............................................        (2)         69
     Realized investment security (gains) losses............       (47)        (46)
     Deferred income taxes..................................         5
     (Increase) Decrease in interest receivable.............      (183)       (141)
     (Increase) Decrease in other assets....................       175        (648)
     Increase (Decrease) in interest payable................       172         103
     Increase (Decrease) in other liabilities...............       576         969
     Minority interest......................................        15          22
                                                              --------    --------
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES............  $  2,667    $  1,946
                                                              --------    --------
INVESTING ACTIVITIES
  Proceeds from sale of investment securities...............  $ 32,154    $ 14,306
  Purchases of investment securities........................   (23,398)    (20,876)
  (Increase) Decrease in loans..............................   (15,276)    (15,717)
  Purchases of bank premises and equipment..................       (51)       (331)
  Sale of other real estate.................................         0          36
  Recovery of charge-offs...................................       123         119
  (Increase) Decrease in federal funds sold.................    (2,345)      6,375
  (Increase) Decrease in interest bearing deposits..........      (102)        935
                                                              --------    --------
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES............  $ (8,895)    (15,153)
                                                              --------    --------
FINANCING ACTIVITIES
  Net increase (decrease) in deposit accounts...............  $ (1,009)   $ 12,633
  Dividends paid............................................      (383)       (381)
  Proceeds from other borrowed funds........................     4,375       1,544
  Principal payments -- other borrowed funds................      (679)     (2,181)
                                                              --------    --------
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES............  $  2,304    $ 11,615
                                                              --------    --------
INCREASE (DECREASE) IN CASH AND DUE FROM BANKS..............  $ (3,924)   $ (1,592)
CASH AND DUE FROM BANKS AT BEGINNING OF PERIOD..............     8,370       7,001
                                                              --------    --------
CASH AND DUE FROM BANKS AT END OF PERIOD....................  $  4,446    $  5,409
                                                              ========    ========

                      See Accountants' Compilation Report.

                                                                         ANNEX I

                      AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement and Plan of Reorganization ("Agreement") is made as of
December   , 1997 by and between First United Bancshares, Inc., an Arkansas corporation ("Bancshares"), and First Republic Bancshares, Inc., a Louisiana corporation ("Republic").

     WHEREAS, Republic owns one hundred percent (100%) of the issued and outstanding shares of capital stock of First Republic Bank, Rayville, Louisiana ("Bank"); and

     WHEREAS, Bancshares desires to acquire one hundred percent (100%) of the capital stock of Republic (the "Republic Common Stock") upon the terms and conditions hereinafter set forth through the merger of Republic with and into Bancshares, (the "Merger") pursuant to a Plan of Merger in substantially the form attached hereto as Exhibit A (the "Plan of Merger"); and

     WHEREAS, the respective Boards of Directors of Bancshares and Republic believe that such proposed Merger and the issuance of shares of Bancshares Stock (as defined in Section 2.01(a) hereof), pursuant and subject to the terms of this Agreement and the Plan of Merger (collectively, the "Merger Agreements"), is desirable and in the best interests of their respective corporations and shareholders; and

     WHEREAS, Bancshares and Republic desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

     NOW, THEREFORE, in consideration of the promises and the representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.01. The Merger. Subject to the terms and conditions of this Agreement, Bancshares and Republic agree to effect the Merger of Republic with and into Bancshares in accordance with the Arkansas Business Corporation Act (the "ABCA") and the Louisiana Business Corporation Law ("LBCL").

     1.02. Effective Time of the Merger. Subject to the provisions of this Agreement, articles of merger (the "Articles of Merger") and a certificate of merger ("Certificate of Merger") shall be duly prepared and executed by Bancshares and Republic and thereafter delivered to the Secretaries of State of Arkansas and Louisiana, respectively, for filing, as provided in the ABCA and LBCL, as soon as practicable on or after the Closing Date (as defined in Section 1.03). The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of Arkansas or at such time within two business days thereafter as is provided in the Articles of Merger (the "Effective Time").

     1.03. Closing. The closing of the Merger (the "Closing") will take place at the offices of Bancshares at a time and on a date (the "Closing Date") to be specified in writing by the parties as soon as reasonably practicable after the later to occur of all regulatory and other approvals and the expiration of all waiting periods.

                                   ARTICLE II

                              EFFECT OF THE MERGER

     2.01. Conversion of Republic Common Stock. (a) As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Republic Common Stock, but subject to the rights of dissenting shareholders of Republic, all of the outstanding shares of Republic Common Stock, including (i) 38,536 issued shares, (ii) shares issuable to persons entitled to receive performance shares at the time of Closing (1,246 shares), and (iii) shares issuable to holders of all outstanding subordinated debentures ("Republic Debentures") who are entitled to receive Republic common stock pursuant to conversion rights at

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

the conversion ratio stated in the Republic Debentures (9,449.1165 shares), shall be converted into an aggregate of Eight Hundred Thousand (800,000) shares of fully paid and nonassessable Bancshares Common Stock, $1.00 par value (the "Purchase Price" or "Bancshares Stock"). The Bancshares Stock shall be paid pro rata to persons holding the issued shares, rights to receive performance shares and subordinated debentures as described above. Such persons are referred to collectively herein as the Republic Shareholders. The conversion ratio shall be the quotient of 800,000 divided by 49,231.1165.

     (b) Fractional Shares. Fractional shares of Bancshares Stock shall not be issued. Any Republic Shareholder entitled to receive a fractional share shall receive a cash payment in lieu thereof equal to the value of the fractional share based on the Bancshares Average Price. The Bancshares Average Price shall be the average sales price per share of Bancshares common stock for all trades occurring on NASDAQ during the period of 10 consecutive trading days on which one or more trades actually takes place and which ends immediately prior to the fifth trading day preceding the Closing Date.

     (c) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Republic Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by Republic Shareholders who have voted such shares against the Merger and who shall have delivered a written demand for payment of the fair value of such shares within the time and in the manner described in Section 131 of the LBCL (the "Dissenting Shares") shall not be converted into or exchangeable for the right to receive part of the Purchase Price provided in Section 2.01(a) of this Agreement, and such Republic Shareholders shall only be entitled to receive payment of the fair cash value of such shares in accordance with the provisions of the LBCL unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost such right, at which time such holder's shares shall thereupon be deemed to have been converted into and have become exchangeable for, as of the Effective Time, the right to receive the Purchase Price without any interest thereon.

     (d) Cancellation of Shares. All shares of Republic Common Stock issued and outstanding, all rights to receive performance shares, and all Republic Debentures outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist. At the Effective Time each holder of a certificate representing any such shares or Republic Debentures and each person having any right to receive performance shares shall cease to have any rights with respect thereto, except the right to receive a pro rata number of shares of Bancshares Stock (or cash in the case of Dissenting Shares or fractional shares) to be issued in consideration therefor upon the surrender of such stock certificate or Republic Debenture or delivery of a written agreement accepting the consideration provided in Section 2.01(a) in full satisfaction of any right to performance shares.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF REPUBLIC

     Republic hereby represents and warrants to Bancshares the following:

     3.01. Organization, Standing and Power of Republic. Republic is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such power or authority would not have a material adverse effect on the business, operations or financial condition of Republic and the Republic Subsidiaries (as hereinafter defined), taken as a whole. Republic is not qualified to do business in any other state or foreign jurisdiction, and its ownership or leasing of property and the conduct of its business does not require it to be so qualified, except where the failure to be so qualified would not have a material adverse effect on Republic and the Republic Subsidiaries taken as a whole. Republic is registered as a bank holding company with the Federal Reserve Board ("FRB") under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Republic has delivered to Bancshares true, accurate and complete copies of its currently effective Articles of Incorporation and Bylaws, including all amendments thereto.

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

     3.02. Ownership, Organization, Standing and Power of Republic
Subsidiaries. Republic directly and beneficially owns all of the shares of the outstanding capital stock of Bank. Bank owns 91.12% and 90.0%, respectively, of the outstanding capital stock of First Republic Agricultural Credit Corporation ("FRAC") and Eagle Premium Assistance Corporation ("EPAC"). Bank, FRAC and EPAC are hereinafter called collectively the "Republic Subsidiaries" or individually a "Republic Subsidiary". Bank, FRAC and EPAC are Republic's only subsidiaries. Except as disclosed in Section 2.01(a), no equity securities of any Republic Subsidiary are or may become required to be issued by reason of any option, warrant, call, right or agreement of any character whatsoever; there are no outstanding securities or rights convertible into or exchangeable for shares of any capital stock of any Republic Subsidiary; and there are no other contracts, commitments, understandings or arrangements by which any Republic Subsidiary is bound to issue additional shares of its capital stock or options, warrants, calls, rights or agreements to purchase or acquire any additional shares of its capital stock. All outstanding shares of capital stock of the Republic Subsidiaries are fully paid and nonassessable and the shares owned by Republic or Bank are owned free and clear of any claim, lien, encumbrance or agreement with respect thereto. Each of the Republic Subsidiaries is a financial institution duly organized, validly existing and in good standing under the laws of Louisiana, and has the corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power or authority would not have a material adverse effect on the business, operations or financial condition of such Republic Subsidiary. Each of the Republic Subsidiaries is qualified to do business in each state in which the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a material adverse effect on the business, operations or financial condition of such Republic Subsidiary. EPAC is qualified to do business in Arkansas and Mississippi. The deposits of Bank are insured by the Federal Deposit Insurance Corporation ("FDIC") to the extent allowed by law. Republic has delivered to Bancshares true, accurate and complete copies of the currently effective Articles of Organization or Incorporation and Bylaws of each of the Republic Subsidiaries, including all amendments thereto. Except for securities held in their capacities as fiduciaries or as disclosed in Exhibit 3.02A, the Republic Subsidiaries do not own beneficially, directly or indirectly, any class of equity securities, partnership interests or similar interests of any corporation, bank, partnership, limited partnership, business trust, association or similar organization. The authorized capital stock of Bank consists of 45,000 shares of common stock, $10.00 par value, of which 23,694 shares are issued and outstanding and are owned by Republic. The authorized capital stock of FRAC consists of 1,000,000 shares of common stock, $50.00 par value, 21,950 of which shares of common stock are issued and outstanding, 20,000 are owned by Republic and 3,050 are treasury shares. The authorized capital stock of EPAC consists of shares 1,000,000 of common stock, $50.00 par value, 20,000 of which shares of common stock are issued and outstanding and 18,000 of which are owned by Republic. The owners of all other outstanding shares of common stock of FRAC and EPAC along with the number of shares owned by each are shown in Exhibit 3.02B. Bank or its predecessor banks has been chartered as a banking institution for more than 5 years.

     3.03. Capital Structure of Republic. The authorized capital stock of Republic consists of 1,000,000 shares of common stock, $10.00 par value, of which 38,287 shares are issued and outstanding (38,536 as of December 31, 1997) and 1,495 shares are held by Republic in its treasury (1,246 as of December 31, 1997). Except for the Republic Debentures neither Republic nor any Republic Subsidiary has issued and has outstanding bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders may vote ("Voting Debt"). All outstanding shares of Republic Common Stock are validly issued, fully paid, nonassessable, and not subject to preemptive rights. There are no options, warrants, calls, rights, or agreements of any character whatsoever to which Republic or any Republic Subsidiary is a party or by which Republic or any Republic Subsidiary is obligated to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any voting debt securities or by which Republic or any Republic Subsidiary is obligated to grant, extend or enter into any such option, warrant, call, right or agreement, except as described in Section 2.01(a) above.

     3.04. Authority. Republic has all requisite corporate power and authority to enter into this Agreement and the Plan of Merger and, subject only to approval of this Agreement and the Plan of Merger by the shareholders of Republic, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Plan of Merger and the consummation of the transactions

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

contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Republic's board of directors. This Agreement and the Plan of Merger have been duly executed and delivered by Republic, and, subject to such shareholder approval, each constitutes a valid and binding obligation of Republic enforceable in accordance with its terms, except as the enforceability of the Agreement may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement and the Plan of Merger do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration loss or creation, a "Violation"), pursuant to any provision of (a) the Articles of Incorporation or Bylaws of Republic or any Republic Subsidiary or (b) any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Republic or any Republic Subsidiary or their respective properties or assets, except where such Violation would not have a material adverse effect on the business, operations or financial condition of Republic and the Republic Subsidiaries taken as a whole. Other than in connection or in compliance with the provisions of the ABCA, the LBCL, the Securities Act and the regulations thereunder, the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), the securities or blue sky laws of the various states, and any consents, authorizations, approvals, notices or exemptions required under the BHC Act, the National Bank Act, Arkansas banking laws, or Louisiana Banking Laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to Republic or any Republic Subsidiary in connection with the execution and delivery of this Agreement and the Plan of Merger by Republic or the consummation by Republic of the transactions contemplated hereby and thereby.

     3.05. Republic Financial Statements.

     (a) The (i) consolidated balance sheets of Republic as of December 31, 1996 and 1995 and the related consolidated statements of income, consolidated statements of cash flows and consolidated statements of shareholders equity for the years then ended certified by Frazer, Minchew, Robinson, Gardner and Langston, and (ii) the internally prepared and unaudited consolidated financial statements for Republic and the Republic Subsidiaries dated September 30, 1997 (collectively, the "Republic Financial Statements"), copies of which have been furnished by Republic to Bancshares, have been prepared in accordance with (A) generally accepted accounting principles and practices with respect to item (i) and (B) with respect to item (ii), accounting principles and practices applied on a consistent basis throughout the periods involved, except as otherwise noted therein and, except for year-end adjustments of the unaudited financial statements of a non-material nature or adjustments described in Exhibit 3.05(a), and present fairly the consolidated financial condition of Republic and the financial condition of the Republic Subsidiaries, at the dates, and the results of operations and cash flows for the periods, stated therein.

     (b) Except as described in Exhibit 3.05(b), neither Republic nor any Republic Subsidiary has any liability of any nature, whether direct, indirect, accrued, absolute, contingent or otherwise, that is material to Republic and the Republic Subsidiaries taken as a whole and that is not provided for or disclosed in the Republic Financial Statements, other than such of the following liabilities as were or are incurred in the ordinary course of business:

          (i) deposit liabilities and interest payable thereon,

          (ii) federal funds purchased and securities sold under repurchase agreements and interest payable thereon,

          (iii) other short term borrowings,

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

          (iv) contingent liability upon negotiable instruments endorsed for the purpose of collection,

          (v) taxes,

          (vi) accounts payable of the operating business,

          (vii) salaries and benefits payable,

          (viii) unearned income and premiums,

          (ix) abandoned and garnished accounts, and

          (x) letters of credit and similar commitments.

     (c) Without limitation of the foregoing, Republic has no reserve allowance for self-insured health and dental benefit claims and knows of no facts which should cause it to create such a reserve.

     3.06. Republic Reports. Republic and each of the Republic Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were and are required to be filed with (i) the FRB, (ii) the FDIC, (iii) the Louisiana Office of Financial Institutions ("LOFI") and (iv) any other applicable securities, banking or regulatory authorities (all such reports and statements are collectively referred to herein as the "Republic Reports"), except where such failure to file would not have a material adverse effect on the business operations or financial condition of Republic or such Republic Subsidiary. At the time they were filed the Republic Reports complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Republic Reports have been amended, updated or supplemented whenever such amendment, updating or supplementation has been necessary to remain in compliance.

     3.07. Information Supplied. None of the information supplied or to be supplied by Republic for inclusion or incorporation by reference in any document to be filed with the Securities and Exchange Commission ("SEC"), the FRB, or any regulatory agency in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.08. Authorizations; Compliance with Applicable Laws. Republic and each of the Republic Subsidiaries hold all authorizations, permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities that are material to the operations of its business (the "Republic Permits"), including appropriate authorizations from the LOFI. Republic and the Republic Subsidiaries are in compliance with the terms of the Republic Permits, except where the failure so to comply would not have a material adverse effect on Republic and the Republic Subsidiaries taken as a whole. The businesses of Republic and the Republic Subsidiaries are not being conducted in violation of any federal, state or local law, statute, ordinance or regulation of any Governmental Entity (collectively "Laws"), including, without limitation, Regulation O of the FRB, except for possible violations which individually or in the aggregate do not and, insofar as reasonably can be foreseen, in the future will not, have a material adverse effect on Republic and the Republic Subsidiaries taken as a whole. Except for normal recurring regulatory examinations no investigation or review by any Governmental Entity with respect to Republic or any Republic Subsidiary is pending or, to the best of their knowledge, threatened, nor has any Governmental Entity indicated an intention to conduct the same. Without limiting the foregoing, except as set forth on Exhibit 3.08 there have been no acts or omissions by Republic or a Republic Subsidiary or, to Republic's knowledge, any other person, occurring on or with respect to real estate currently or previously owned, leased or otherwise used in the ordinary course of business by Republic or any Republic Subsidiary or, to the best of their knowledge, in which Republic or any Republic Subsidiary has or had an investment or security interest (by mortgage, deed of trust, or otherwise), including, without limitation, properties under foreclosure, properties held by Republic or any Republic Subsidiary in its capacity as a trustee, or properties in which any venture capital or similar unit of Republic or any Republic

                                      A-I-5

Subsidiary has or had an interest (the "Republic Property"), which constitute or result, or may have constituted or resulted, in the creation of any federal, state or common law nuisance (whether or not the nuisance condition is, or was, foreseen or unforeseen) or which do not comply or have not complied with federal, state or local environmental laws including, without limitation, the Clean Water Act, the Clean Air Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Comprehensive Environmental, Response, Compensation and Liability Act, as amended, and their state and local law counterparts, all rules and regulations promulgated thereunder and all other legal requirements associated with the ownership and use of the Republic Property (collectively, "Environmental Laws"), and as a result of which acts or omissions Republic or any Republic Subsidiary is subject to or reasonably likely to incur a material liability or suffer a diminution in value of any interest exceeding $320,000.00. Neither Republic nor any Republic Subsidiary is subject to or reasonably likely to incur a material liability or suffer a diminution in value of any interest exceeding $320,000.00 as a result of its ownership, lease, operation, or use of any Republic Property or as a result of its investment or security interest (as described above) in any Republic Property (a) that is contaminated by or contains any hazardous waste, toxic substances or related materials, including without limitation asbestos, PCBs, pesticides, herbicides, petroleum products, substances defined as "hazardous substances" or "toxic substances" in the Environmental Laws, and any other substances or waste that is hazardous to human health or the environment (collectively, "Toxic Substances"), or (b) on which any Toxic Substance has been stored, disposed of, placed, or used in the construction thereof. No claim, action, suit or proceeding is pending against Republic or any Republic Subsidiary relating to the Republic Property before any court or other governmental authority or arbitration tribunal relating to Toxic Substances, pollution or the environment, and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting Republic or any Republic Subsidiary with respect thereto.

     3.09. Litigation and Claims. Except as set forth in Exhibit 3.09 hereto,
(a) neither Republic nor any Republic Subsidiary is subject to any continuing order of, or written agreement or memorandum of understanding with, or continuing material investigation by, any federal or state banking or insurance authority or other Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders of any bank regulatory authority, (b) there is no claim of any kind, action, suit, litigation, proceeding, arbitration, investigation, or controversy affecting Republic or any Republic Subsidiary pending or, to the best of their knowledge, threatened, which will have or can reasonably be expected to have a material adverse effect on Republic and the Republic Subsidiaries taken as a whole, and (c) there are no uncured material violations, or violations with respect to which material refunds or restitutions may be required, cited in any compliance report to Republic or any Republic Subsidiary as a result of the examination by any bank regulatory authority.

     3.10. Taxes. Republic and the Republic Subsidiaries have filed all tax returns required to be filed by them and have paid or have set up an adequate reserve for the payment of, all taxes required to be paid as shown on such returns, and the most recent Republic Financial Statements reflect an adequate reserve for all taxes payable by Republic and the Republic Subsidiaries accrued through the date of such financial statements. Since 1990 there has been no examination by the United States Internal Revenue Service ("IRS") of Republic or any Republic Subsidiary. There is no pending examination by the IRS with respect to Republic or any Republic Subsidiary. Neither Republic nor any Republic Subsidiary has executed or filed with the IRS any agreement which is still in effect extending the period for assessment and collection of any federal tax, and there are no existing material disputes as to federal, state, or local taxes due from Republic or any Republic Subsidiary. There are no material liens for taxes upon the assets of Republic or any Republic Subsidiary, except for statutory liens for taxes not yet delinquent. Neither Republic nor any Republic Subsidiary is a party to any action or proceeding by any governmental authority for assessment and collection of taxes, and no claim for assessment and collection of taxes has been asserted against any of them. For the purpose of this Agreement, the term "tax" (including, with correlative meaning, the terms "taxes" and "taxable") shall include all federal, state, and local income, profits, franchise, gross receipts, payroll, sales, employment, use, personal and real property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts. Republic and the Republic Subsidiaries have withheld from their employees and timely paid to the appropriate governmental agency proper and accurate amounts for all periods through the date hereof in

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

material compliance with all tax withholding provisions of applicable federal, state, and local laws (including without limitation income, social security and employment tax withholding for all types of compensation).

     3.11. Certain Agreements. (a) Except as set forth in Exhibit 3.11 or as contemplated by this Agreement, neither Republic nor any Republic Subsidiary is a party to any (i) consulting, professional services, employment or other agreement not terminable at will providing any term of employment, compensation, guarantee, or severance or supplemental retirement benefit, (ii) agreement or plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of the transactions contemplated by this Agreement, (iii) any stock option plan, stock appreciation rights plan, restricted stock plan, stock purchase plan or similar plan granting rights to acquire stock in Republic or any Republic Subsidiary, except as referred to in
Section 2.01(a), or (iv) any contract containing covenants which limit the ability of Republic or any Republic Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, Republic or any Republic Subsidiary may carry on its business (other than as may be required by law or applicable regulatory authorities).

     (b) Except as set forth on Exhibit 3.11, neither Republic nor any Republic Subsidiary is a party to any oral or written union, guild or collective bargaining agreement or to any conciliation agreement with the Department of Labor, the Equal Employment Opportunity Commission or any federal, state or local agency which requires equal employment opportunities or affirmative action in employment. To the best of Republic's knowledge, there are no unfair labor practice complaints pending against Republic or any Republic Subsidiary before the National Labor Relations Board and there are no similar claims pending before any similar state, local or foreign agency. There is no activity or proceeding of any labor organization (or representative thereof) or employee group to organize any employees of Republic or any Republic Subsidiary, nor any strikes, slowdowns, work stoppages, lockouts or threats thereof, by or with respect to any such employees. Republic and the Republic Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither Republic nor any Republic Subsidiary is engaged in any unfair labor practice, except in either case where any violation would not have a material adverse effect on the business, operations or financial condition of Republic and the Republic Subsidiaries taken as a whole.

     3.12. Benefit Plans.

     (a) With respect to any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, policy, program, arrangement or understanding (whether or not legally binding) including "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section (3)(1) of ERISA) (sometimes referred herein as "Welfare Plans")(collectively, "Plans") providing benefits to any current or former employee, officer or director of Republic or any Republic Subsidiary that are in effect on the date hereof, and all Plans currently maintained, or contributed to, or required to be maintained or contributed to, by Republic or any other person or entity that, together with Republic or any Republic Subsidiary, is treated as a single employer under Section 414(b), (c), (m) or
(o) of the Internal Revenue Code of 1986, as amended (the "Code") or Section 4001(a) (14) or 4001(b) of ERISA (each a "Commonly Controlled Entity") (including each Pension Plan of Republic or any Commonly Controlled Entity that is, or within the last six years was, subject to Title IV of ERISA and for which Republic or any Republic Subsidiary could have material liability) (all of the foregoing such plans being herein referred to as the "Republic Benefit Plans"), Republic has delivered, or caused to be delivered, to Bancshares true, complete and correct copies of (i) each Republic Benefit Plan, (ii) annual reports (Forms
5500) and all schedules thereto filed with the IRS with respect to each Republic Benefit Plan for the past five years (if any such report was required), (iii) the most recent summary plan description for each Republic Benefit Plan for which such summary plan description is required, (iv) each trust agreement, group annuity contract, investment management agreement, and any other insurance contract or funding arrange-

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

ment relating to any Republic Benefit Plan; (v) the most recent determination letter as to qualification of each Republic Benefit Plan and the forms and attachments submitted to the IRS for such determination letter; (vi) a list of the Republic Benefit Plans, attached as Exhibit 3.12(a) hereto; (vii) copies of all tests for compliance for the most recent plan year under Code Sections 401(a)(4), 401(a)(26), 401(k), 401(m), 404, 410(b), 415, and 416, if applicable, for the Republic Benefit Plans and a representation for the three most recent plan years that the Republic Benefit Plans have complied with all of such Code Sections; and (viii) copies of all closing agreements and documentation regarding any IRS or Department of Labor audits or self-correction procedures affecting the qualification and/or operation of each Republic Benefit Plan.

     (b) Exhibit 3.12(b) lists each deferred compensation plan, bonus and incentive arrangement, stock option plan, restricted stock arrangement, "cafeteria plan" as described in Section 125 of the Code and any other "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) and each "employee pension benefit plan" (as defined in Section 3(2) of ERISA) maintained by Republic or any Republic Subsidiary or to which Republic or any Republic Subsidiary contributes or is required to contribute, and sets forth the amount of any liability of Republic or any Republic Subsidiary for contributions more than 30 days past due with respect to each as of the date hereof and as of the end of any subsequent month ending prior to the Closing.

     (c) Neither Republic nor any Commonly Controlled Entity nor any entity that has ever been a Commonly Controlled Entity has ever maintained any Pension Plan which is a defined benefit plan or which is subject to Code Section 412.

     (d) No Welfare Plan provides for continuing benefits or coverage for any participant, beneficiary or former employee after such participant's or former employee's termination of employment except as may be required by Section 4980B of the Code and Sections 601-608 of ERISA.

     (e) Each Republic Benefit Plan has been administered in accordance with its terms. Except as disclosed in Exhibit 3.12(e), all of the Republic Benefit Plans and any related funding instruments comply, and have complied in the past, both as to form and operation in all material respects (including, but not limited to applicable reporting and disclosure requirements) with the provisions of ERISA, the Code and with all other applicable laws, rules and regulations. Unless otherwise listed in Exhibit 3.12(e), with respect to each Pension Plan that is intended to be tax-qualified under Section 401(a) of the Code, a favorable determination letter as to the qualification under the Code of each such Pension Plan and each amendment thereto has been issued by the IRS, including any such letter that covers the amendments required by the Tax Reform Act of 1986 (and nothing has occurred since the date of the last such determination letter which resulted in, or is likely to result in, the revocation of such determination). No event or condition exists which could reasonably be expected to adversely affect the qualified status of a Republic Benefit Plan that is a Pension Plan.

     (f) Neither Republic nor any Commonly Controlled Entity, nor any plan fiduciary of any Republic Benefit Plan or, to the best knowledge of Republic, any other party in interest of any Republic Benefit Plan, has engaged in any transaction in violation of Section 406 of ERISA (for which transaction no exemption exists under Section 408 of ERISA) or in any "prohibited transaction" as defined in Section 4975(c)(1) of the Code (for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code) or engaged in any other breach of fiduciary responsibility that could subject Republic or any Republic Subsidiary or any officer of Republic or any Republic Subsidiary to tax or penalty under ERISA, the Code or other applicable law. Except as disclosed in
Exhibit 3.12(a), neither any Republic Benefit Plan that is a Pension Plan or a funded Welfare Plan nor any trust of such plan has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) with respect to a Republic Benefit Plan that is a Pension Plan, as to which Republic or any Republic Subsidiary could have any liability.

     (g) Neither Republic nor any Commonly Controlled Entity has ever maintained or contributed to, or has participated in or agreed to participate in, a multi-employer plan (as defined in Section 3(37) of ERISA), and neither Republic nor any Commonly Controlled Entity could have any liability under a multi-employer plan.

     (h) Except as set forth in Exhibit 3.12(h) there are no claims pending with respect to, or under, any Republic Benefit Plan other than routine claims for plan benefits, and there are no disputes or litigation

                                      A-I-8
pending or threatened with respect to any such plans, and no such claim, dispute or litigation appears reasonably likely to arise.

     (i) Except as set forth in Exhibit 3.12(i) or as contemplated by this Agreement or disclosed to Bancshares, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment to be made by Republic, Bancshares, any Republic Subsidiary, or any Commonly Controlled Entity including, without limitation, severance, unemployment compensation, or otherwise becoming due to any employee, or (ii) increase or vest any benefits otherwise payable under any Republic Benefit Plan other than full vesting as a result of termination of the First Republic Bank 401(k) Plan and Trust.

     (j) With respect to any Republic Benefit Plan that is a Welfare Plan (i) no such Benefit Plan is funded through a "welfare benefit fund," as such term is defined in Section 419(e) of the Code, (ii) each such Republic Benefit Plan that is a "group health plan," as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with the applicable requirements of
Section 4980B of the Code and Sections 601-609 of ERISA, and (iii) each such Republic Benefit Plan may be amended or terminated without any liability to Republic or any Republic Subsidiary on or at any time after the consummation of this Agreement.

     (k) Neither Republic, any Republic Subsidiary, nor a Commonly Controlled Entity has incurred any material liability with respect to a Pension Plan (other than for contributions not yet due).

     (l) Except as set forth in Exhibit 3.12(l) or as required by applicable law, since June 30, 1996 there has not been any adoption of amendment in any material respect of any Republic Benefit Plan. Except as disclosed in Exhibit 3.12(l) or elsewhere in this Agreement, there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between Republic or any Republic Subsidiary and any current or former employee, officer or director of Republic or any Republic Subsidiary.

     3.13. Insurance. Republic has delivered to Bancshares correct and complete copies of all material policies of insurance of Republic and the Republic Subsidiaries currently in effect, including, but not limited to, directors and officers liability policies and blanket bond policies. Neither Republic nor any Republic Subsidiary has any liability for unpaid premiums or premium adjustments not properly reflected on the Republic Financial Statements.

     3.14. Conduct of Republic to Date. Except as contemplated by this Agreement and the Plan of Merger or as described in Exhibit 3.14, from and after December 31, 1996 through the date of this Agreement: (a) Republic and the Republic Subsidiaries have carried on their respective businesses in the ordinary and usual course consistent with past practices, (b) neither Republic nor any Republic Subsidiary has issued or sold any capital stock or issued or sold any corporate debt securities which would be classified as long term debt on the consolidated balance sheet of Republic, (c) neither Republic nor any Republic Subsidiary has granted any option for the purchase of capital stock, effected any stock split, or otherwise changed its capitalization, (d) Republic has not declared, set aside, or paid any cash or stock dividend or other distribution in respect to its capital stock, (e) neither Republic nor any Republic Subsidiary has incurred any material obligation or liability (absolute or contingent), except normal trade or business obligations or liabilities incurred in the ordinary course of business or mortgaged, pledged, or subjected to lien, claim, security interest, charge, encumbrance or restriction any of its assets or properties, (f) neither Republic nor any Republic Subsidiary has discharged or satisfied any material lien, mortgage, pledge, claim, security interest, charges, encumbrance, or restriction or paid any material obligation or liability (absolute or contingent), other than in the ordinary course of business, (g) neither Republic nor any Republic Subsidiary has sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business, (h) neither Republic nor any Republic Subsidiary has increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except merit or promotion increases in accordance with existing policy; entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other similar contract; adopted, entered into, terminated, amended or modified any Republic Benefit Plan in respect

                                      A-I-9
of any of present or former directors, officers or other employees; or agreed to do any of the foregoing, (i) neither Republic nor any Republic Subsidiary has suffered any material damage, destruction, or loss, whether as the result of flood, fire, explosion, earthquake, accident, casualty, labor trouble, requisition or taking of property by any government or any agency of any government, windstorm, embargo, riot, act of God, or other similar or dissimilar casualty or event or otherwise, whether or not covered by insurance, (j) neither Republic nor any Republic Subsidiary has cancelled or compromised any debt to an extent exceeding $320,000.00 owed to Republic or any Republic Subsidiary or claim to an extent exceeding $320,000.00 asserted by Republic or any Republic Subsidiary, (k) neither Republic nor any Republic Subsidiary has entered into any transaction, contract, or commitment outside the ordinary course of its business, (1) neither Republic nor any Republic Subsidiary has entered, or agreed to enter, into any agreement or arrangement granting any preferential right to purchase any of its material assets, properties or rights or requiring the consent of any party to the transfer and assignment of any such material assets, properties or rights, (m) there has not been any change in the method of accounting or accounting practices of Republic and the Republic Subsidiaries, and (n) Republic and the Republic Subsidiaries have kept all records substantially in accordance with all regulatory and statutory requirements and substantially in accordance with industry standards specified by the American Bankers Association, and have retained such records for the periods required by statute, regulation or American Bankers Association industry standards.

     3.15. Material Adverse Change. Since December 31, 1996, there has been no material adverse change in the financial condition, results of operations or business of Republic.

     3.16. Properties, Leases and Other Agreements. Except (i) with respect to debts reflected in the Republic Financial Statements, (ii) for any lien for current taxes not yet delinquent, (iii) for pledges to secure deposits and (iv) for such other liens, security interests, claims, charges, options or other encumbrances and imperfections of title which do not materially affect the value or interfere with or impair the present and continued use of personal or real property reflected in the Republic Financial Statements or acquired since the date of such Statements, Republic and the Republic Subsidiaries have good title, free and clear of any liens, security interests, claims, charges, options or other encumbrances to all of the personal and real property reflected in the Republic Financial Statements, and all personal and real property acquired since the date of such Republic Financial Statements, except such personal and real property as has been disposed of in the ordinary course of business. Substantially all of the buildings and equipment in regular use by Republic and the Republic Subsidiaries have been reasonably maintained and are in good and serviceable condition, reasonable wear and tear excepted. All leases material to Republic and the Republic Subsidiaries pursuant to which Republic or any Republic Subsidiary, as lessee, leases real or personal property are valid and effective in accordance with their respective terms and there is not, under any of such leases, any material existing default by Republic or any Republic Subsidiary, or to the knowledge of Republic or any Republic Subsidiary, any other party thereto, or any event which with notice or lapse of time or both would constitute such a material default. No options to renew said leases have lapsed and the terms of written leases govern the rights of the respective landlords of Republic and the Republic Subsidiaries.

     3.17. No Untrue Statements. No representation or warranty hereunder or information contained in any financial statement or any other document delivered to Bancshares pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

     3.18. Proper Documentation. With respect to all loans to borrowers which are payable to Republic or any Republic Subsidiary either directly or as a participant and except for such imperfections in documentation which when considered as a whole would not have a net adverse effect on the business, operations or financial condition of either Republic or any Republic Subsidiary in excess of $320,000.00:

          (a) All loans were made for good, valuable and adequate consideration in the normal and ordinary course of business, and the notes and other evidences of indebtedness and any loan agreements or security documents executed in connection therewith are true and genuine and constitute the valid and legally binding obligations of the borrowers to whom the loans were made and are legally enforceable against such borrowers in accordance with their terms subject to applicable bankruptcy, insolvency, reorganiza-

                                     A-I-10
     tion, moratorium, and similar debtor relief laws from time to time in effect, as well as general principles of equity applied by a court of proper jurisdiction (regardless of whether such enforceability is considered in a proceeding in equity or at law);

          (b) The amounts represented to Bancshares as the balances owing on the loans are the correct amounts actually and unconditionally owing, are undisputed, and are not subject to any offsets, credits, deductions or counterclaims;

          (c) The collateral securing each loan as referenced in a loan officer worksheet, loan summary report or similar interoffice loan documentation is in fact the collateral held by Republic or any Republic Subsidiary to secure each loan;

          (d) Except as disclosed in Exhibit 3.18(d), Republic or a Republic Subsidiary has possession of all loan document files and credit files for all loans held by them containing promissory notes and other relevant evidences of indebtedness with original signatures of their borrowers and guarantors;

          (e) Republic or a Republic Subsidiary holds validly perfected liens or security interests in the collateral granted to them to secure all loans, all with the intended priority, as referenced in the loan officer worksheets, loan summary reports or similar interoffice loan documentation and the loan or credit files contain the original security agreements, mortgages, or other lien creation and perfection documents unless originals of such documents are filed of public record;

          (f) All guaranties granted to Republic and the Republic Subsidiaries to insure payment of loans constitute the valid and legally binding obligations of the guarantors and are enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar debtor relief laws from time to time in effect, as well as general principles of equity applied by a court of proper jurisdiction (regardless of whether such enforceability is considered in a proceeding in equity or at law);

          (g) With respect to any loans in which Republic or a Republic Subsidiary has sold participation interests to another bank or other financial institution, none of the buyers of such participation interests are in default under any participation agreements.

     3.19. Not in Default. Neither Republic nor any Republic Subsidiary is in default under any material agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party, by which it is bound, or to which its properties or assets are subject.

     3.20. Brokers or Finders. Republic represents, as to itself, that no agent, broker, investment banker, financial adviser or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except for fees due to Brown Burke Capital Partners, Inc. which shall be borne solely by Republic.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF BANCSHARES

     Bancshares hereby represents and warrants to Republic as follows:

     4.01. Organization, Standing and Power. Bancshares is a corporation duly organized, validly existing and in good standing under the laws of the State of Arkansas and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such power or authority would not have a material adverse effect on the business, operations or financial condition of Bancshares and its subsidiaries. Bancshares is not qualified to do business in any other state or foreign jurisdiction, and its ownership or leasing of property and the conduct of its business does not require it to be so qualified, except where the failure to be so qualified would not have a material adverse effect on Bancshares. Bancshares is registered as a bank holding company with the FRB under the BHC Act.

                                     A-I-11

     4.02. Authority. Subject to the approval of this Agreement and the Plan of Merger by the shareholders of Bancshares, Bancshares has all requisite corporate power and authority to enter into this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Bancshares' board of directors. This Agreement and the Plan of Merger have been duly executed and delivered by Bancshares and, subject to shareholder and regulatory approval, each constitutes a valid and binding obligation of Bancshares enforceable in accordance with its terms, except as the enforceability of the Agreement may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors. The execution and delivery of this Agreement and the Plan of Merger do not, and the consummation of the transactions contemplated hereby and thereby will not, result in any Violation pursuant to any provision of the Articles of Incorporation or Bylaws of Bancshares or any of their subsidiaries or result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Bancshares or any of its subsidiaries or their respective properties or assets. Other than as described below in connection or in compliance with the provisions of the ABCA, the Securities Act, the Exchange Act, the securities or blue sky laws of the various states, and consents, authorizations, approvals, notices or exemptions required under the BHC Act, the National Bank Act, Arkansas banking laws, Louisiana banking laws, and from other regulatory authorities, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Bancshares in connection with the execution and delivery of this Agreement and the Plan of Merger by Bancshares or the consummation by Bancshares of the transactions contemplated hereby and thereby, the failure to obtain which would have a material adverse effect on Bancshares or any Bancshares subsidiary.

     4.03. Capital Structure of Bancshares. The authorized capital stock of Bancshares consists of 24,000,000 shares of common stock, $1.00 par value, and 500,000 shares of preferred stock, $1.00 par value, of which 9,851,892 shares of common stock are issued and outstanding. Bancshares has no issued and outstanding bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders may vote. All outstanding shares of Bancshares common stock are validly issued, fully paid, nonassessable, and not subject to preemptive rights. Except as described in Exhibit 4.03, there are no options, warrants, calls, rights, or agreements of any character whatsoever to which Bancshares is a party or by which Bancshares is obligated to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any voting debt securities, or by which Bancshares is obligated to grant, extend or enter into any such option, warrant, call, right or agreement. Notwithstanding the foregoing or any other provision of this Agreement, (i) the issuance of options to purchase common stock of Bancshares to executive officers of Bancshares and its subsidiaries, (ii) the issuance of shares of common stock pursuant to the exercise of outstanding options, (iii) an increase in the authorized common stock of Bancshares, (iv) an increase in the outstanding common stock of Bancshares pursuant to a stock split or stock dividend, or (v) a commitment to issue or the issuance of additional shares of Bancshares common stock in connection with any acquisition by Bancshares of a bank or corporation or business assets through merger or otherwise, shall not constitute noncompliance with or a breach of any representation, warranty, or other provision of this Agreement and, except in the case of a stock split or stock dividend, shall not require any adjustment in the Purchase Price.

     4.04. Bancshares Financial Statements. (a) The (i) consolidated balance sheets of Bancshares as of December 31, 1996 and 1995 and the related consolidated statements of income, consolidated statements of cash flows and consolidated statements of shareholders equity for the years then ended certified by Arthur Andersen LLP and (ii) the internally prepared and unaudited consolidated financial statements for Bancshares and its subsidiaries dated September 30, 1997 (collectively, the "Bancshares Financial Statements") copies of which have been furnished by Bancshares to Republic, have been prepared in accordance with (A) generally accepted accounting principles and practices with respect to item (i) and (B) with respect to item (ii), accounting principles and practices applied on a consistent basis throughout the periods involved (except as otherwise noted therein, and except for year end adjustments of the unaudited financial statements

                                     A-I-12
of a non-material nature), and present fairly the consolidated financial condition of Bancshares, at the dates, and the consolidated results of operations and cash flows for the periods, stated therein.

     (b) Neither Bancshares nor any Bancshares subsidiary has any liability of any nature, whether direct, indirect, accrued, absolute, contingent or otherwise, that is material to Bancshares, except as provided for or disclosed in the Bancshares Financial Statements and except for such of the following liabilities as were or are incurred in the ordinary course of business:

          (i) deposit liabilities and interest payable thereon,

          (ii) federal funds purchased and securities sold under repurchase agreements and interest payable thereon,

          (iii) other short term borrowings,

          (iv) contingent liability upon negotiable instruments endorsed for the purpose of collection,

          (v) taxes,

          (vi) accounts payable of the operating business,

          (vii) salaries and benefits payable,

          (viii) unearned income and premiums,

          (ix) abandoned and garnished accounts, and

          (x) letters of credit and similar commitments.

     4.05. Bancshares Reports. Bancshares and its subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were and are required to be filed with (i) the FRB, (ii) the Office of the Comptroller of the Currency, (iii) the FDIC,
(iv) the Arkansas State Bank Department (the "ASBD") and (v) any other applicable securities, banking or regulatory authorities (all such reports and statements are collectively referred to herein as the "Bancshares Reports") except where such failure to file would not have a material adverse effect on the business operations or financial condition of Bancshares. At the time they were filed the Bancshares Reports complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Bancshares Reports have been amended, updated or supplemented whenever such amendment, updating or supplementation has been necessary to remain in compliance.

     4.06. Authorizations; Compliance with Applicable Laws. Bancshares and its subsidiaries hold all authorizations, permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities that are material to the operations of the businesses of Bancshares and its subsidiaries (the "Bancshares Permits"). Bancshares and its subsidiaries are in compliance with the terms of the Bancshares Permits, except where the failure to comply would not have a material adverse effect on Bancshares. The businesses of Bancshares and its subsidiaries are not being conducted in violation of any Laws, including, without limitation, Regulation O of the FRB, except for possible violations which individually or in the aggregate do not and, insofar as reasonably can be foreseen, in the future will not, have a material adverse effect on Bancshares. Except for normal recurring regulatory examinations no investigation or review by any Governmental Entity with respect to Bancshares or its subsidiaries is pending or threatened, nor has any Governmental Entity indicated an intention to conduct the same. Without limiting the foregoing, there have been no acts or omissions occurring on or with respect to real estate currently or previously owned, leased or otherwise used by Bancshares or any Bancshares subsidiary or in which Bancshares or any Bancshares subsidiary has or had an investment or security interest (by mortgage, deed of trust, or otherwise), including, without limitation, properties under foreclosure, properties held by Bancshares or a Bancshares subsidiary in its capacity as a trustee, or properties in which any venture capital or similar unit of Bancshares or a Bancshares subsidiary has

                                     A-I-13
or had an interest (the "Bancshares Property"), which constitute or result, or may have constituted or resulted, in the creation of any federal, state or common law nuisance (whether or not the nuisance condition is, or was, foreseen or unforeseen) or which do not comply or have not complied with federal, state or local Environmental Laws, and as a result of which acts or omissions Bancshares or a Bancshares subsidiary is subject to or reasonably likely to incur a material liability. Neither Bancshares nor any Bancshares subsidiary is subject to or reasonably likely to incur a material liability as a result of its ownership, lease, operation, or use of any Bancshares Property or as a result of its investment or security interest (as described above) in any Bancshares Property (a) that is contaminated by or contains any hazardous waste, toxic substances or related materials, including without limitation asbestos, PCBs, pesticides, herbicides, petroleum products, substances defined as "hazardous substances" or "toxic substances" in the Environmental Laws, and any other Toxic Substances, or (b) on which any Toxic Substance has been stored, disposed of, placed, or used in the construction thereof. No claim, action, suit or proceeding is pending against Bancshares or any Bancshares subsidiary relating to the Bancshares Property before any court or other governmental authority or arbitration tribunal relating to Toxic Substances, pollution or the environment, and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting Bancshares or any Bancshares subsidiary with respect thereto.

     4.07. Litigation and Claims. Except as disclosed in Exhibit 4.07 (a) neither Bancshares nor any Bancshares subsidiary is subject to any continuing order of, or written agreement or memorandum of understanding with, or continuing material investigation by, any federal or state banking or insurance authority or other Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders of any bank regulatory authority, (b) there is no claim of any kind, action, suit, litigation, proceeding, arbitration, investigation, or controversy affecting Bancshares or any Bancshares subsidiary pending or threatened, which will have or can reasonably be expected to have a material adverse effect on Bancshares and (c) there are no uncured material violations, or violations with respect to which material refunds or restitutions may be required, cited in any compliance report to Bancshares or any Bancshares subsidiary as a result of examination by any bank regulatory authority.

     4.08. Material Adverse Change. Since December 31, 1996, there has been no material adverse change in the financial condition, results of operations or business of Bancshares.

     4.09. Not in Default. Neither Bancshares nor any Bancshares subsidiary is in default under any material agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party, by which it is bound, or to which its properties or assets are subject.

     4.10. Legality of Bancshares Stock. The Bancshares Stock to be issued upon consummation of the Merger, when issued and delivered in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and non-assessable, and free of preemptive rights.

     4.11. Brokers or Finders. Bancshares represents, as to itself, that no agent, broker, investment banker, financial adviser or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

                                   ARTICLE V

                             COVENANTS OF REPUBLIC

     5.01. Affirmative Covenants. Republic hereby covenants and agrees with Bancshares that prior to the Effective Time, unless the prior written consent of Bancshares shall have been obtained, which consent shall not be unreasonably withheld, and except as otherwise contemplated herein, Republic will and will cause each of the Republic Subsidiaries to:

          (a) operate its businesses only in the usual, regular and ordinary course consistent with past practices;

                                     A-I-14

          (b) use reasonable efforts to preserve intact its business organization and assets, maintain its rights and franchises, retain the services of its officers and key employees (except that it shall have the right to lawfully terminate the employment of any officer or key employee if such termination is in accordance with its existing employment procedures) and maintain its relationships with customers;

          (c) use reasonable efforts to maintain and keep its properties in as good repair and condition as at present, except for depreciation due to ordinary wear and tear;

          (d) use reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that now maintained;

          (e) perform in all material respects all obligations required to be performed by it under all material contracts, leases, and documents relating to or affecting their assets, properties, and business;

          (f) comply with and perform in all material respects all obligations and duties imposed upon them by all Laws; and

          (g) give Bancshares notice of all boards of directors meetings and, except to the extent that Republic's legal counsel advises the directors that provision of such information would constitute a breach of their fiduciary duties, provide Bancshares with all minutes of all such meetings, including materials and communications provided to the directors in connection with such meetings and attachments to all minutes.

     5.02. Negative Covenants. Except as specifically contemplated by this Agreement, from the date hereof until the earlier of the termination of the Agreement or the Effective Time, Republic shall not, and Republic will cause each of the Republic Subsidiaries not to, without the prior written consent of Bancshares, which consent shall not be unreasonably withheld, do any of the following:

          (a) incur any material liabilities or material obligations, whether directly or by way of guaranty, including any obligation for borrowed money whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business consistent with past practice;

          (b) except as disclosed in Exhibit 3.14 and except in the ordinary course of business, (i) grant any bonuses or increase in compensation to its employees, officers or directors, (ii) effect any change in retirement or any other benefits to any class of employees or officers (unless any such change shall be required by this Agreement or applicable law) which would increase its retirement benefit liabilities, (iii) adopt, enter into, amend or modify any Republic Benefit Plan except as provided herein, or
     (iv) hire any executive officer or elect any new director;

          (c) declare or pay any dividend on, or make any other distribution in respect of, its outstanding shares of capital stock, except dividends by the Republic Subsidiaries and except for regular dividends payable in the ordinary course of business consistent with past practices;

          (d) (i) redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants, conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) merge with or into or consolidate with any other corporation or bank, or effect any reorganization or recapitalization; (iii) purchase or otherwise acquire any substantial portion of the assets or any class of stock, of any corporation, bank or other business; (iv) liquidate, sell, dispose of, or encumber any assets or acquire any assets, other than in the ordinary course of business consistent with past practice; or (v) split, combine or reclassify any of its capital or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

          (e) except with respect to performance shares or conversion of Republic Debentures, issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale of, any shares of its capital stock of any class (including shares held in treasury), any Voting Debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Voting Debt or convertible securities;

                                     A-I-15

          (f) propose or adopt any amendments to its corporate charters or bylaws except as provided in this Agreement;

          (g) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement in principle with respect to any release or relinquishment of any material contract rights not in the ordinary course of business;

          (h) except in its fiduciary capacities, purchase any shares of Bancshares common stock;

          (i) except as described in Exhibit 5.02(i), change any method of accounting in effect at December 31, 1996, or change any method of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 1996, except as may be required by law or generally accepted accounting principles;

          (j) take action which would or is reasonably likely to (i) adversely affect the ability of either of Bancshares or Republic to obtain any necessary approvals of governmental authorities required for the transactions contemplated hereby; (ii) adversely affect Republic's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the Merger set forth in Article VIII not being satisfied;

          (k) change in any material respect the lending, investment, asset/liability management and other material policies concerning the business of Republic or any Republic Subsidiary, unless required by Law or order or unless such change does not cause a material adverse effect on Republic or any Republic Subsidiary;

          (l) sell or otherwise dispose of securities owned as investments except at maturity dates or in accordance with past practices for securities held for sale or trading or in accordance with generally accepted accounting principles for securities classified as "held to maturity";

          (m) except in the ordinary course of business sell or dispose of any real estate or other assets having a value in excess of $320,000.00; or

          (n) agree in writing or otherwise to do any of the foregoing.

     5.03. Access and Information. (a) Upon reasonable notice, each party shall afford to the other party's officers, employees, accountants, counsel and other representatives, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records. During such period, Republic shall (and shall cause the Republic Subsidiaries to) furnish promptly to Bancshares (i) a copy of each Republic Report filed or received by it during such period pursuant to the requirements of the BHC Act and any other federal or state banking laws promptly after such documents are available, (ii) the monthly financial statements of Republic and the Republic Subsidiaries promptly after such financial statements are available, (iii) a summary of any action taken by the Boards of Directors, or any committee thereof, of Republic and the Republic Subsidiaries, and (iv) all other information concerning its business, properties and personnel as Bancshares may reasonably request.

     (b) Neither party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or other person, would jeopardize the attorney-client privilege of the institution in possession or control of such information, or would contravene any law, rule, regulation, order, judgment, decree or binding agreement. The parties will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

     (c) All information furnished by either party shall be treated as the sole property of the party furnishing the information until consummation of the Merger contemplated hereby. If this Agreement is terminated prior to the Effective Date, each party shall return, without retaining copies thereof, all confidential or non-public documents, work papers and other materials obtained from the other party or its employees, agents or representatives, in connection with the transactions contemplated hereby and shall destroy any work papers, analyses or other materials prepared based on such information, and for a period of two years following such termination, shall keep such information confidential, not disclose such information to any other person or

                                     A-I-16
entity except as may be required by law, and not use such information (including any work papers, analyses and other materials prepared by it in reliance upon such information) in its business for any competitive or other commercial purpose and shall use its best efforts to cause its employees, agents and representatives to do the same, in each case unless such party can establish by convincing evidence that such information was then generally in the public domain through no fault of such party.

     (d) Republic shall disclose to Bancshares the results of the examination report of the FDIC reporting the results of the FDIC's current examination of Republic as soon as such report is available.

     5.04. Update Disclosure. From and after the date hereof until the earlier of the termination of this Agreement or the Effective Time, Republic and Bancshares shall provide to the other party prompt notice of any matters which have become known or which have occurred from and after the date hereof which are material to the financial condition or operations of the disclosing party or which have a material bearing on any matter dealt with herein.

     5.05. Accounting. Republic will not, and will use its best efforts to cause any of its affiliates to not, knowingly take any action that would, in the reasonable opinion of Bancshares, prevent the Merger from qualifying for pooling of interests accounting treatment.

     5.06. Termination of Certain Agreements. Except for that certain agreement between Republic and Brown Burke Capital Partners, Inc. and the employment contract between Bank and Henry Logue and J. Bill Tubre, Republic and the Republic Subsidiaries shall terminate all existing consulting, professional services and employment contracts, other than at will employment contracts by no later than the Closing Date.

     5.07. Competing Transaction. Except pursuant to a written opinion of legal counsel that failure to take such action would violate the directors' fiduciary duties, Republic shall not and Republic shall cause each of its subsidiaries to not initiate, solicit or encourage or take any other action to facilitate (including by way of furnishing information or assistance) or negotiate with any person in furtherance of any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Competing Transaction (as such term is defined below), or agree to or endorse any Competing Transaction, or authorize any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by Republic or any Republic Subsidiary to take any such action and, upon learning of such action by any representative, shall take appropriate steps to terminate such action. Republic shall promptly notify Bancshares orally of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters. For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving Republic or any Republic Subsidiary: any merger, consolidation, share exchange or other business combination; a sale, lease, exchange, mortgage, pledge, transfer or other disposition of a substantial portion of assets; or a sale of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock).

     5.08. Termination of 401(k) Plan. As soon as practicable after execution of this Agreement, Republic shall make all filings, take all action and receive all approvals necessary and appropriate to allow termination of the First Republic Bank 401(k) Profit Sharing Plan and Trust (the "Bank Plan") immediately prior to the Closing Date. Bancshares shall assist Republic in accomplishing the above steps. Upon the issuance of a favorable determination letter by the Internal Revenue Service as to the termination of the Bank Plan, participants in the Bank Plan can elect a direct rollover of the taxable amount of their accounts in the Bank Plan to the Bancshares 401(k) Profit Sharing Plan and Trust.

     5.09. Additional Reserves. Republic shall cause Bank to increase its allowance for loan losses by $600,000.00 by December 31, 1997. Republic shall, through charges to income on Republic's or Bank's books, establish or cause to be established the following reserves by December 31, 1997:

          $906,632.00     for Republic Directors Retirement Plan;

          $830,000.00     for performance share compensation; and

          $320,000.00     for fee payable to Brown Burke Capital Partners, Inc.

                                     A-I-17

     If as a result of the additional reserves created pursuant to this Agreement, either Republic's or Bank's capital is inadequate, then Bancshares shall lend to Republic or Bank an amount of subordinated debt that will qualify as Tier 1 capital up to the amount of reserves required under this Agreement that has affected Tier 1 capital. Said subordinated debt shall be repaid when it is no longer required to satisfy regulatory concerns. This Section 5.09 shall survive a termination of this Agreement.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     6.01. Shareholders Approval. The Board of Directors of each of Bancshares and Republic will (a) take all steps necessary to call, give notice of, convene and hold a special meeting of its shareholders as soon as practicable for the purpose of approving this Agreement and the transactions contemplated hereby and for such other purposes as may be necessary or desirable, (b) vote as directors in favor of approving this Agreement and recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby and such other matters as may be submitted to its shareholders in connection with this Agreement, and (c) cooperate and consult with each other with respect to each of the foregoing matters.

     6.02. Governmental and Other Approvals. Each of Republic and Bancshares will take all reasonable actions necessary to comply promptly with all legal requirements it may have with respect to the Merger (including furnishing all information required by the SEC or in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any requirements imposed upon either of them or any of their subsidiaries in connection with the Merger. Each of Republic and Bancshares will, respectively, cause their subsidiaries to take in a prompt manner all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any agreement, consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by Bancshares, Republic or any of their subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement and the Plan of Merger.

     6.03. Reports.

     (a) Prior to the Effective Time, Republic and Bancshares shall respectively, prepare and file as and when required all Republic Reports and Bancshares Reports.

     (b) Republic and Bancshares shall prepare such Republic Reports and Bancshares Reports such that (i) they comply in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they are filed and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) with respect to any Republic Report or Bancshares Report containing financial information of the type included in the Republic Financial Statements or the Bancshares Financial Statements, the financial information (A) is prepared in accordance with accounting principles and practices as utilized in the Republic Financial Statements or the Bancshares Financial Statements, applied on a consistent basis (except as stated therein or in the notes thereto) (B) presents fairly the consolidated financial condition of Republic or Bancshares, at the dates, and the consolidated results of operations and cash flows for the periods, stated therein and (C) in the case of interim fiscal periods, reflects all adjustments, consisting only of normal recurring items necessary for a fair presentation, subject to year-end audit adjustments.

     6.04. Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with the other parties. In case at any time after the Effective Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement or to vest Bancshares with full title to all properties, assets, rights, approvals,

                                     A-I-18
immunities and franchises of Republic or any Republic Subsidiary, the proper officers and directors of each party to this Agreement shall take all such necessary action.

     6.05. Indemnification. (a) Bancshares will indemnify and hold harmless Republic, each of its directors, each of its officers and each person, if any, who controls Republic within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint, several or solidary, to which they or any of them may become subject, under the Securities Act, any state securities or blue sky laws, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the registration statement filed with the SEC to register the Bancshares Stock (the "Registration Statement"), or in any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such person for any legal or other expenses reasonably incurred, promptly as they are incurred, by such person in connection with investigating or defending any such action or claim; provided, however, that Bancshares shall not be liable in any case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any such amendment or supplement in reliance upon or in conformity with information furnished to Bancshares by or on behalf of Republic for use therein.

     (b) Republic will indemnify and hold harmless Bancshares, each of its directors, each of its officers and each person, if any, who controls Bancshares within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint, several or solidary, to which they or any of them may become subject, under the Securities Act, any state securities or blue sky laws, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such person for any legal or other expenses reasonably incurred, promptly as they are incurred, by such person in connection with investigating or defending any such action or claim; provided, however, that Republic shall be liable in any case only to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any such amendment or supplement in reliance upon or in conformity with information furnished to Bancshares by or on behalf of Republic for use therein.

     (c) Promptly after receipt by an indemnified party under subparagraph (a) or (b) above of notice of the commencement of any action such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under either such subparagraph, notify the indemnifying party in writing of the commencement thereof. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish to assume the defense thereof, with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subparagraph for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified party; provided, however, if the indemnifying party elects not to assume such defense or counsel for the indemnified parties advises in writing that there are material substantive issues which raise conflicts of interest between the indemnifying party and the indemnified party, such indemnified party may retain counsel satisfactory to him, and the indemnifying party shall pay all reasonable fees and expenses of such counsel for the indemnified party promptly as statements therefor are received.

     (d) Subsections (a) and (c) of this Section 6.05 shall survive Closing for a period of three years.

     6.06. Environmental Audits. Within sixty (60) days after the date of this Agreement Bancshares will designate any real estate presently or formerly owned by Republic for which Bancshares desires to obtain Phase I environmental audits (the "Environmental Audits"). Bancshares shall promptly thereafter make arrangements to obtain the Environmental Audits at Bancshares' expense.

                                     A-I-19

     6.07. Benefits. From and after the Effective Time, Bancshares will, subject to compliance with applicable legal and regulatory requirements, provide coverage for all employees of Republic or any Republic Subsidiary under all Bancshares employee benefit plans for which they are eligible, as soon as practicable after the Effective Time. All prior years of service with Republic or any Republic Subsidiary of such employees will be counted for eligibility purposes under all Bancshares qualified employee pension benefit and welfare benefit plans and will be counted for both eligibility and vesting purposes under the Bancshares 401(k) Profit Sharing Plan and Trust.

     6.08. Anti-Dilution. If prior to the Effective Time the outstanding shares of Bancshares Stock shall be changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, readjustment or similar transaction, or if a stock dividend shall be declared, appropriate and proportionate adjustment or adjustments will be made in the Purchase Price provided in Section 2.01(a).

     6.09. Republic Directors Retirement Plan. The Republic Directors Retirement Plan ("Directors Plan") shall be terminated immediately prior to Closing, and Bank shall pay to participants $906,632.00 which amount represents the vested obligations under the Directors Plan. Said amount shall be paid to participants prior to Closing and in full satisfaction of all obligations under the Directors Plan. Each participant in the Directors Plan shall contractually waive all rights and claims to any benefits under the Directors Plan other than those described herein at the time of such payments.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

     7.01. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

          (a) Shareholder Approval. The Merger Agreements shall have been approved and adopted by the legally required vote of the holders of the outstanding shares of Republic Common Stock and the Bancshares common stock at shareholders meetings duly called for the purpose of voting on the Merger.

          (b) Federal Reserve Board. The Merger Agreements and the transactions contemplated hereby shall have been approved by the FRB and other necessary banking authorities without any condition not acceptable to Bancshares, all conditions required to be satisfied prior to the Effective Time imposed by the terms of such approvals shall have been satisfied and all waiting periods relating to such approvals shall have expired.

          (c) State Banking Authority. The LOFI and Arkansas State Bank Commissioner shall have approved the Merger without any condition not acceptable to Bancshares.

          (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

          (e) No Proceeding or Litigation. No material action, suit or proceeding before any court or any governmental or regulatory authority shall have been commenced against Bancshares, Republic or any affiliate, subsidiary, associate, officer or director of either of them, seeking to restrain, enjoin, prevent, change or rescind the transactions contemplated hereby or questioning the validity or legality of any such transactions.

          (f) Closing Date. The Closing Date shall occur as soon as practicable but in no event later than June 30, 1998 unless extended by Republic and Bancshares.

          (g) Consents Under Agreements. Bancshares, Republic and their subsidiaries shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument.

                                     A-I-20

          (h) Securities Laws. A registration statement for the Bancshares Stock shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order. Bancshares shall have obtained all securities or "blue sky" permits and other authorizations necessary under state securities laws for Bancshares to issue the Bancshares Stock and consummate the Merger.

          (i) Employment Agreement. Bancshares and Henry Logue shall have executed an employment agreement in the form attached hereto as Exhibit 7.01(i).

     7.02. Conditions to Obligations of Bancshares. The obligation of Bancshares to effect the Merger is subject to the satisfaction of the following conditions unless waived in writing by Bancshares:

          (a) Representations and Warranties. Each of the representations and warranties of Republic set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for changes expressly contemplated by this Agreement.

          (b) Performance of Obligations of Republic. Republic shall have performed in all material respects each of the obligations required to be performed by it under this Agreement and the Plan of Merger at or prior to the Closing Date, and Bancshares shall have received a certificate signed on behalf of Republic by the chief executive officer and by the chief financial officer of Republic to such effect.

          (c) Opinion of Counsel. Republic shall have delivered to Bancshares an opinion of its counsel, Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., dated as of the Closing Date and in form and substance satisfactory to Bancshares, to the aggregate effect that: (i) Republic and the Republic Subsidiaries have been duly incorporated and organized and each is a corporation or financial institution validly existing in good standing under the laws of Louisiana, (ii) Republic has full corporate power and authority to enter into this Agreement and the Plan of Merger and to consummate the transactions contemplated thereby; (iii) all corporate proceedings and other actions on the part of Republic necessary to be taken in connection with the Merger and (except for the filing of the Articles of Merger) necessary to make same effective have been duly and validly taken;
     (iv) this Agreement and the Plan of Merger have been duly and validly authorized, executed and delivered on behalf of Republic and constitute (subject to standard exceptions to enforceability arising from the bankruptcy laws and rules of equity) valid and binding agreements of Republic; and (v) the execution, delivery and performance of the Agreement by Republic and the consummation of the Merger (a) do not violate any presently existing provision of any law, or, to counsel's actual knowledge, any rule or regulation applicable to, or any judgment, order or decree which is binding upon Republic or any Republic Subsidiary, (b) do not conflict with any provisions of the articles of incorporation or by-laws of Republic or any Republic Subsidiary, and (c) do not conflict with or constitute a default under any material indenture or agreement which is, to counsel's actual knowledge, binding upon Republic or any Republic Subsidiary. In rendering such opinion, said counsel may rely upon certificates of officers of Republic or any Republic Subsidiary, state officials, and other regulatory authorities, and on opinions of other counsel.

          (d) No Material Adverse Change. There shall have been no material adverse change since December 31, 1996 in the financial condition, results of operations or business of Republic.

          (e) Environmental Audits. The Environmental Audits shall, to Bancshares's satisfaction, reflect no material problems under Environmental Laws.

          (f) Pooling Opinion. Bancshares shall have received an opinion from Arthur Andersen LLP to the effect that the Merger qualifies for pooling-of-interests accounting treatment under applicable accounting principles and that it will be so treated by the SEC if consummated in accordance with the Merger Agreements; provided, however, that this condition shall not apply if Bancshares takes any action to intentionally prevent fulfilment of this condition.

                                     A-I-21

          (g) Affiliates. Each person who receives a portion of the Bancshares Stock and who might reasonably be considered to be an affiliate of Republic, as defined in paragraph (a) of Rule 144 of the Rules of the SEC under the Securities Act, shall have executed and delivered at Closing a letter substantially in the form set forth in Exhibit 7.02. A list of such persons is attached hereto as Exhibit 7.02(g), which Exhibit shall be updated on the Closing Date.

          (i) Consents Under Agreements. Bancshares and its subsidiaries shall have obtained the consent or approval of each person whose consent or approval of any transaction contemplated herein is required under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument.

          (j) Performance and Conversion Shares. Each person having a right to receive performance shares from Republic at Closing and each holder of a Republic Debenture shall have entered into a written agreement with Bancshares and Republic providing that each such person will accept in full satisfaction of all rights to performance shares or in full satisfaction of all rights under the Republic Debentures, whichever is applicable, that portion of the Purchase Price such person is entitled to under Section 2.01(a) hereof. Each holder of a Republic Debenture shall have surrendered such Debenture at Closing for cancellation.

          (k) Dissenting Shares. The number of Dissenting Shares shall not exceed 10% of the Republic Common Stock.

          (l) Examination Report. The report of the current examination of Republic by the FDIC shall not contain any exception, condition, requirement or recommendation that is not acceptable to Bancshares, provided that Bancshares shall raise its objection to any such exception, condition, requirement or recommendation within forty-five (45) days after it is first given access to said report.

          (m) Directors Plan. The Directors Plan shall have been terminated and each participant shall have executed a waiver as provided in Section 6.09.

     7.03. Conditions to Obligations of Republic. The obligation of Republic to effect the Merger are subject to the satisfaction of the following conditions unless waived in writing by Republic:

          (a) Representations and Warranties. Each of the representations and warranties of Bancshares set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for changes expressly contemplated by this Agreement, and Republic shall have received a certificate signed on behalf of Bancshares by the chief executive officer and by the chief financial officer of Bancshares to such effect.

          (b) Performance of Obligations of Bancshares. Bancshares shall have performed in all material respects each of the obligations required to be performed by it under this Agreement and the Plan of Merger at or prior to the Closing Date, and Republic shall have received a certificate signed on behalf of Bancshares by the chief executive officer and by the chief financial officer of Bancshares to such effect.

          (c) Opinion of Counsel. Bancshares shall have delivered to Republic an opinion of its counsel, Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C., dated as of the Closing Date and in form and substance satisfactory to Republic, to the aggregate effect that: (i) Bancshares has been duly incorporated and organized and is a corporation validly existing in good standing under the laws Arkansas, (ii) Bancshares has full corporate power and authority to enter into this Agreement and the Plan of Merger and to consummate the transactions contemplated thereby; (iii) all corporate proceedings and other actions on the part of Bancshares necessary to be taken in connection with the Merger and (except for the filing of the Certificate of Merger and Articles of Merger) necessary to make same effective have been duly and validly taken; (iv) this Agreement, the Plan of Merger, the Articles of Merger and the Certificate of Merger have been duly and validly authorized, executed and delivered on behalf of Bancshares and constitute (subject to standard exceptions to enforceability arising from the bankruptcy laws and rules of equity) valid and binding agreements of Bancshares; (v) the execution, delivery and performance of the Agreement by Bancshares and the consummation of the Merger (a) do not violate

                                     A-I-22
     any presently existing provision of any law, or to counsel's actual knowledge, any rule or regulation applicable to, or any judgment, order or decree which is binding upon Bancshares or any Bancshares subsidiary, (b) do not conflict with any provisions of the articles of incorporation or by-laws of Bancshares or any Bancshares subsidiary, and (c) do not conflict with or constitute a default under any material indenture or agreement which is, to counsel's actual knowledge, binding upon Bancshares or any Bancshares subsidiary, and (vi) the Bancshares Stock will, when issued, (a) be registered under the Securities Act, (b) be validly issued, fully paid and nonassessable, and (c) Bancshares will have made such filings or given such notices as may be required by applicable "Blue Sky" laws. In rendering such opinion, said counsel may rely upon certificates of officers of Bancshares or any Bancshares subsidiary, state officials, and other regulatory authorities, and on opinions of other counsel.

          (d) No Material Adverse Change. There shall have been no material adverse change since December 31, 1996 in the financial condition, results of operations or business of Bancshares.

          (e) Federal Income Tax Opinion. Republic shall have received an opinion from counsel to Republic that, for federal income tax purposes, (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; (ii) no gain or loss will be recognized by holders of Republic Common Stock or the Republic Debentures upon receipt of the Bancshares Stock except for cash received in lieu of fractional shares or accrued interest on the Republic Debentures, (iii) the aggregate tax basis of the Bancshares Stock received by a Republic Shareholder will be the same as the aggregate basis of the Republic Common Stock surrendered in exchange therefor, and (iv) the holding period of the Bancshares Stock to be received by each Republic Shareholder will include the period during which the Shareholder held the Republic Common Stock surrendered in exchange therefor, provided that the Republic Common Stock is held as a capital asset as of the date of exchange.

          (f) Fairness Opinion. Republic shall have received letters from Brown, Burke Capital Partners, Inc. dated the date of the mailing of the Proxy Statement to the Republic Shareholders and dated the date of the meeting of Republic Shareholders, in each case in form and substance acceptable to Republic, confirming such financial advisor's prior opinion to the Board of Directors of Republic that the consideration to be paid in the Merger is fair to the Republic Shareholders from a financial point of view.

                                  ARTICLE VIII

                           TERMINATION AND AMENDMENT

     8.01. Termination. This Agreement and the Plan of Merger may be terminated at any time prior to the Effective Time:

          (a) by mutual consent of the Board of Directors of Bancshares and the Board of Directors of Republic;

          (b) by either Bancshares or Republic (A) if there has been a breach in any material respect of any representation, warranty, covenant or agreement on the part of Republic, on the one hand, or Bancshares on the other hand, respectively, set forth in this Agreement, or (B) if any representation or warranty of Republic on the one hand, or Bancshares on the other hand, respectively, shall be discovered to have become untrue in any material respect in either case which breach or other condition has not been cured within 10 business days following receipt by the nonterminating party of notice of such breach or other condition from the terminating party;

          (c) by either Bancshares or Republic if any permanent Injunction preventing the consummation of the Merger shall have become final and nonappealable;

          (d) by either Bancshares or Republic if the Merger shall not have been consummated on or before June 30, 1998, for a reason other than the failure of the terminating party to comply with its obligations under this Agreement;

                                     A-I-23

          (e) by either Bancshares or Republic if the FRB has denied approval of the Merger and such denial has become final and nonappealable; or

          (f) by Bancshares or Republic if any condition precedent to the terminating party's obligation to effect the Merger has not been satisfied and such condition cannot reasonably be expected to be satisfied prior to the date specified in Subsection 8.01(d).

     8.02. Effect of Termination. In the event of termination of this Agreement by either Republic or Bancshares as provided in Section 8.01, this Agreement and the Plan of Merger shall forthwith become void and there shall be no liability or obligation on the part of Republic, Bancshares or their respective officers or directors, except to the extent that such termination results from the willful breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     8.03. Amendment. This Agreement and the Plan of Merger may be amended by the parties hereto by action taken or authorized by the respective Boards of Directors of Bancshares and Republic at any time prior to the Closing Date only by an instrument in writing signed on behalf of each of the parties hereto.

     8.04. Extension; Waiver. At any time prior to the Effective Time, Bancshares, on the one hand, and Republic, on the other hand, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered by the other pursuant hereto, and (iii) waive compliance by the other with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.01. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (with receipt confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to Bancshares, to

              First United Bancshares, Inc.
              Attention: John E. Burns
              P. O. Box 751
              El Dorado, Arkansas 71731

          with a copy to:

              Hermann Ivester, Esq.
              Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C. 320 West Capitol Avenue, Suite 1000
              Little Rock, Arkansas 72201

          (b) if to Republic, to:

              Mr. Henry Logue
              First Republic Bancshares, Inc.
              107 Glenda Street
              P. O. Box 877
              Rayville, Louisiana 71264

                                     A-I-24
          with a copy to:

               W. Philip Clinton, Esq.
               Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. 201 St. Charles Avenue, Suite 5100
               New Orleans, Louisiana 70170-5100

     9.02. Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

     9.03. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     9.04. Entire Agreement. This Agreement (including the documents and the instruments referred to herein, including the Plan of Merger) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     9.05. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Arkansas.

     9.06. Publicity. The parties hereto agree that they will consult with each other concerning any proposed press release or public announcement pertaining to the Merger and will use their best efforts to agree upon the text of such press release or public announcement prior to the publication of such press release or the making of such public announcement. However, the determination by Bancshares as to when and whether it will make a public statement and the contents of any such public statement shall be final and binding.

     9.07. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective heirs, successors and assigns.

     9.08. Knowledge of the Parties. Wherever in this Agreement any representation or warranty is made upon the knowledge of a party hereto that is not an individual, such knowledge shall include the actual knowledge, after due inquiry, of any executive officer of such party or an executive officer of any subsidiary thereof.

     9.09. Expenses. Except as otherwise provided herein, all Expenses incurred by Bancshares and Republic in connection with or related to the authorization, preparation and execution of this Agreement, the Plan of Merger, and all other matters related to the closing of the transactions contemplated hereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its affiliates, shall be borne solely and entirely by the party which has incurred the same.

     9.10. Non-Survival of Representations and Warranties. Except as otherwise provided in this Agreement, the representations and warranties contained in this Agreement and all other terms, covenants and conditions hereof shall merge in the closing documents and shall not survive Closing or, after Closing, be the basis for any action by any party; provided, however, as to any matter which is based upon willful fraud by a party the representations, warranties, terms, covenants and conditions set forth in this Agreement shall expire only upon expiration of the applicable statute of limitations.

                                     A-I-25

     IN WITNESS WHEREOF, Republic and Bancshares have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                            FIRST UNITED BANCSHARES, INC.

                                            By: /s/ JAMES V. KELLEY
                                              ----------------------------------
                                              James V. Kelley
                                              Chairman, President and
                                              Chief Executive Officer

Attest:

/s/ ROBERT G. DUDLEY
----------------------------------
Robert G. Dudley, Secretary

                                            FIRST REPUBLIC BANCSHARES, INC.

                                            By: /s/ GEORGE W. BOLTON, JR.
                                              ----------------------------------
                                              George W. Bolton, Jr.
                                              Chairman and President

Attest:

/s/ HENRY LOGUE
----------------------------------
Henry Logue, Secretary

                                     A-I-26

                                                                    EXHIBIT 7.02
First United Bancshares, Inc.
Main and Washington Streets
El Dorado, Arkansas 71730

Gentlemen:

     I may presently be considered to be an "affiliate", as defined in paragraph
(a) of Rule 144 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Act"), of First Republic Bancshares, Inc., a Louisiana Corporation ("Republic"). Pursuant to the merger (the "Merger") of Republic with and into First United Bancshares,
Inc. ("First United"), I will acquire     shares of the common stock, par value
$1 per share ("Common Stock"), of First United . I represent and warrant that I
(i) am acquiring said shares (as the same may be increased, decreased or are
changed in accordance with the Agreement and Plan of Merger dated            ,
1997, relating to the Merger, the ("Shares")) for my own account (or in the capacity indicated hereon) and with no present intention of dividing my participation with others or otherwise making a distribution of the Shares and
(ii) shall not make any sale, transfer or other disposition of the Shares in violation of the Act or the General Rules and Regulations promulgated thereunder by the SEC.

     I have been advised that the Shares issued to me pursuant to the Merger have been registered under the Act in the Registration Statement on SEC Form
S-4, as amended, Registration No.   ("Registration Statement") as filed with the
SEC, receipt of a copy of the Proxy Statement/Prospectus included in said Registration Statement is hereby acknowledged. However, I have also been advised that any public offering or sale by me of any of the Shares will, under current law, require either (i) the further registration (by amendment of such Form S-4 or otherwise) under the Act of the Shares to be sold or (ii) compliance with Rule 145 promulgated under the Act or (iii) the availability of another exemption from such registration.

     I agree not to sell, transfer or dispose of the Shares unless (i) there is in effect a registration statement under the Act covering such sale, transfer, or other disposition, or (ii), such sale, transfer or disposition complies with Rule 145 or is otherwise exempt from registration. Further, I will furnish to First United such documentation incident to such sale, transfer or other disposition as First United shall reasonably request evidencing compliance with Rule 145 or the availability of any exemption from registration being claimed. Such documentation shall be provided to First United prior to any such sale, transfer or other disposition in order that First United and its counsel may have a reasonable opportunity to review the documentation and form an opinion as to the applicability of any such exemption.

     I agree that notwithstanding any provision herein or contained in the Agreement and Plan of Reorganization that I will not sell, transfer, or otherwise dispose of any of the Shares unless First United has made public disclosure of financial results reflecting 30 days' of post-Merger combined operations of Republic and First United within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. First United has agreed to make the required public disclosure of financial results as set out above as soon as feasible after the Merger is consummated. In addition, I hereby represent and warrant to First United that I have not made any sales of Republic or First United common stock during the 30-day period immediately preceding the date hereof and I further agree not to engage in any such sales prior to the Merger, nor have I pledged or will I pledge any First United or Republic common stock to secure any obligation during such period.

     I represent and warrant to First United that:

     1. I have carefully read this letter and discussed its requirements and other applicable limitations upon the sale, transfer or other disposition of the Shares, to the extent I felt necessary, with my counsel or counsel for Republic.

     2. I have been informed by First United that any distribution by me of the Shares has not been registered under the Act and that the Shares must be held by me indefinitely until (i) such distribution of the Shares has been registered under the Act, (ii) a sale of the Shares is made in conformity with the volume and other

                                     A-I-27
limitations of Rule 145 promulgated by the SEC under the Act, or (iii) some other exemption from registration is available with respect to any such proposed sale, transfer or other disposition of the Shares.

     3. I have been informed by First United that it is required to file periodic reports with the SEC and the NASDAQ and that certain sales of the Shares by me may not be required to be registered under the Act by virtue of Rule 145 promulgated by the SEC under the Act, provided that such sales are made in accordance with all of the terms and conditions of such Rule, including among other things the following:

          (a) The amount of First United Common Stock sold by me pursuant to Rule 145 during any period of three months cannot exceed the quantity limit of (i) one percent of the total outstanding First United Common Stock or
     (ii) the average reported weekly trading volume on NASDAQ during the four week period immediately preceding receipt of the order by the broker to execute the transaction, whichever of (i) or (ii) is greater. In computing the quantity limit it is necessary to count sales not only by me but also by certain immediate family members and other related persons and others with whom I may act in concert.

          (b) Sales must be made in brokers' transactions as defined by the SEC Rule 144 (certain provisions of which are incorporated by reference into Rule 145).

          (c) No sales may be made under the Rule unless First United has filed all SEC reports required to be filed by First United.

          (d) The broker must be given information showing compliance with Rule 145.

     4. I understand that First United is under no obligation to register the sale, transfer or other disposition of the Shares by me or on my behalf or to take any other action necessary in order to make compliance with an exemption from registration available.

     5. I understand and agree that stop transfer instructions will be issued with respect to the Shares and there will be placed on the certificates representing such Shares, or any certificate delivered in substitution therefor, a legend stating in substance:

     "The shares represented by this Certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933, as amended, applied. The shares represented by this certificate may be transferred only in
     accordance with the terms of a letter agreement dated             , 1998,
     by the registered holder in favor of First United Bancshares, Inc., a copy of which agreement is on file at the principal offices of First United Bancshares, Inc."

     I have been informed by First United that after the restrictions imposed by Rule 145 have expired First United will, upon my request, reissue share certificates for the shares which do not contain a restrictive legend.

     6. I understand and agree that unless the transfer by me of Shares is a sale made in compliance with the provisions of this letter, First United reserves the right to place the following legend on any certificates issued to my transferee:

     "The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended, and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933, as amended, applied. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended, and may not be sold, pledged otherwise transferred unless the shares have been registered under the Securities Act of 1933, as amended, or an exemption from registration is available."

     7. I understand and agree that the legends set forth in paragraphs 5 and 6 above shall be removed by delivery of substitute Certificates without any legend if I deliver to First United a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to First United, to the effect that no such legend is required for the purpose of the Securities Act.

                                     A-I-28

     8. I have been informed by First United that if I propose to sell any of these Shares pursuant to Rule 145, and if such sale would be permitted under the terms of this letter, First United will, upon my written request, supply me with the following:

          (a) A statement as to whether First United has complied with the provisions of Rule 145 regarding filing of SEC reports as a condition to sales made pursuant to that Rule;

          (b) A confirmation as to the number of shares of First United Common Stock outstanding as shown by the most recent report or statement published by it; and

          (c) First United's taxpayer identification number and SEC file number.

     I have carefully read this letter and have had an adequate opportunity to review the Merger Agreement and understand the requirements and the limitations imposed upon the distribution, sale, transfer or other disposition of Republic common stock or Shares of First United.

                                            Very truly yours,

                                     A-I-29

                                                                       EXHIBIT A

                                 PLAN OF MERGER

     This Plan of Merger, dated as of             , 1997 ("Plan of Merger"), by
and between First United Bancshares, Inc., an Arkansas corporation ("Bancshares") and First Republic Bancshares, Inc., a Louisiana corporation ("Republic").

     WHEREAS, Republic is a corporation with authorized capital stock consisting of 1,000,000 shares of common stock, $10.00 par value of which 38,287 shares of common stock ("Republic Common Stock") are validly issued and outstanding and 1,495 shares are held by Republic in its treasury on the date hereof;

     WHEREAS, Bancshares is a corporation with authorized capital stock of 24,000,000 shares of common stock, $1.00 par value, of which 9,851,892 shares of common stock are validly issued and outstanding on the date hereof;

     WHEREAS, concurrently with the execution and delivery of this Plan of Merger, Bancshares and Republic have entered into an Agreement and Plan of Reorganization (the "Agreement" and, together with this Plan of Merger, the "Merger Agreements") that contemplates the merger of Republic with and into Bancshares (the "Merger") upon the terms and conditions provided in this Plan of Merger and the Agreement and pursuant to the Arkansas Business Corporation Act (the "ABCA") and the Louisiana Business Corporation Law (the "LBCL");

     WHEREAS, the Boards of Directors of Bancshares and Republic deem it fair and equitable to, and in the best interests of, their respective corporations and shareholders that Republic be merged with and into Bancshares with Bancshares being the surviving corporation, and each such Board of Directors has approved this Plan of Merger, has authorized its execution and delivery, and has directed that this Plan of Merger and the Merger be submitted to Republic's and Bancshares' shareholders for approval, and has recommended that the shareholders approve the Merger.

     NOW, THEREFORE, in consideration of the promises and the agreements herein contained, the parties hereto adopt and agree to the following agreements, terms and conditions relating to the Merger and the mode of carrying the same into effect:

                                   ARTICLE I

                                   THE MERGER

     1.01. The Merger. Subject to the terms and conditions of the Merger Agreements, Republic will be merged with and into Bancshares , which will continue as the surviving corporation, in accordance with and with the effect provided in the ABCA.

     1.02. Effective Time of the Merger. Subject to the provisions of the Merger Agreements, articles of merger (the "Articles of Merger") and a certificate of merger ("Certificate of Merger") shall be duly prepared and executed by Bancshares and Republic and thereafter delivered to the Secretaries of State of States of Arkansas and Louisiana, respectively, for filing as provided in the ABCA and the LBCL as soon as practicable on or after the Closing Date (as defined in the Agreement). The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of Arkansas or at such time within two business days thereafter as is provided in the Articles of Merger (the "Effective Time").

     1.03. Effects of the Merger. (a) At the Effective Time, (i) the separate existence of Republic shall cease and Republic shall be merged with and into Bancshares ( Bancshares and Republic are sometimes referred to herein as the "Constituent Corporations" and Bancshares is sometimes referred to herein as the "Surviving Corporation"), (ii) the Articles of Incorporation of Bancshares in effect as of the Effective Time (the "Articles") shall be the Articles of Incorporation of the Surviving Corporation, and (iii) the Bylaws of Bancshares in effect as of the Effective Time (the "Bylaws") shall be the Bylaws of the Surviving Corporation.

                                     A-I-30

     (b) At and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts and liabilities had been incurred by it. Any action or proceeding, whether civil, criminal or administrative, pending by or against either Constituent Corporation shall be prosecuted as if the Merger had not taken place, and the Surviving Corporation may be substituted as a party in such action or proceeding in place of any Constituent Corporation.

                                   ARTICLE II

   EFFECT OF THE MERGER ON THE COMMON STOCK OF THE CONSTITUENT CORPORATIONS;
                            EXCHANGE OF CERTIFICATES

     2.01. Conversion of Republic Common Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Republic Common Stock, but subject to the rights of dissenting shareholders of Republic:

          (a) Conversion of Republic Common Stock. The issued and outstanding shares of Republic Common Stock and rights to acquire Republic Common Stock pursuant to rights to performance shares and conversion rights under certain convertible debentures shall be converted in accordance with the Agreement into the right to receive the consideration provided in Section
     2.01 of the Agreement.

          (b) Cancellation of Shares. All shares of Republic Common Stock, rights to performance shares and convertible debentures issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares, rights or debentures shall cease to have any rights with respect thereto, except the right to receive a pro rata amount of the consideration provided therefor upon the surrender of such certificate, right or debenture in accordance with the Plan of Merger.

     2.02. Exchange of Certificates. (a) Exchange Agent. As of the Effective Time, Bancshares shall deposit with the Trust Department of First National Bank of El Dorado, El Dorado, Arkansas or such other bank or trust company designated by Bancshares (the "Exchange Agent") for exchange in accordance with this
Article II through the Exchange Agent, the number of shares of Bancshares common stock and cash (the "Exchange Fund") to be paid pursuant to Section 2.01 of the Agreement.

          (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Republic Common Stock, rights to performance shares or convertible debentures (the "Certificates") whose shares or rights were converted into the right to receive shares of Bancshares common stock and cash pursuant to Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Bancshares may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Bancshares common stock and cash payment due. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other

                                     A-I-31
     agent or agents as may be appointed by Bancshares, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Bancshares common stock and cash which such holder has the right to receive pursuant to Section 2.01 of the Agreement, and the Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the consideration specified in Section 2.01 of the Agreement.

          (c) Distributions with Respect to Unexchanged Shares. No delivery of Bancshares common stock or cash payment of any kind shall be made to the holder of any unsurrendered Certificate until the holder of record of such Certificate shall surrender such Certificate.

          (d) No Further Ownership Rights in Republic Common Stock. The consideration paid upon the surrender of shares of Republic Common Stock, rights to performance shares and convertible debentures, in accordance with the terms hereof including any cash shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Republic Common Stock, convertible debentures, or rights to performance shares, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation or issuance of shares of Republic Common Stock. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and payment shall be made as provided in this Plan of Merger.

          (e) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the shareholders of Republic for six months after the Effective Time shall be delivered to Bancshares, upon demand, and any shareholders of Republic who have not theretofore complied with this
     Section 2.02 shall thereafter look only to Bancshares for payment of the Bancshares common stock and cash due for their Republic stock or rights to acquire stock.

          (f) No Liability. Neither Bancshares, Bancshares nor Republic shall be liable to any holder of shares of Republic Common Stock or rights to acquire stock for shares of Bancshares common stock or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                  ARTICLE III

                       CONDITIONS; TERMINATION; AMENDMENT

     3.01. Conditions to the Merger. Consummation of the Merger is conditional upon the fulfillment or waiver of the conditions precedent set forth in Article VII of the Agreement.

     3.02. Termination. This Plan of Merger may be terminated and the Merger abandoned by mutual consent of the respective Boards of Directors of Republic and Bancshares at any time prior to the Effective Time. If the Agreement is terminated in accordance with Article VIII thereof, then this Plan of Merger will terminate simultaneously and the Merger will be abandoned without further action by Republic or United.

     3.03. Amendment. Subject to the next following sentence, this Plan of Merger may be amended by the parties hereto by action taken or authorized by their respective Boards of Directors at any time before the Closing Date. This Plan of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     3.04. Extension; Waiver. At any time prior to the Closing Date, Bancshares and Republic, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party hereto and (ii) waive compliance by the other with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument on behalf of such party.

                                     A-I-32

                                   ARTICLE IV

                               GENERAL PROVISIONS

     4.01. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (with receipt confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to Bancshares, to:

              First United Bancshares, Inc.
              Attention: John E. Burns
              P. O. Box 751
              El Dorado, Arkansas 71731

          with a copy to:

              Hermann Ivester, Esq.
              Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C. 320 West Capitol Avenue, Suite 1000
              Little Rock, Arkansas 72201

          (b) if to Republic, to:

              Mr. Henry Logue
              First Republic Bancshares, Inc.
              107 Glenda Street
              P. O. Box 877
              Rayville, Louisiana 71264

          with a copy to:

              W. Philip Clinton, Esq.
              Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. 201 St. Charles Avenue, Suite 5100
              New Orleans, Louisiana 70170-5100

     4.02. Interpretation. When a reference is made in this Plan of Merger to Sections, such reference shall be to a Section of this Plan of Merger unless otherwise indicated. The headings contained in this Plan of Merger are for reference purposes only and shall not affect in any way the meaning or interpretation of this Plan of Merger.

     4.03. Counterparts. This Plan of Merger may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     4.04. Governing Law. This Plan of Merger shall be governed and construed in accordance with the laws of the State of Arkansas.

     IN WITNESS WHEREOF, Republic and Bancshares have caused this Plan of Merger to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          FIRST UNITED BANCSHARES, INC.

                                          By:
                                             -----------------------------------
                                              James V. Kelley
                                              Chairman, President and Chief
                                              Executive Officer

                                     A-I-33

Attest:

------------------------------
Robert G. Dudley, Secretary

                                          FIRST REPUBLIC BANCSHARES, INC.

                                          By:
                                             -----------------------------------
                                              George W. Bolton, Jr.
                                              Chairman and President
Attest:

------------------------------
Henry Logue, Secretary

                                     A-I-34

                                                                 EXHIBIT 7.01(i)

                                 EMPLOYMENT AND
                            NONCOMPETITION AGREEMENT

     THIS EMPLOYMENT AND NONCOMPETITION AGREEMENT ("Agreement") is made
effective             , 1998 by and between First Republic Bank, Rayville,
Louisiana ("Bank"), and Henry Logue, an individual residing in           ,
Louisiana ("Employee").

                                  WITNESSETH:

     WHEREAS, Republic Bancshares, Inc. ("Republic") has entered a certain
Agreement and Plan of Reorganization dated as of             , 1997 (the
"Reorganization Agreement") among First United Bancshares, Inc. ("Bancshares") and Republic, pursuant to which Bank would become a wholly-owned subsidiary of Bancshares on the terms stated therein; and

     WHEREAS, Bancshares entered into the Reorganization Agreement on the condition that Employee would, in connection with the closing of the transaction contemplated therein, enter into this Agreement in order to (i) cause the effective transfer to Bancshares of all of the business and goodwill of Bank,
(ii) provide to Bancshares and Bank assurance that Employee will not compete with Bancshares or Bank as provided herein and will not take any other action that would frustrate or interfere with such transfer, and (iii) insure that Employee will remain in an officer position with Bank for the periods stated herein to insure that Bancshares obtains the benefits expected under the Reorganization Agreement; and

     WHEREAS, Bancshares would not have been willing to enter into the Reorganization Agreement in the absence of Employee entering into this Agreement.

     NOW, THEREFORE, for and in consideration of the premises set forth above and other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. For the purposes of this Agreement, the following definitions shall apply:

          Agreement Period means the period beginning on the date Bank becomes a subsidiary of Bancshares and ending two years thereafter or, if the Agreement is renewed as provided in Paragraph 7 below, ending four years after said beginning date.

          Change of Control means the occurrence of one or more of the following events:

               (i) Any person or entity (other than any employee benefit plan or plans of Bancshares or its subsidiaries or any trustee of or fiduciary with respect to such plan or plans when acting in such capacity) or any group acting in concert, shall acquire or control twenty-five percent (25%) or more of the outstanding voting shares of Bancshares;

               (ii) Upon a merger, combination, consolidation or reorganization of Bancshares, the voting securities of Bancshares outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty-one percent (51%) of the combined voting power of voting securities of Bancshares or such surviving entity outstanding immediately thereafter, or

               (iii) All or substantially all of the assets of First United Bancshares, Inc. are sold or otherwise disposed of.

          Competing Business means any state or federally chartered bank or thrift institution or any group of persons that has applied or intends to apply for a state or federal charter for a bank or thrift institution which is engaged in or intends to engage in the provision of banking or thrift services or products within the Territory.

                                     A-I-37

          Territory means the territory encompassed within Richland, Ouachita, and Lincoln Parishes.

     2. Agreement Not to Compete. During the time Employee is employed by Bank or another subsidiary of Bancshares (and in the event employment is voluntarily terminated by Employee for a period of two years after such employment ceases) Employee will not, either directly or indirectly, (a) for Employee individually or (b) as an officer, director, shareholder, owner, partner, joint venturer, employee, promoter, consultant, manager, independent contractor, agent, or in another similar capacity, participate in a Competing Business within the Territory. Notwithstanding the preceding sentence to the contrary, Employee may own 5% or less of a publicly held corporation engaged in a Competing Business.

     3. Agreement Not to Solicit Employees. During the time Employee is employed by Bank or another subsidiary of Bancshares (and in the event employment is voluntarily terminated by Employee for a period of two years after Employee's employment by Bank ceases) Employee will not, either directly or indirectly, on Employee's own behalf or in the service of or on behalf of others, solicit, divert, or recruit any employee of Bancshares or of any affiliate or subsidiary of Bancshares to leave such employment or otherwise terminate his/her employment, whether or not such employment is pursuant to a written contract or at will.

     4. Management Services. Employee agrees that he will continue to serve as and perform on a full time basis the duties of President and Chief Executive Officer of Bank for a minimum of two years following the acquisition of Bank by Bancshares. Employee shall receive the salary in effect at the time of the acquisition for such period of service, plus (a) merit increases, if any, given by Bank, (b) a performance bonus equal to the average bonus paid to Employee during the prior two years, if performance bonuses are given by Bank, and (c) shall be afforded normal benefits provided to employees of Bancshares and it subsidiaries. Employee further agrees to use his best efforts to actively promote the business and best interests of Bancshares and Bank within the Territory during such period of service as an officer of Bank.

     5. Termination. Paragraphs 2, 3 and 4 of this Agreement shall terminate automatically upon the first to occur of the expiration of the Agreement Period as defined herein or the death of Employee. Bank may terminate Employee for cause at any time. In the event Employee's employment is terminated for cause he shall be paid his salary and other benefits up to the date of termination. In the event Employee's employment is terminated without cause Employee shall be paid his salary and other benefits for the remainder of the Agreement Period. For purposes of this Agreement cause shall mean (a) breach of Employee's duties under this Agreement, (b) Employee's commission of a dishonest act or act of moral turpitude in the performance of his duties under this Agreement or (c) conviction of Employee of a crime involving an act of moral turpitude.

     6. Change of Control. If within twelve months from the date of a Change of Control that occurs during the Agreement Period Employee's employment ceases for any reason other than death or termination for cause, Employee shall receive a lump sum payment equal to twice his then current annual salary.

     7. Renewal. This Agreement shall automatically be renewed and the Agreement Period extended for two years unless, pursuant to written notice given to Employee no less than thirty (30) days prior to the expiration of the two year period beginning on the date Bank becomes a subsidiary of Bancshares, Bancshares elects not to renew.

     8. Remedies. Employee acknowledges and agrees that Employee has acquired a special knowledge of the affairs, business and customer operations of Bank and Employee acknowledges and agrees that irreparable loss and damage will be suffered by Bank and Bancshares if Employee should breach or violate any of the covenants and agreements contained in this Agreement. Employee further acknowledges and agrees that Bancshares would not have entered into the Reorganization Agreement without this Agreement and that each of the covenants herein contained is reasonably necessary to protect and preserve the interests of Bancshares. Employee therefore agrees and consents that, in addition to any other remedies available to Bank or Bancshares, to the extent permissible by law, Bank and Bancshares shall be entitled to an injunction or other equitable relief to prevent a breach by Employee of any of the covenants or agreements contained in this Agreement.

     9. Acknowledgment of Enforceability. Employee hereby acknowledges and agrees that this Agreement (i) is supported by independent valuable consideration, (ii) contains reasonable limitations as to time,

                                     A-I-38
geographical area, and scope of activity to be restrained that do not impose a greater restraint than is necessary to protect the good will or other business interests of Bank and Bancshares, and (iii) is entered into in connection with the sale of a business.

     10. Reconstruction of Covenants. Should a court of competent jurisdiction declare any of the provisions of this Agreement unenforceable due to any unreasonable restriction of duration, territorial coverage, scope of activity, or otherwise, in lieu of declaring such provision unenforceable, the court, to the extent permissible by law, may, at the Company's request, revise or reconstruct such provisions in a manner sufficient to cause them to be enforceable.

     11. Notices. All notices, consents, demands or other communications required or permitted to be given pursuant to this Agreement shall be deemed sufficiently given when delivered personally or by confirmed emplacements during business days to the appropriate location described below or three (3) business days after the posting thereof by Bancshares States first-class, registered or certified mail, return receipt requested, with postage fee prepaid and addressed as follows:

        (a) If to Bancshares:

            First United Bancshares, Inc.
            Attention: John E. Burns
            P. O. Box 751
            El Dorado, Arkansas 71731

        with a copy to:

            Hermann Ivester, Esquire
            Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C.
            320 West Capitol Avenue, Suite 1000
            Little Rock, Arkansas 72201-3525

        (b) If to Employee:
            Mr. Henry Logue
            First Republic Bank
            107 Glenda Street
            P. O. Box 877
            Rayville, Louisiana 71264

        with a copy to:

            W. Philip Clinton, Esq.
            Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. 201 St. Charles Avenue, Suite 5100
            New Orleans, Louisiana 70170-5100

     12. Choice of Law. The validity, construction, and enforcement of this Agreement shall be governed by the laws of the State of Louisiana, excluding any conflict of laws, principles, or rules thereof.

     13. Waiver. Any waiver to be enforceable must be in writing and executed by the party against whom the waiver is sought to be enforced.

     14. Severability. Each paragraph of this Agreement shall be viewed as separate and divisible, and in the event that any paragraph shall be held to be invalid, the remaining paragraphs shall continue to be in full force and effect.

     15. Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto relating to the subject matter hereof and supersedes all prior understandings, written or oral, with respect to the subject matter hereof.

                                     A-I-39

     16. Amendments. This Agreement may be amended only by an instrument in writing executed by the parties hereto.

     17. Captions. The captions of the sections and paragraphs of this Agreement are for convenience of reference only and shall not restrict or modify any of the terms or provisions hereof.

     18. Remedies Cumulative. The rights and remedies granted herein are cumulative and not exclusive of any other right or remedy granted herein or provided by law.

     19. Counterparts. This Agreement may be executed in multiple original counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first above written.

                                            FIRST REPUBLIC BANK

                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------

                                            EMPLOYEE

                                            ------------------------------------
                                            Henry Logue

                                     A-I-40

                                                                        ANNEX II

                 RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

4-27-1301. DEFINITIONS.

     In this subchapter:

          1. "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer;

          2. "Dissenter" means a shareholder who is entitled to dissent from corporate action under sec. 4-27-1302 and who exercises that right when and in the manner required by sec.sec. 4-27-1320 -- 4-27-1328;

          3. "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

          4. "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances;

          5. "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation;

          6. "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder;

          7. "Shareholder" means the record shareholder or the beneficial shareholder.

HISTORY. Acts 1987, No. 958, sec. 64-1301; 1987 (1st Ex. Sess.), No. II, sec.
10.

4-27-1302. RIGHT OF DISSENT.

     A. A shareholder is entitled to dissent from and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

          1. Consummation of a plan of merger to which the corporation is a party:

             (i) If shareholder approval is required for the merger by sec. 4-27-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

             (ii) If the corporation is a subsidiary that is merged with its parent under sec. 4-27-1104;

          2. Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

          3. Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

                                     A-II-1

          4. An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

             (i) Alters or abolishes a preferential right of the shares;

             (ii) Creates, alters, or abolishes a right in respect of redemption. including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

             (iii) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

             (iv) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

             (v) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under sec. 4-27-604; or

          5. Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     B. A shareholder entitled to dissent and obtain payment for his shares under this subchapter may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

HISTORY. Acts 1987, No. 958, sec. 64-1302; 1987 (1st Ex. Sess.), No. 11, sec.
11.

4-27-1303. DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

     A. A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

     B. A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

          1. He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

          2. He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

HISTORY. Acts 1987, No. 958, sec. 64-1303.

4-27-1403 -- 4-27-1319. [RESERVED.]

                  PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

4-27-1320. NOTICE OF DISSENTERS' RIGHTS.

     A. If proposed corporate action creating dissenters' rights under sec. 4-27-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

     B. If corporate action creating dissenters' rights under sec. 4-27-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in sec. 4-27-1322.

HISTORY. Acts 1987, No. 958, sec. 64-1304.

                                     A-II-2

4-27-1321. NOTICE OF INTENT TO DEMAND PAYMENT.

     A. If proposed corporate action creating dissenters' rights under sec. 4-27-1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

          (1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

          (2) Must not vote his shares in favor of the proposed action.

     B. A shareholder who does not satisfy the requirements of subsection A. of this section is not entitled to payment for his shares under this subchapter.

HISTORY. Acts 1987, No. 958, sec. 64-1305.

4-27-1322. DISSENTERS' NOTICE.

     A. If proposed corporate action creating dissenters' rights under sec. 4-27-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of sec. 4-27-1321.

     B. The dissenters' notice must be sent no later than ten (10) days after the corporate action was taken. and must:

          1. State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

          2. Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          3. Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

          4. Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30) nor more than sixty
     (60) days after the date the notice required by subsection A. of this section is delivered; and

          5. Be accompanied by a copy of this subchapter.

HISTORY. Acts 1987, No. 958, sec. 64-1306.

4-27-1323. DUTY TO DEMAND PAYMENT

     A. A shareholder sent a dissenters' notice described in sec. 4-27-1322 must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to sec. 4-27-1322B.3., and deposit his certificates in accordance with the terms of the notice.

     B. The shareholder who demands payment and deposits his share certificates under subsection A. of this section retains all other rights of a shareholder until these rights are cancelled or modified by the takings of the proposed corporate action.

     C. A shareholder who does not demand payment or deposit his share certificates where required. each by the date set in the dissenters' notice, is not entitled to payment for his shares under this subchapter.

HISTORY. Acts 1987, No. 958, sec. 64-1307.

                                     A-II-3

4-27-1324. SHARE RESTRICTIONS.

     A. The corporation may restrict the transfer of uncertificated shares from the date the payment is received until the proposed corporate action is taken or the restrictions released under sec. 4-27-1326.

     B. The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

HISTORY. Acts 1987, No. 958, sec. 64-1308.

4-27-1325. PAYMENT.

     A. Except as provided in sec. 4-27-1327, as soon as the proposed corporation action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with sec. 4-27-1323 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

     B. The payment must be accompanied by:

          1. The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

          2. A statement of the corporations' estimate of the fair value of the shares;

          3. An explanation of how the interest was calculated;

          4. A statement of the dissenter's right to demand payment under sec. 4-27-1328; and

          5. A copy of this subchapter.

HISTORY. Acts 1987, No. 958, sec. 64-1309.

4-27-1326. FAILURE TO TAKE ACTION.

     A. If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     B. If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under sec. 4-27-1322 and repeat the payment demand procedure.

HISTORY. Acts 1987, No. 958, sec. 64-1310.

4-27-1327. AFTER-ACQUIRED SHARES.

     A. A corporation may elect to withhold payment required by sec. 4-27-1325 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

     B. To the extent the corporation elects to withhold payment under subsection. A. of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under sec. 4-27-1328.

HISTORY. Acts 1987, No. 958, sec. 64-1311.

                                     A-II-4

4-27-1328. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

     A. A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under sec. 4-27-1325), or reject the corporation's offer under sec. 4-27-1327 and demand payment of the fair value of his shares and interest due, if.

          1. The dissenter believes that the amount paid under sec. 4-27-1325 or offered under sec. 4-27-1327 is less than the fair value of his shares or that the interest due is incorrectly calculated;

          2. The corporation fails to make payment under sec. 4-27-1325 within sixty (60) days after the date set for demanding payment; or

          3. The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

     B. A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection A. of this section within thirty (30) days after the corporation made or offered payment for his shares.

HISTORY. Acts 1987, No. 958, sec. 64-1312.

4-27-1329. [RESERVED.]

                          JUDICIAL APPRAISAL OF SHARES

4-27-1330. COURT ACTION.

     A. If a demand for payment under sec. 4-27-1328 remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     B. The corporation shall commence the proceeding, in the circuit court of the county where the corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     C. The corporation shall make all dissenters (whether or nor residents of this state) whose demands remain unsettled parties to the proceeding as in an action a- against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     D. The jurisdiction of the court in which the proceeding is commenced under subsection B. of this section is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     E. Each dissenter made a party to the proceeding is entitled to judgment:

          (1) For the amount, if any, by which the court finds the fair value of his shares. plus interest, exceeds the amount paid by the corporation: or

          (2) For the fair value. plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under sec. 4-27-1327.

HISTORY. Acts 1987, No. 958, sec. 64-1313.

                                     A-II-5

4-27-1331. COURT COSTS AND COUNSEL FEES.

     A. The court in an appraisal proceeding commenced under sec. 4-27-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under sec. 4-27-1328.

     B. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          1. Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sec.sec. 4-27-1320 -- 4-27-1328; or

          2. Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

     C. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

HISTORY. Acts 1987, No. 958, sec. 64-1314.

                                     A-II-6

                                                                       ANNEX III

                          EXTRACT FROM SECTION 131 OF
                     THE LOUISIANA BUSINESS CORPORATION LAW

     C. [A]ny shareholder electing to exercise such right of dissent shall file with the corporation, prior to or at the meeting of shareholders at which such proposed corporate action is submitted to a vote, a written objection to such proposed corporate action, and shall vote his shares against such action. If such proposed corporate action be taken by the required vote, but by less than eighty percent of the total voting power, and the merger, consolidation or sale, lease or exchange of assets authorized thereby be effected, the corporation shall promptly thereafter give written notice thereof, by registered mail, to each shareholder who filed such written objection to, and voted his shares against, such action, at such shareholder's last address on the corporation's records. Each such shareholder may, within twenty days after the mailing of such notice to him, but not thereafter, file with the corporation a demand in writing for the fair cash value of his shares as of the day before such vote was taken; provided that he state in such demand the value demanded, and a post office address to which the reply of the corporation may be sent, and at the same time deposit in escrow in a chartered bank or trust company located in the parish of the registered office of the corporation, the certificates representing his shares, duly endorsed and transferred to the corporation upon the sole condition that said certificates shall be delivered to the corporation upon payment of the value of the shares determined in accordance with the provisions of this section. With his demand the shareholder shall deliver to the corporation, the written acknowledgment of such bank or trust company that it so holds his certificates of stock. Unless the objection, demand and acknowledgment aforesaid be made and delivered by the shareholder within the period above limited, he shall conclusively be presumed to have acquiesced in the corporate action proposed or taken. . . .

     D. If the corporation does not agree to the value so stated and demanded, or does not agree that a payment is due, it shall, within twenty days after receipt of such demand and acknowledgment, notify in writing the shareholder, at the designated post office address, of its disagreement, and shall state in such notice the value it will agree to pay if any payment should be held to be due; otherwise it shall be liable for, and shall pay to the dissatisfied shareholder, the value demanded by him for his shares.

     E. In case of disagreement as to such fair cash value, or as to whether any payment is due, after compliance by the parties with the provisions of subsections C and D of this section, the dissatisfied shareholder, within sixty days after receipt of notice in writing of the corporation's disagreement, but not thereafter, may file suit against the corporation, or the merged or consolidated corporation, as the case may be, in the district court of the parish in which the corporation or the merged or consolidated corporation, as the case may be, has its registered office, praying the court to fix and decree the fair cash value of the dissatisfied shareholder's shares as of the day before such corporate action complained of was taken, and the court shall, on such evidence as may be adduced in relation thereto, determine summarily whether any payment is due, and, if so, such cash value, and render judgment accordingly. Any shareholder entitled to file such suit may, within such sixty-day period, but not thereafter, intervene as a plaintiff in such suit filed by another shareholder, and recover therein judgment against the corporation for the fair cash value of his shares. No order or decree shall be made by the court staying the proposed corporate action, and any such corporate action may be carried to completion notwithstanding any such suit. Failure of the shareholder to bring suit, or to intervene in such a suit, within sixty days after receipt of notice of disagreement by the corporation shall conclusively bind the shareholder (1) by the corporation's statement that no payment is due, or (2) if the corporation does not contend that no payment is due, to accept the value of his shares as fixed by the corporation in its notice of disagreement.

     F. When the fair value of the shares has been agreed upon between the shareholder and the corporation, or when the corporation has become liable for the value demanded by the shareholder because of failure to give notice of disagreement and of the value it will pay, or when the shareholder has become bound to accept the value the corporation agrees is due because of his failure to bring suit within sixty days after receipt of

                                     A-III-1
notice of the corporation's disagreement, the action of the shareholder to recover such value must be brought within five years from the date the value was agreed upon, or the liability of the corporation became fixed.

     G. If the corporation or the merged or consolidated corporation, as the case may be, shall, in its notice of disagreement, have offered to pay the dissatisfied shareholder on demand an amount in cash deemed by it to be the fair cash value of his shares, and if, on the institution of a suit by the dissatisfied shareholder claiming an amount in excess of the amount so offered, the corporation, or the merged or consolidated corporation, as the case may be, shall deposit in the registry of the court, there to remain until the final determination of the cause, the amount so offered, then, if the amount finally awarded such shareholder, exclusive of interest and costs, be more than the amount offered and deposited as aforesaid, the costs of the proceeding shall be taxed against the corporation, or the merged or consolidated corporation, as the case may be; otherwise the costs of the proceeding shall be taxed against such shareholder.

     H. Upon filing a demand for the value of his shares, the shareholder shall cease to have any of the rights of a shareholder except the rights accorded by this section. Such a demand may be withdrawn by the shareholder at any time before the corporation gives notice of disagreement, as provided in subsection D of this section. After such notice of disagreement is given, withdrawal of a notice of election shall require the written consent of the corporation. If a notice of election is withdrawn, or the proposed corporate action is abandoned or rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares, his share certificates shall be returned to him (and, on his request, new certificates shall be issued to him in exchange for the old ones endorsed to the corporation), and he shall be reinstated to all his rights as a shareholder as of the filing of his demand for value, including any intervening preemptive rights, and the right to payment of any intervening dividend or other distribution, or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

                                     A-III-2

                                                                        ANNEX IV

            FAIRNESS OPINION OF BROWN, BURKE, CAPITAL PARTNERS, INC.

                                                                          , 1998

Board of Directors
First Republic Bancshares, Inc.
1220 North 18th Street
2nd Floor
Monroe, LA 71201

Dear Members of the Board:

     You have asked us to advise you with respect to the fairness to the shareholders and convertible debt holders of First Republic Bancshares, Inc. (the Company), from a financial point of view, of the per share purchase price and terms (the "Per Share Purchase Price and Terms") provided for in the Agreement and Plan of Reorganization (the "Merger Agreement") dated December 9, 1997 between the Company and First United Bankshares, Inc. ("First United"). The Merger Agreement provides for a merger (the "Merger") of the Company and First United pursuant to which the common shareholders, the convertible debt holders and the holders of rights to receive certain shares of the Company will receive 800,000 First United common shares.

     In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to First United and the Company. We have also reviewed certain other information, including financial forecasts and budgets, provided to us by First United and the Company, and have discussed with the Company's management the business and prospects of the Company.

     We have also considered certain financial and stock market data of First United and the Company and we have compared that data with similar data for other publicly held bank holding companies and we have considered the financial terms of certain other comparable transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant. In connection with our review, we have not independently verified any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts and budgets, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of First United's and the Company's managements as to the future financial performance of First United and the Company. In addition, we have not made an independent evaluation or appraisal of the assets of First United or the Company and we have assumed that the aggregate allowances for loan losses for First United and the Company are adequate to cover such losses. We have solicited third party indications of interest in acquiring the Company and have considered the results of that solicitation in arriving at our opinion.

     It should be noted that this opinion is based on market conditions and other circumstances existing on the date hereof and this opinion does not represent our view as to what the value of the First United common stock necessarily will be when the First United common stock is issued to the stockholders and convertible debt holders of the Company upon consummation of the Merger.

     We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger.

     We agree to the inclusion of this opinion letter in the Proxy Statement/Prospectus relating to the Merger. The opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent.

                                     A-IV-1

     Based upon and subject to the foregoing, it is our opinion that as of the date hereof, the Per Share Purchase Price and Terms of the Merger are fair to the common shareholders and convertible debt holders from a financial point of view.

                                            Very truly yours,

                                            BROWN, BURKE CAPITAL PARTNERS, INC.

                                     A-IV-2

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Arkansas Business Corporation Act of 1987 (the "Act") codified at Ark. Code Ann. sec. 4-27-101 et. seq. and more specifically at Ark. Code Ann.
sec. 4-27-850 permits an Arkansas Corporation to indemnify directors, officers, employees and agents under some circumstances, and mandates indemnification under certain limited circumstances. The Act permits a corporation to indemnify a director, officer, employee, or agent for expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification against expenses incurred by a director, officer, employee or agent in connection with his defense of a proceeding against such person for actions in such capacity is mandatory to the extent that such person has been successful on the merits. If a director, officer, employee, or agent is determined to be liable to the corporation, indemnification for expenses is not allowable, subject to limited exceptions where a court deems the award of expenses appropriate. The Act grants express power to an Arkansas corporation to purchase liability insurance for its directors, officers, employees and agents, regardless of whether any such person is otherwise eligible for indemnification by the corporation. Advancement of expenses is permitted, but a person receiving such advances must repay those expenses if it is ultimately determined that he is not entitled to indemnifications.

     The Amended and Restated Articles of Incorporation and the Bylaws of First United provides that the directors, officers, employees and agents of First United shall be indemnified as set forth below.

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

     TWELFTH. The corporation may indemnify any person who was, or is, a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding to the fullest extent permitted by the Arkansas Business Corporation Act as it now exists or may hereafter be amended.

                                    BY-LAWS

     Article VII, Section 6. INDEMNIFICATION. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit, proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to any procedure specified in the Arkansas Business Corporation Act of the State of Arkansas, as amended and as the same may be amended hereafter, against all expenses, liabilities, and losses (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any lawful manner by such person. Such right of indemnification shall not be exclusive of any other right which such director or officer may have or hereafter acquire and, without limiting the generality of such statement, he shall be entitled to his rights of indemnification under any agreement, vote of stockholders, provisions of law, or otherwise, as well as his rights under this paragraph.

     The board of directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have power to indemnify such person.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

      EXHIBIT NO.
      -----------
          2                -- Agreement and Plan of Reorganization Between First United
                              Bancshares, Inc. and First Republic Bancshares, Inc. and
                              Plan of Merger attached as Exhibit A thereto, (included
                              as Annex I of Prospectus/Proxy Statement).
          3(a)             -- Articles of Incorporation of First United Bancshares,
                              Inc., as amended and restated.
          3(b)             -- Bylaws of First United Bancshares, Inc. (filed as Exhibit
                              3(b) of the Annual Report of First United Bancshares,
                              Inc. on Form 10-K for the year ended December 31, 1995)
                              incorporated herein by reference.
          5                -- Opinion of Mitchell, Williams, Selig, Gates & Woodyard,
                              P.L.L.C.
          8                -- Tax Opinion of Jones, Walker, Waechter, Poitevent,
                              Carrere & Denegre, L.L.P.
         21                -- Subsidiaries of First United Bancshares, Inc.
         23(a)             -- Consent of Arthur Andersen LLP
         23(b)             -- Consent of Frazer, Minchew, Robinson, Gardner and
                              Langston, CPAs
         23(c)             -- Consent of Brown, Burke, Capital Partners, Inc.
         23(d)             -- Consent of Mitchell, Williams, Selig, Gates & Woodyard,
                              P.L.L.C. (included in Exhibit 5)
         23(e)             -- Consent of Jones, Walker, Waechter, Poitevent, Carrere &
                              Denegre, L.L.P.
         24                -- Power of Attorney -- Signature Page of the Registration
                              Statement
         99(a)             -- First United Bancshares, Inc. Form of Proxy
         99(b)             -- First Republic Bancshares, Inc. Form of Proxy

ITEM 22. UNDERTAKINGS

     (1) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (2) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (3) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (5) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (6) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of El Dorado, State of Arkansas, on January 21, 1998.

                                            FIRST UNITED BANCSHARES, INC.

                                                   /s/ JAMES V. KELLEY
                                            ------------------------------------
                                                      James V. Kelley
                                               Chairman, President and Chief
                                                     Executive Officer

                                                    /s/ JOHN E. BURNS
                                            ------------------------------------
                                                       John E. Burns
                                              Vice President, Chief Financial
                                                          Officer
                                              and Principal Accounting Officer

     KNOW ALL MEN BY THESE PRESENTS: That the undersigned, a Director or Officer, or both, of First United Bancshares, Inc. (the "Corporation"), acting pursuant to authorization of the Board of Directors of the Corporation hereby appoints James V. Kelley and John E. Burns, attorney-in-fact and agents for me and in my name and on behalf, individually and as a Director or Officer, or both, of the Corporation to sign a Registration Statement on Form S-4 and any amendments (including post effective amendments) and supplements thereto, of the Corporation to be filed with the Securities and Exchange Commission pursuant to any applicable rule under the Securities Act of 1933, as amended (the "Act") with respect to the issue and sale of not more than 800,000 shares of common stock, par value $1.00 of the Corporation, said shares to be exchanged to the shareholders of First Republic Bancshares, Inc. with respect to the merger of First Republic Bancshares, Inc. with and into the Corporation, and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 21st day of January, 1998.

                      SIGNATURE                                            TITLE
                      ---------                                            -----

                 /s/ JAMES V. KELLEY                   Chief Executive Officer and Director
-----------------------------------------------------
                   James V. Kelley

                  /s/ JOHN E. BURNS                    Vice President, Chief Financial Officer and
-----------------------------------------------------    Principal Accounting Officer
                    John E. Burns

                 /s/ E. LARRY BURROW                   Director
-----------------------------------------------------
                   E. Larry Burrow

                                                       Director
-----------------------------------------------------
                 Claiborne P. Deming

                  /s/ TOMMY HILLMAN                    Director
-----------------------------------------------------
                    Tommy Hillman

                      SIGNATURE                                            TITLE
                      ---------                                            -----

                /s/ ROY E. LEDBETTER                   Director
-----------------------------------------------------
                  Roy E. Ledbetter

                /s/ MICHAEL F. MAHONY                  Director
-----------------------------------------------------
                  Michael F. Mahony

                /s/ RICHARD H. MASON                   Director
-----------------------------------------------------
                  Richard H. Mason

             /s/ GEORGE MIDDLEBROOK, III               Director
-----------------------------------------------------
               George Middlebrook, III

                 /s/ JACK W. MCNUTT                    Director
-----------------------------------------------------
                   Jack W. McNutt

                /s/ R. MADISON MURPHY                  Director
-----------------------------------------------------
                  R. Madison Murphy

                 /s/ ROBERT C. NOLAN                   Director
-----------------------------------------------------
                   Robert C. Nolan

                                                       Director
-----------------------------------------------------
                   Cal Partee, Jr.

                /s/ CAROLYN TENNYSON                   Director
-----------------------------------------------------
                  Carolyn Tennyson

              /s/ JOHN D. TRIMBLE, JR.                 Director
-----------------------------------------------------
                John D. Trimble, Jr.

    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 21, 1998
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    EXHIBITS

                                       TO

                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                            ------------------------

                         FIRST UNITED BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

================================================================================

                               INDEX TO EXHIBITS

      EXHIBIT NO.
      -----------
          2                -- Agreement and Plan of Reorganization Between First United
                              Bancshares, Inc. and First Republic Bancshares, Inc. and
                              Plan of Merger attached as Exhibit A thereto, (included
                              as Annex II of Prospectus/Proxy Statement).
          3(a)             -- Articles of Incorporation of First United Bancshares,
                              Inc., as amended and restated.
          3(b)             -- Bylaws of First United Bancshares, Inc. (filed as Exhibit
                              3(b) of the Annual Report of First United Bancshares,
                              Inc. on Form 10-K for the year ended December 31, 1995)
                              incorporated herein by reference.
          5                -- Opinion of Mitchell, Williams, Selig, Gates & Woodyard,
                              P.L.L.C.
          8                -- Tax Opinion of Jones, Walker, Waechter, Poitevent,
                              Carrere & Denegre, L.L.P.
         21                -- Subsidiaries of First United Bancshares, Inc.
         23(a)             -- Consent of Arthur Andersen LLP
         23(b)             -- Consent of Frazer, Minchew, Robinson, Gardner and
                              Langston, CPAs
         23(c)             -- Consent of Brown, Burke, Capital Partners, Inc.
         23(d)             -- Consent of Mitchell, Williams, Selig, Gates & Woodyard,
                              P.L.L.C. (included in Exhibit 5)
         23(e)             -- Consent of Jones, Walker, Waechter, Poitevent, Carrere &
                              Denegre, L.L.P.
         24                -- Power of Attorney -- Signature Page of the Registration
                              Statement
         99(a)             -- First United Bancshares, Inc. Form of Proxy
         99(b)             -- First Republic Bancshares, Inc. Form of Proxy